[EXECUTION COPY]


                               U.S. $345,000,000

                          SECOND AMENDED AND RESTATED
                               CREDIT AGREEMENT,

                           dated as of May 26, 2000,

                (amending and restating the Amended and Restated
                 Credit Agreement, dated as of July 20, 1998),

                                     among

                              FORMICA CORPORATION
                                FORMICA LIMITED
                          FORMICA HOLDCO (UK) LIMITED
                              FORMICA CANADA, INC.
                                  FORMICA S.A.
                             FORMICA ESPANOLA S.A.,
                               as the Borrowers,

                        VARIOUS FINANCIAL INSTITUTIONS,
                                as the Lenders,

                           DLJ CAPITAL FUNDING, INC.,
                   as the Syndication Agent for the Lenders,

                             BANKERS TRUST COMPANY,
                  as the Administrative Agent for the Lenders,

                                      and

                          CREDIT SUISSE FIRST BOSTON,
                  as the Documentation Agent for the Lenders.

                   -----------------------------------------

                                  ARRANGED BY:

                          DONALDSON, LUFKIN & JENRETTE
                             SECURITIES CORPORATION

                               TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----
                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

1.1.       Defined Terms.......................................................4
1.2.       Use of Defined Terms...............................................53
1.3.       Cross-References...................................................53
1.4.       Accounting and Financial Determinations............................53

                                   ARTICLE II
  COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,NOTES AND LETTERS OF CREDIT

2.1.       Commitments........................................................54
2.1.1.     Term Loans.........................................................55
2.1.2.     Revolving Loan Commitments and Swing Line Loan Commitment..........56
2.1.3.     Letter of Credit Commitment........................................59
2.1.4.     Lenders Not Permitted or Required to Make the Loans................60
2.1.5.     Issuer Not Permitted or Required to Issue Letters of Credit........61
2.2.       Optional Reduction of the Revolving Loan Commitment Amounts........61
2.3.       Borrowing Procedures and Funding Maintenance.......................62
2.3.1.     Term Loans and Revolving Loans.....................................62
2.3.2.     Swing Line Loans...................................................62
2.4.       Uncommitted Revolving Loans........................................64
2.4.1.     Uncommitted Revolving Loan Borrowing Request.......................64
2.4.2.     Invitation for Uncommitted Interest Quotes.........................65
2.4.3.     Submission and Contents of Uncommitted Interest Quotes.............65
2.4.4.     Uncommitted Revolving Loan Acceptance..............................67
2.5.       Committed Foreign Currency Revolving Loans; Spanish Term Loans.....68
2.6.       Continuation and Conversion Elections..............................70
2.6.1.     Converting Canadian Prime Rate Loans to, or Continuing Canadian BAs
           as, Canadian BAs...................................................71
2.6.2.     Converting Canadian BAs to Canadian Prime Rate Loans...............71
2.7.       Funding............................................................71
2.8.       Issuance Procedures................................................72
2.8.1.     Other Lenders' Participation.......................................73
2.8.2.     Disbursements; Conversion to Revolving Loans.......................73
2.8.3.     Reimbursement......................................................74
2.8.4.     Deemed Disbursements...............................................74
2.8.5.     Nature of Reimbursement Obligations................................75
2.8.6.     Deemed Issuance of Existing Letters of Credit......................76
2.9.       Register; Notes....................................................76


                                      i-
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2.10.      European Monetary Union............................................77
2.11.      Canadian BAs.......................................................78
2.11.1.    Funding of Canadian BAs............................................78
2.11.2.    Presigned Draft Forms..............................................78
2.11.3.    Special Provisions Relating to Acceptance Notes....................79

                                  ARTICLE III
                  REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.       Repayments and Prepayments; Application............................80
3.1.1.     Repayments and Prepayments.........................................80
3.1.2.     Application........................................................86
3.2.       Interest Provisions................................................87
3.2.1.     Rates..............................................................87
3.2.2.     Post-Maturity Rates................................................87
3.2.3.     Payment Dates......................................................88
3.3.       Fees...............................................................88
3.3.1.     Commitment Fee.....................................................88
3.3.2.     Administrative Agent Fee...........................................89
3.3.3.     Letter of Credit Fee...............................................89
3.3.4.     PSM Fee Letter.....................................................89

                                   ARTICLE IV
              CERTAIN LIBO RATE, CANADIAN BA AND OTHER PROVISIONS

4.1.       LIBO Rate Lending Unlawful.........................................90
4.2.       Deposits Unavailable; Circumstances Making Canadian BAs
           Unavailable........................................................90
4.3.       Increased Fixed Rate Loan Costs, etc...............................91
4.4.       Funding Losses.....................................................92
4.5.       Increased Capital Costs............................................92
4.6.       Taxes..............................................................93
4.7.       Payments, Computations, etc........................................95
4.8.       Sharing of Payments................................................96
4.9.       Setoff.............................................................96
4.10.      Mitigation.........................................................96
4.11.      Replacement of Lenders.............................................97

                                   ARTICLE V
                        CONDITIONS TO CREDIT EXTENSIONS

5.1.       [INTENTIONALLY OMITTED]............................................97
5.2.       All Credit Extensions..............................................97
5.2.1.     Compliance with Warranties, No Default, etc........................98
5.2.2.     Credit Extension Request...........................................98
5.3.       First Borrowing by Each Foreign Subsidiary.........................98

                                   ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

6.1.       Organization, etc..................................................99

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6.2.       Due Authorization, Non-Contravention, etc..........................99
6.3.       Government Approval, Regulation, etc..............................100
6.4.       Validity, etc.....................................................100
6.5.       Financial Information.............................................100
6.6.       No Material Adverse Change........................................100
6.7.       Litigation, Labor Controversies, etc..............................100
6.8.       Subsidiaries......................................................101
6.9.       Ownership of Properties...........................................101
6.10.      Taxes.............................................................101
6.11.      Pension and Welfare Plans.........................................101
6.12.      Environmental Warranties..........................................102
6.13.      Regulations U and X...............................................103
6.14.      Accuracy of Information...........................................103
6.15.      Solvency..........................................................103
6.16.      Status of Obligations as Senior Indebtedness, etc.................103

                                  ARTICLE VII
                                   COVENANTS

7.1.       Affirmative Covenants.............................................104
7.1.1.     Financial Information, Reports, Notices, etc......................104
7.1.2.     Compliance with Laws, etc.........................................106
7.1.3.     Maintenance of Properties.........................................106
7.1.4.     Insurance.........................................................107
7.1.5.     Books and Records.................................................107
7.1.6.     Environmental Covenant............................................107
7.1.7.     Future Subsidiaries...............................................108
7.1.8.     Future Leased Property and Future Acquisitions of Real Property;
           Future Acquisition of Other Property..............................109
7.1.9.     Use of Proceeds, etc..............................................110
7.1.10.    Hedging Obligations...............................................110
7.2.       Negative Covenants................................................110
7.2.1.     Business Activities...............................................111
7.2.2.     Indebtedness......................................................111
7.2.3.     Liens.............................................................113
7.2.4.     Financial Covenants...............................................115
7.2.5.     Investments.......................................................117
7.2.6.     Restricted Payments, etc..........................................119
7.2.7.     Capital Expenditures, etc.........................................121
7.2.8.     Consolidation, Merger, etc........................................122
7.2.9.     Asset Dispositions, etc...........................................123
7.2.10.    Modification of Certain Agreements................................124
7.2.11.    Transactions with Affiliates......................................124
7.2.12.    Negative Pledges, Restrictive Agreements, etc.....................125

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7.2.13.    Stock of Subsidiaries.............................................125
7.2.14.    Sale and Leaseback................................................125
7.2.15.    Designation of Senior Indebtedness................................126

                                  ARTICLE VIII
                               EVENTS OF DEFAULT

8.1.       Listing of Events of Default......................................126
8.1.1.     Non-Payment of Obligations........................................126
8.1.2.     Breach of Warranty................................................126
8.1.3.     Non-Performance of Certain Covenants and Obligations..............127
8.1.4.     Non-Performance of Other Covenants and Obligations................127
8.1.5.     Default on Other Indebtedness.....................................127
8.1.6.     Judgments.........................................................127
8.1.7.     Pension Plans.....................................................127
8.1.8.     Change in Control.................................................127
8.1.9.     Bankruptcy, Insolvency, etc.......................................127
8.1.10.    Impairment of Security, etc.......................................128
8.1.11.    Senior Subordinated Debt..........................................129
8.2.       Action if Bankruptcy, etc.........................................129
8.3.       Action if Other Event of Default..................................129

                                   ARTICLE IX
                                   THE AGENTS

9.1.       Actions...........................................................129
9.2.       Funding Reliance, etc.............................................130
9.3.       Exculpation.......................................................130
9.4.       Successor.........................................................131
9.5.       Credit Extensions by Each Agent and Issuer........................131
9.6.       Credit Decisions..................................................132
9.7.       Copies, etc.......................................................132
9.8.       The Syndication Agent, the Administrative Agent and the
           Documentation Agent...............................................132

                                   ARTICLE X
                               COMPANY GUARANTY

10.1.      Guaranty..........................................................132
10.2.      Acceleration of Obligations Hereunder.............................133
10.3.      Obligations Hereunder Absolute, etc...............................133
10.4.      Reinstatement, etc................................................134
10.5.      Waiver, etc.......................................................134
10.6.      Postponement of Subrogation.......................................135
10.7.      Successors, Transferees and Assigns; Transfers of Notes, etc......135

                                   ARTICLE XI
                           MISCELLANEOUS PROVISIONS

11.1.      Waivers, Amendments, etc..........................................135
11.2.      Notices...........................................................137

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11.3.      Payment of Costs and Expenses.....................................137
11.4.      Indemnification...................................................138
11.5.      Survival..........................................................139
11.6.      Severability......................................................140
11.7.      Headings..........................................................140
11.8.      Execution in Counterparts.........................................140
11.9.      Governing Law; Entire Agreement...................................140
11.10.     Successors and Assigns............................................140
11.11.     Sale and Transfer of Loans and Notes; Participations in
           Loans and Notes...................................................140
11.11.1.   Assignments.......................................................141
11.11.2.   Participations....................................................143
11.12.     Other Transactions................................................144
11.13.     Forum Selection and Consent to Jurisdiction.......................144
11.14.     Waiver of Jury Trial..............................................145
11.15.     Judgment Currency.................................................145
11.16.     Confidentiality...................................................146

SCHEDULE I    -   Disclosure Schedule
SCHEDULE II   -   Percentages and Administrative Information
SCHEDULE III  -   Illustrations Relating to Section 2.5(d)
SCHEDULE IV   -   Additional Cost Determination

EXHIBIT A-1   -   Form of Revolving Note
EXHIBIT A-2   -   Form of Term Note
EXHIBIT A-3   -   Form of Swing Line Note
EXHIBIT A-4   -   Form of Acceptance Note
EXHIBIT B-1   -   Form of Committed Loan Borrowing Request
EXHIBIT B-2   -   Form of Uncommitted Revolving Loan Borrowing Request
EXHIBIT B-3   -   Form of Issuance Request
EXHIBIT C     -   Form of Continuation/Conversion Notice
EXHIBIT D     -   Form of Amendment Effective Date Certificate
EXHIBIT E-1   -   Form of Compliance Certificate
EXHIBIT E-2   -   Form of U.S. Dollar Equivalent Certificate
EXHIBIT F     -   Form of Lender Assignment Agreement
EXHIBIT G-1   -   Form of Foreign Currency Revolving Loan Commitment Addendum
EXHIBIT G-2   -   Form of Term Loan Commitment Addendum
EXHIBIT G-3   -   Form of Uncommitted Revolving Borrowing Addendum
EXHIBIT G-4   -   Form of Invitation for Uncommitted Interest Quotes
EXHIBIT G-5   -   Form of Uncommitted Interest Quotes

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 26, 2000, is among Formica Corporation, a Delaware corporation (the "Company"), Formica Limited, a company incorporated under the laws of England and Wales (the "U.K. Revolver Borrower"), Formica Holdco (UK) Limited, a company incorporated under the laws of England and Wales (the "U.K. Term Borrower"), Formica Canada, Inc., a corporation organized and existing under the laws of Canada (the "Canadian Borrower"), Formica S.A., a societe anonyme organized and existing under the laws of the French Republic (the "French Revolver Borrower"), Formica Espanola S.A., a sociedad anonima organized and existing under the laws of the Kingdom of Spain (the "Spanish Revolver Borrower") and the other Foreign Borrowers that may become parties hereto (collectively with the Company, the U.K. Revolver Borrower, the U.K. Term Borrower, the Canadian Borrower, the French Revolver Borrower and the Spanish Revolver Borrower, the "Borrowers"), the various financial institutions as are or may become parties hereto (including the PSM Lenders (as defined in the Amendment Agreement referred to below) collectively, the "Lenders"), DLJ Capital Funding, Inc. ("DLJ"), as syndication agent (the "Syndication Agent") for the Lenders, Bankers Trust Company ("BTCo"), as administrative agent (the "Administrative Agent") for the Lenders, and Credit Suisse First Boston ("CSFB"), as documentation agent (the "Documentation Agent") for the Lenders (the Syndication Agent, the Administrative Agent and the Documentation Agent are sometimes referred to herein individually as an "Agent" and collectively as the "Agents").

                              W I T N E S S E T H:

     WHEREAS pursuant to the Credit Agreement, dated as of May 1, 1998 (the "Original Credit Agreement"), among the Company (as survivor of the merger with LMS II, Co.), each of the Foreign Borrowers named therein (together with the Company, the "Original Borrowers"), the various financial institutions party thereto (the "Original Lenders") and the Agents, the Original Lenders and the Issuers extended commitments to make credit extensions to the Original Borrowers on the terms and conditions set forth therein;

     WHEREAS pursuant to the Amended and Restated Credit Agreement, dated as of July 20, 1998 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Credit Agreement"), among the Borrowers, the various financial institutions party thereto (the "Existing Lenders") and the Agents, the Existing Lenders and the Issuers amended and restated the Original Credit Agreement as set forth therein;

     WHEREAS, DS Holding, Inc., a Delaware corporation ("DS Holding"), the various financial institutions as are parties thereto (collectively, the "PSM Lenders") and DLJ, as the lead arranger, sole book runner, administrative agent and syndication agent have heretofore entered into a Credit Agreement, dated as of March 30, 2000 (the "DS Holding Credit Agreement"), pursuant to which Loans (as defined in the DS Holding Credit Agreement) were made to DS Holding by the PSM Lenders for the purpose of, inter alia, acquiring 100% of the Capital Stock of Perstorp Surface Materials AB, a Swedish company, and its Subsidiaries and commitments were extended by the PSM Lenders to DS Holding for additional Loans (as defined in the DS Holding Credit Agreement);

     WHEREAS, DS Holding is the direct, wholly owned Subsidiary of FM DS Holding, Inc., a Delaware corporation ("FM DS Holding");

     WHEREAS, FM Holdings, Inc., a Delaware corporation ("FMH"), desires to contribute the Capital Stock of FM DS Holding to the Company (the
"Contribution");

     WHEREAS, the Company desires to cause DS Holding to merge with and into FM DS Holding (the "First Merger"), and thereafter cause the survivor of such merger to merge with and into the Company, with the Company being the surviving corporation of such merger (the "Second Merger", and, together with the First Merger, the "Mergers");

     WHEREAS, as a result of the Mergers, the Company will, by operation of law, become liable for all of the obligations of DS Holding under the DS Holding Credit Agreement and the other Loan Documents (as defined in the DS Holding Credit Agreement) relating thereto;

     WHEREAS, the Company, the PSM Lenders and DLJ desire to have such obligations, together with the rights and benefits of the PSM Lenders and DLJ under the DS Holding Credit Agreement and the related Loan Documents (as defined in the DS Holding Credit Agreement), incorporated into, and become subject to the conditions, covenants, events of default and other terms of, the Existing Credit Agreement, and that the Term-A Loans, Term-B Loans, Term-C Loans and Term-D Loans under the DS Holding Credit Agreement be combined into a single tranche of Term Loans under the Existing Credit Agreement (such Term Loans to be referred to as the "U.S. Term B Loans" under this Agreement);

     WHEREAS, the Borrowers have requested that the Existing Credit Agreement and the DS Holding Credit Agreement be amended and restated in their entirety as a single agreement to become effective and binding on the Borrowers, the Lenders (as defined in each of the Existing Credit Agreement and the DS Holding Credit Agreement), and the Agents (as so defined) pursuant to the terms of the Amendment Agreement dated as of the date hereof (the "Amendment Agreement") and this Agreement, and the Required Lenders under the Existing Credit Agreement and the Required Lenders under the DS Holding Credit Agreement have agreed (subject to the terms of the Amendment Agreement and this Agreement) to amend and restate the Existing Credit Agreement and the DS Holding Credit Agreement in their entirety to read as set forth in this Agreement;

     WHEREAS, Laminates Acquisition Co., a Delaware corporation ("Holdings"), owns all of the issued and outstanding Voting Stock of FMH, and FMH owns all of the issued and outstanding Capital Stock of the Company;

     WHEREAS, in addition to providing the terms and conditions governing the Term Loans, this Agreement provides (subject to the terms and conditions hereof, including Article V) for:

              (a) a Revolving Loan Commitment (to include availability for Revolving Loans, Swing Line Loans and Letters of Credit) pursuant to which (i) Borrowings of U.S. Revolving Loans will be made to the Company and (ii) Borrowings of Foreign Currency Revolving Loans will be made to the Foreign Revolver Borrowers, in each case from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, in a maximum aggregate principal amount (together with (x) the U.S. Dollar Equivalent of the Foreign Currency Letter of Credit Outstandings, (y) the U.S. Letter of Credit Outstandings and (z) all Swing Line Loans) not to exceed, subject to the terms and conditions hereof, the then existing Total Revolving Loan Commitment Amount;

              (b) a Letter of Credit Commitment pursuant to which the Issuers will issue (i) U.S. Letters of Credit for the account of the Company and its Subsidiaries and (ii) Foreign Currency Letters of Credit for the account of the Foreign Borrowers and their respective Subsidiaries, in each case from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, in a maximum aggregate Stated Amount at any one time outstanding (with Foreign Currency Letter of Credit Outstandings calculated at the U.S. Dollar Equivalent thereof) not to exceed, subject to the terms and conditions hereof, $100,000,000 (provided that the aggregate outstanding principal amount of (v) all U.S. Revolving Loans, (w) all Swing Line Loans, (x) the U.S. Dollar Equivalent of all Foreign Currency Revolving Loans, (y) the U.S. Letter of Credit Outstandings and (z) the U.S. Dollar Equivalent of the Foreign Currency Letter of Credit Outstandings shall not, subject to the terms and provisions hereof, at any time exceed the then existing Total Revolving Loan Commitment Amount); and

              (c) a Swing Line Loan Commitment pursuant to which Borrowings of Swing Line Loans (which shall be denominated solely in U.S. Dollars) will be made to the Company from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, in a maximum aggregate outstanding principal amount not to exceed $10,000,000 (provided that the aggregate outstanding principal amount of all such Swing Line Loans, together with (w) all U.S. Revolving Loans, (x) the U.S. Dollar Equivalent of all Foreign Currency Revolving Loans, (y) the U.S. Letter of Credit Outstandings and (z) the U.S. Dollar Equivalent of the Foreign Currency Letter of Credit Outstandings shall not, subject to the terms and provisions hereof, at any time exceed the then existing Total Revolving Loan Commitment Amount);

     WHEREAS, following the Amendment Effective Date, the Company desires to obtain a Spanish Term Loan Commitment, and whereas, for the convenience of the parties hereto, provisions with respect to such Commitment have been included herein in anticipation that such Commitment may be provided in the future;

     NOW, THEREFORE, the Existing Credit Agreement and the DS Holding Credit Agreement are hereby amended and restated to read in their entirety as a single agreement, as follows:


                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

     SECTION I.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Absolute Rate Auction" means a solicitation of Uncommitted Interest Quotes setting forth Uncommitted Absolute Interest Rates pursuant to Section 2.4.

     "Acceptance Note" is defined in clause (b) of Section 2.11.3.

     "Acquisition Transactions" means the transactions in which the Equity Investors, in part indirectly through Holdings, acquired all of the Capital Stock of FMH and the Purchased Foreign Subsidiaries, certain Subsidiaries of Holdings merged into FMH and certain of its Subsidiaries and the Capital Stock of the Purchased Foreign Subsidiaries was contributed, directly or indirectly, to the Company.

     "Additional Cost" means, with respect to any U.K. Loan, for any Interest Period, the cost as calculated by the Administrative Agent in accordance with
Schedule IV hereto imputed to each applicable Lender of compliance with the mandatory liquid assets requirements of the Bank of England and/or the Financial Services Authority during that Interest Period, expressed as a percentage.

     "Additional Loan Commitments" is defined in clause (h) of Section 2.1.2.

     "Additional Revolving Loan Commitments" is defined in clause (h) of
Section 2.1.2.

     "Additional U.S. Term Loan Commitments" is defined in clause (h) of
Section 2.1.2.

     "Additional U.S. Term Loans" means loans denominated in U.S. Dollars to be made to the Company pursuant to the Additional U.S. Term Loan Commitments in accordance with clause (h) of Section 2.1.2.

     "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor
Administrative Agent pursuant to Section 9.4.

     "Administrative Agent's Fee Letter" means the confidential fee letter entered into on May 1, 1998 between the Company and the Administrative Agent with respect to certain fees to be paid hereunder.

     "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any Plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (i) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

     "Affirmation and Consent" means the Affirmation and Consent to be executed and delivered by each Obligor (other than the Borrowers) pursuant to the Amendment Agreement, in the form of Annex II to the Amendment Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Agents" is defined in the preamble.

     "Agreement" means, on any date, the Existing Credit Agreement and the DS Holding Credit Agreement, as amended and restated by the Amendment Agreement and this agreement and as from time to time further amended, supplemented, amended and restated, or otherwise modified.

     "Alternate Base Rate" means, for any day and with respect to all Base Rate Loans, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as most recently publicly announced or established by the Administrative Agent in New York, New York, as its "prime rate." The prime rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Any change in the prime rate established or announced by the Administrative Agent shall take effect at the opening of business on the day of such establishment or announcement.

     "Amendment Agreement" is defined in the ninth recital.

     "Amendment Effective Date" means the date all conditions set forth in
Article III of the Amendment Agreement are satisfied.

     "Amendment Effective Date Certificate" means the certificate delivered by the Company pursuant to the Amendment Agreement, substantially in the form of Exhibit D hereto.

     "Annualized" means (i) with respect to the end of the first Fiscal Quarter of the Company ending after the Original Closing Date, the applicable amount for such Fiscal Quarter multiplied by four, (ii) with respect to the second Fiscal Quarter of the Company ending after the Original Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding Fiscal Quarter multiplied by two, and (iii) with respect to the third Fiscal Quarter of the Company ending after the Original Closing Date, the applicable amount for such Fiscal Quarter and the immediately preceding two Fiscal Quarters multiplied by one and one-third.

     "Applicable Canadian BA Stamping Fee" means, with respect to Canadian Loans maintained as Canadian BAs, the applicable percentage set forth under the column entitled "Applicable Canadian BA Stamping Fee" with respect thereto within the definition of Applicable Margin set forth below.

     "Applicable Commitment Fee" means, (i) for each day from the Original Closing Date through (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter ending after the Original Closing Date is delivered or required to be delivered by the Company to the Administrative Agent pursuant to clause (c) of Section 7.1.1, a fee which shall accrue at a rate of 1/2 of 1% per annum, and (ii) for each day thereafter, a fee which shall accrue at the applicable rate per annum set forth below under the column entitled "Applicable Commitment Fee", determined by reference to the applicable Leverage Ratio referred to below:

                                                      Applicable
             Leverage Ratio                         Commitment Fee
             --------------                         --------------
greater than or equal to 4.25:1                         0.500%

greater than or equal to 3.75:1                         0.375%
     and less than 4.25:1

greater than or equal to 3.0:1                          0.300%
     and less than 3.75:1

less than 3.0:1                                         0.250%

     The Leverage Ratio used to compute the Applicable Commitment Fee for any day referred to in clause (ii) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Company to the Administrative Agent on or prior to such day pursuant to clause (c) of Section
7.1.1. Changes in the Applicable Commitment Fee resulting from a change in the Leverage Ratio shall become effective on the first day following delivery by the Company to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Company shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Commitment Fee from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Company delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Commitment Fee set forth above. Notwithstanding the foregoing, the Company may, in its sole discretion, within ten Business Days following the end of any Fiscal Quarter, deliver to the Administrative Agent a written estimate (the "Leverage Ratio Estimate") setting forth the Company's good faith estimate of the Leverage Ratio (based on calculations contained in an estimated Compliance Certificate) that will be set forth in the next Compliance Certificate required to be delivered by the Company to the Administrative Agent pursuant to clause (c) of Section 7.1.1. In the event that the Leverage Ratio Estimate indicates that there would be a change in the Applicable Commitment Fee resulting from a change in the Leverage Ratio, such change will become effective on the first day following delivery of the Leverage Ratio Estimate. In the event that, once the next Compliance Certificate is delivered, the Leverage Ratio as set forth in such Compliance Certificate differs from that calculated in the Leverage Ratio Estimate delivered for the Fiscal Quarter with respect to which such Compliance Certificate has been delivered, and such difference results in an Applicable Commitment Fee which is greater than the Applicable Commitment Fee theretofore in effect, then (A) such greater Applicable Commitment Fee shall be deemed to be in effect for all purposes of this Agreement from the first day following the delivery of the Leverage Ratio Estimate and (B) if any Borrower shall have theretofore made any payment of Commitment Fees in respect of the period from the first day following the delivery of the Leverage Ratio Estimate to the actual date of delivery of the Compliance Certificate, then, on the next Quarterly Payment Date, such Borrower shall pay as a supplemental payment of Commitment Fees, an amount which equals the difference between the amount of Commitment Fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such Commitment Fees actually so paid.

     "Applicable Margin" means at all times during the applicable periods set forth below,

              (a) from the Original Closing Date through (but excluding) the date upon which the Compliance Certificate for the second full Fiscal Quarter ending after the Original Closing Date is delivered by the Company to the Administrative Agent pursuant to clause (c) of
     Section 7.1.1 of the Existing Credit Agreement, with respect to the unpaid principal amount of each (i) Swing Line Loan (which shall be borrowed and maintained only as a U.S. Dollar denominated Base Rate
     Loan) and each Committed Revolving Loan and Term Loan (other than U.S. Term B Loans and Additional U.S. Term Loans) maintained as a Base Rate Loan, 1.00% per annum, and (ii) Committed Revolving Loan and Term Loan (other than U.S. Term B Loans and Additional U.S. Term Loans) maintained as a LIBO Rate Loan, 2.25% per annum;

              (b) at all times after the date of delivery of the Compliance Certificate described in clause (a) above through but not including the Amendment Effective Date, with respect to the unpaid principal amount of each Swing Line Loan (which shall be borrowed and maintained only as a U.S. Dollar denominated Base Rate Loan) and each Committed Revolving Loan and Term Loan (other than U.S. Term B Loans and Additional U.S. Term Loans), the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of Base Rate Loans, or by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans", in the case of LIBO Rate Loans:

                Applicable Margin For Committed Revolving Loans,
                        Swing Line Loans and Term Loans


                                              Applicable         Applicable
                                            Margin For Base    Margin For LIBO
                 Leverage Ratio               Rate Loans         Rate Loans

     greater than or equal to 4.25:1             1.00%              2.25%

     greater than or equal to 3.75:1 and         0.75%              2.00%
          less than 4.25:1

     greater than or equal to 3.0:1 and          0.25%              1.50%
          less than 3:75:1

     less than 3.0:1                             0.00%             1.00%;

              (c) at all times from and after the Amendment Effective Date, with respect to the unpaid principal amount of each Swing Line Loan (which shall be borrowed and maintained only as a U.S. Dollar denominated Base Rate Loan) and each Committed Revolving Loan and Term Loan (other than U.S. Term B Loans and Additional U.S. Term Loans), the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of Base Rate Loans, or by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for LIBO Rate Loans", in the case of LIBO Rate Loans:

                Applicable Margin For Committed Revolving Loans,
                        Swing Line Loans and Term Loans

                                               Applicable        Applicable
                  Leverage Ratio            Margin For Base    Margin For LIBO
                                               Rate Loans        Rate Loans

     greater than or equal to 4.25:1             1.50%              2.75%

     greater than or equal to 3.75:1 and         1.25%              2.50%
          and less than 4.25:1

     greater than or equal to 3.0:1 and less     0.75%              2.00%
          and less than 3.75:1

     less than 3.0:1                             0.25%              1.50%;

              (d) at all times after the date of delivery of the Compliance Certificate described in clause (a) above through but not including the Amendment Effective Date, with respect to the unpaid principal amount of each Canadian Loan, the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of Base Rate Loans, or by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Canadian BA Stamping Fee", in the case of Canadian BAs:

                      Applicable Margin For Canadian Loans

                                                    Applicable       Applicable
                      Leverage Ratio             Margin For Base     Canadian BA
                                                    Rate Loans      Stamping Fee

         greater than or equal to 4.25:1              1.00%             2.25%

         greater than or equal to 3.75:1 and          0.75%             2.00%
             and less than 4.75:1

         greater than or equal to 3.0:1 and less      0.25%             1.50%
             and less than 4.25:1

         less than 3.0:1                              0.00%             1.00%.

              (e) at all times from and after the Amendment Effective Date, with respect to the unpaid principal amount of each Canadian Loan, the rate determined by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Margin for Base Rate Loans", in the case of Base Loans, or by reference to the applicable Leverage Ratio and at the applicable percentage per annum set forth below under the column entitled "Applicable Canadian BA Stamping Fee", in the case for Canadian BAs.

                      Applicable Margin For Canadian Loans

                                               Applicable            Applicable
                  Leverage Ratio            Margin For Base          Canadian BA
                                               Rate Loans           Stamping Fee

     greater than or equal to 4.25:1             1.50%                  2.75%

     greater than or equal to 3.75:1 and         1.25%                  2.50%
          and less than 4.25:1

     greater than or equal to 3.0:1 and less     0.75%                  2.00%
          and less than 3.75:1

     less than 3.0:1                             0.25%                 1.50%.


             (f) with respect to the unpaid principal amount of each U.S. Term B Loan maintained as (i) a Base Rate Loan, 2.25% per annum, and
     (ii) a LIBO Rate Loan, 3.50% per annum.

     The Leverage Ratio used to compute the Applicable Margin for Swing Line Loans, Committed Revolving Loans and Term Loans and the Applicable Canadian BA Stamping Fee for Canadian BAs for any day referred to in clauses (b), (c), (d) or (e) above shall be the Leverage Ratio set forth in the Compliance Certificate most recently delivered by the Company to the Administrative Agent on or prior to such day pursuant to clause (c) of Section 7.1.1 (or clause (c) of Section 7.1.1 of the Existing Credit Agreement). Changes in the Applicable Margin for Swing Line Loans, Committed Revolving Loans and Term Loans and the Applicable Canadian BA Stamping Fee for Canadian BAs resulting from a change in the Leverage Ratio shall become effective on the first day following delivery by the Company to the Administrative Agent of a new Compliance Certificate pursuant to clause (c) of Section 7.1.1. If the Company shall fail to deliver a Compliance Certificate within the number of days after the end of any Fiscal Quarter as required pursuant to clause (c) of Section 7.1.1 (without giving effect to any grace period), the Applicable Margin for Swing Line Loans, Committed Revolving Loans and Term Loans and the Applicable Canadian BA Stamping Fee for Canadian BAs from and including the first day after the date on which such Compliance Certificate was required to be delivered to but not including the date the Company delivers to the Administrative Agent a Compliance Certificate shall conclusively equal the highest Applicable Margin for Swing Line Loans, Committed Revolving Loans and Term Loans (other than U.S. Term B Loans and Additional U.S. Term Loans) and the Applicable Canadian BA Stamping Fee for Canadian BAs set forth above. Notwithstanding the foregoing, the Company may, in its sole discretion, within ten Business Days following the end of any Fiscal Quarter, deliver to the Administrative Agent a Leverage Ratio Estimate setting forth the Company's good faith estimate of the Leverage Ratio (based on calculations set forth in an estimated Compliance Certificate) that will be set forth in the next Compliance Certificate required to be delivered by the Company to the Administrative Agent pursuant to clause (c) of Section
7.1.1. In the event that the Leverage Ratio Estimate indicates that there would be a change in the Applicable Margin and the Applicable Canadian BA Stamping Fee resulting from a change in the Leverage Ratio, such change will become effective on the first day following delivery of the Leverage Ratio Estimate. In the event that, once the next Compliance Certificate is delivered, the Leverage Ratio as set forth in such Compliance Certificate differs from that calculated in the Leverage Ratio Estimate delivered for the Fiscal Quarter with respect to which such Compliance Certificate has been delivered, and such difference results in an Applicable Margin or Applicable Canadian BA Stamping Fee, as the case may be, which is greater than the Applicable Margin or Applicable Canadian BA Stamping Fee theretofore in effect, then (A) such greater Applicable Margin or Applicable Canadian BA Stamping Fee shall be deemed to be in effect for all purposes of this Agreement from the first day following the delivery of the Leverage Ratio Estimate and (B) if any Borrower shall have theretofore made any payment of interest in respect of Swing Line Loans, Committed Revolving Loans or Term Loans, or of Letter of Credit Fees pursuant to the first sentence of Section 3.3.3, in any such case in respect of the period from the first day following the delivery of the Leverage Ratio Estimate to the actual date of delivery of such Compliance Certificate, then, on the next Quarterly Payment Date, such Borrower shall pay as a supplemental payment of interest and/or Letter of Credit Fees, an amount which equals the difference between the amount of interest and Letter of Credit Fees that would otherwise have been paid based on such new Leverage Ratio and the amount of such interest and Letter of Credit Fees actually so paid.

     "Arranger" means Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation.

     "Assignee Lender" is defined in Section 11.11.1.

     "Assignor Lender" is defined in Section 11.11.1.

     "Assumed Indebtedness" means Indebtedness of a Person which is (i) in existence at the time such Person becomes a Restricted Subsidiary of the Company or (ii) assumed in connection with an Investment in or acquisition of such Person, and has not been incurred or created by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company.

     "Authorized Officer" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to the Amendment Agreement.

     "Base Financial Statements" is defined in Section 6.5.

     "Base Rate Loan" means a Committed Loan bearing interest at a fluctuating rate determined by reference to either the Alternate Base Rate or, in the case of Canadian Loans, the Canadian Prime Rate.

     "Borrowers" is defined in the preamble.

     "Borrowing" means, as the context may require, Loans of the same type and Tranche, made to the same Borrower and in the same Currency (and, in the case of Fixed Rate Loans, having the same Interest Period) made by the relevant Lenders on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.1 (in the case of Committed Loans) or Section 2.4 (in the case of Uncommitted Revolving Loans).

     "Borrowing Request" means (i) in the case of Committed Loans, a Committed Loan Borrowing Request and (ii) in the case of Uncommitted Revolving Loans, an Uncommitted Revolving Loan Borrowing Request.

     "British Pounds" means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

     "BTCo" is defined in the preamble.

     "Business Day" means any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York City and, (i) with respect to Borrowings of, Interest Periods with respect to, payments of principal and interest in respect of, and conversions of Base Rate Loans into, Fixed Rate Loans, on which dealings in the applicable Currency are carried on in the London interbank market and (ii) with respect to any Borrowings of, Interest Periods with respect to, and payments of principal and interest in respect of, Foreign Currency Loans or Reimbursement Obligations in respect of Foreign Currency Letters of Credit, on which banks are generally open for business in the principal financial center of the jurisdiction of such Foreign Currency.

     "Canadian BA" means a depository bill as defined in the Depository
Bills and Notes Act (Canada) in Canadian Dollars that is in the form of an order signed by the Canadian Borrower and accepted by a Lender pursuant to this Agreement or, for Lenders not participating in clearing services contemplated in that Act, a draft or bill of exchange in Canadian Dollars that is drawn by the Canadian Borrower and accepted by a Lender pursuant to this Agreement. Orders that become depository bills, drafts and bills of exchange are sometimes collectively referred to in this Agreement as "drafts." Canadian BAs shall have a term of 30, 60, 90 or 180 days, shall be issued and payable only in Canada and shall have a face amount of an integral multiple of Cdn $100,000. In addition,

          (a) to the extent the context shall require, each Acceptance Note shall be deemed to be a Canadian BA; and

          (b) references to outstanding principal amounts relating to Canadian BAs shall refer to the stated amount of unmatured Canadian BAs which have not been collateralized pursuant to, and in accordance with, the terms of clause (i) of Section 3.1.1.

     "Canadian BA Rate" means, for a particular term, the discount rate per annum, calculated on the basis of a year of 365 days or 366 days, as the case may be, equal to the average rate per annum for Canadian Dollar bankers' acceptances having such term that appears on the Reuters Screen CDOR Page (or any successor page) as of 11:00 a.m., Toronto time, on the first day of such term as determined by the Administrative Agent or, if such rate is not available at such time, the average discount rate for bankers acceptances (accepted by Canadian chartered banks agreed to by the Administrative Agent and the Canadian Borrower) having such term as calculated by the Administrative Agent in accordance with normal market practice on such day.

     "Canadian Borrower" is defined in the preamble.

     "Canadian Dollar" and "Cdn $" each mean the lawful currency of Canada.

     "Canadian Loan" means, as the context may require, a Committed Canadian Revolving Loan or Canadian Term Loan.

     "Canadian Prime Rate" means, on any date and relative to Canadian Loans, a fluctuating rate of interest per annum equal to the higher of

             (a) the rate of interest most recently established by the Administrative Agent at its Domestic Office as its prime rate for Canadian Dollar loans in Canada; and

             (b) the Canadian BA Rate most recently determined by the Administrative Agent for 30-days bankers' acceptances plus the lesser of (i) 3/4 of 1% and (ii) the Applicable Canadian BA Stamping Fee.

The Canadian Prime Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Canadian Loans maintained at the Canadian Prime Rate will take effect simultaneously with each change in the Canadian Prime Rate. The Administrative Agent will give notice promptly to the Canadian Borrower and the applicable Lenders of changes in the Canadian Prime Rate.

     "Canadian Revolving Loan Commitment" is defined in clause (e) of Section 2.1.2.

     "Canadian Revolving Loan Commitment Amount" means $5,000,000 (with Canadian Revolving Loans to be denominated in Canadian Dollars), as such amount may be modified pursuant to the terms hereof.

     "Canadian Term Loans" is defined in clause (c) of Section 2.1.1.

     "Capital Expenditures" means, for any period, the sum, without duplication, of (i) the aggregate amount of all expenditures of the Company and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (ii) the aggregate amount of the principal component of all Capitalized Lease Liabilities incurred during such period by the Company and its Restricted Subsidiaries; provided that Capital Expenditures shall not include (A) any such expenditures or any such principal component funded with (x) any Casualty Proceeds, as permitted under Section 3.1.1, or (y) any Net Disposition Proceeds of any Asset Sale permitted under clause (c) of Section 7.2.9 or any Asset Sale of obsolete or worn out equipment permitted under subclause (a)(i) of Section
7.2.9 or (B) any Investment made pursuant to Section 7.2.5 (other than pursuant to clause (d) thereof).

     "Capital Stock" means (i) in the case of a corporation, any and all capital or corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the nature of corporate or capital stock,
(iii) in the case of a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Capital Transactions" means the Senior Subordinated Bridge Note Issuance, the Holdings Equity Issuance and the FMH Preferred Stock Issuance.

     "Capitalized Lease Liabilities" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Cash Equivalent Investment" means, at any time:

             (a) any evidence of Indebtedness issued directly by the United States of America or any agency thereof or guaranteed by the United States of America or any agency thereof;

             (b) commercial paper, maturing not more than nine months from the date of issue, which is (i) rated at least A-l by S&P or P-l by Moody's and not issued by an Affiliate of any Obligor or (ii) issued by any Lender (or its holding company);

             (c) any time deposit, certificate of deposit or bankers' acceptance, maturing not more than one year after such time, maintained with or issued by either (i) a commercial banking institution (including U.S. branches of foreign banking institutions) that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000, or (ii) any Lender;

             (d) short-term tax-exempt securities rated not lower than MIG-1/1+ by either Moody's or S&P with provisions for liquidity or maturity accommodations of 183 days or less;

             (e) repurchase agreements which (i) are entered into with any entity referred to in clause (b) or (c) above or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or A3 or better by Moody's and maturing not more than one year after such time and (ii) are secured by a fully perfected security interest in securities of the type referred to in clause (a) above which have a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such counterparty entity with whom such repurchase agreement has been entered into;

             (f) any money market or similar fund not less than 95% of the assets of which are comprised of the items specified in clauses (a) through (e) above and as to which withdrawals are permitted at least every 90 days; or

             (g) in the case of any Subsidiary of the Company organized or having its principal place of business outside the United States, investments denominated in the Currency of the jurisdiction in which such Subsidiary is organized or has its principal place of business which are similar to the items specified in clauses (a) through (f) above.

     "Casualty Event" means the damage, destruction or condemnation, as the case may be, of any property of the Company or any of its Subsidiaries.

     "Casualty Proceeds" means, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by the Company or any of its Subsidiaries in connection therewith, but excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a Lien on the property which is the subject of such Casualty Event which Lien is
(i) permitted by Section 7.2.3 and (ii) is prior to the Liens of the Lenders, if any, on such property.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.


                                      -16

     "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System List.

     "Change in Control" means, at any time after the Closing Date, (i) the failure of Holdings to own, free and clear of all Liens and encumbrances (other than Liens of the type permitted to exist under clauses (b), (d) and (g) of
Section 7.2.3), all right, title and interest in 100% of the Voting Stock of FMH; (ii) the failure of FMH to own, free and clear of all Liens and encumbrances (other than Liens of the type permitted to exist under clauses
(b), (d) and (g) of Section 7.2.3), all right, title and interest in 100% of the Capital Stock of the Company (other than directors' qualifying shares);
(iii) the failure of the Equity Investors to own at least 51% (on a fully diluted basis) of the economic and voting interest in the Voting Stock of Holdings; or (iv) the failure of the Equity Investors and their Affiliates to have the right to designate or nominate, directly or indirectly, no less than 51% of the Directors of Holdings, FMH and the Company; provided that (a) no Change of Control shall result from a holding company owning 100% of the Voting Stock of Holdings so long as (x) such holding company shall have entered into an agreement with the Administrative Agent for the benefit of the Secured Parties substantially similar to the Holdings Guaranty and Pledge Agreement whereby such holding company guarantees the Obligations and pledges the Voting Stock of Holdings to secure the Obligations and (y) neither of the conditions set forth in clauses (iii) or (iv) above shall exist with respect to such holding company (deeming, for purposes of this clause (y), all references to Holdings in such clauses (iii) and (iv) and elsewhere in this Agreement (including the definition of Net Equity Proceeds) other than Article V to be references to such holding company) and (b) this proviso shall apply to any such holding company as if references to Holdings in clause (a) of this proviso were references to such holding company.

     "Charter Document" means, relative to any Obligor, its certificate of incorporation (or similar charter document), its by-laws and all shareholder agreements, voting trusts and similar arrangements to which such Obligor is a party applicable to any of its authorized shares of Capital Stock.

     "Closing Date" means July 20, 1998, the date all conditions set forth in
Section 5.1 of the Existing Credit Agreement were satisfied.

     "Closing Date Certificate" means the certificate delivered pursuant to
Section 5.1.2 of the Existing Credit Agreement.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commitment" means, as the context may require, (i) a Lender's Spanish Term Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment or (ii) the Swing Line Lender's Swing Line Loan Commitment.

     "Commitment Amount" means, as the context may require, a Spanish Term Loan Commitment Amount, a Revolving Loan Commitment Amount, a Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount.

     "Commitment Letter" means the commitment letter, dated April 25, 1998, among the Institutional Investors, the Arranger and the Syndication Agent, including all annexes and exhibits thereto.

     "Commitment Termination Date" means, as the context may require, the Revolving Loan Commitment Termination Date or the Spanish Term Loan Commitment Termination Date.

     "Commitment Termination Event" means, with respect to any Commitment,
(i) the occurrence of any Event of Default described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than Restricted Subsidiaries that are Immaterial Subsidiaries), or (ii) the occurrence and continuance of any other Event of Default and either (x) the declaration of the Loans or other Obligations to be due and payable pursuant to Section 8.3, or
(y) in the absence of such declaration, the giving of notice to the Company by the Administrative Agent, acting at the direction of the Required Lenders, that the Commitments have been terminated.

     "Committed Borrowing" means a Borrowing comprised of Committed Loans.

     "Committed Canadian Revolving Loans" is defined in clause (e) of Section 2.1.2.

     "Committed Foreign Currency Loan" means a Committed Foreign Currency Revolving Loan or a Foreign Currency Term Loan.

     "Committed Foreign Currency Revolving Loan" means a Committed Canadian Revolving Loan, a Committed French Revolving Loan, a Committed Spanish Revolving Loan, a Committed U.K. Revolving Loan or any other Loan made pursuant to a Foreign Currency Revolving Loan Commitment.

     "Committed French Revolving Loans" is defined in clause (d) of Section
2.1.2.

     "Committed Loan" means a Term Loan, a Committed Revolving Loan or a Swing Line Loan.

     "Committed Loan Borrowing Request" means a loan request and certificate executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B-1.

     "Committed Revolving Loan" means a Committed Foreign Currency Revolving Loan or a U.S. Revolving Loan.

     "Committed Spanish Revolving Loans" is defined in clause (c) of Section 2.1.2.

     "Committed U.K. Revolving Loans" is defined in clause (b) of Section
2.1.2.

     "Company" is defined in the preamble.

     "Company Intercompany Loan" means the intercompany loan made by the Company to FMH, evidenced by the Company Intercompany Note.

     "Company Intercompany Note" means the promissory note issued by FMH to the Company on the Original Closing Date.

     "Company Pledge Agreement" means the Pledge Agreement, dated as of May 1, 1998, executed and delivered by an Authorized Officer of the Company pursuant to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Company Security Agreement" means the Security Agreement, dated as of May 1, 1998, executed and delivered by an Authorized Officer of the Company pursuant to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Compliance Certificate" means a certificate duly completed and executed by the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial Authorized Officer of the Company, substantially in the form of Exhibit E-1 hereto.

     "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

     "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit C hereto.

     "Contribution" is defined in the fifth recital.

     "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(b) or 414(c) of the Code, or for purposes of Section 412 of the Code, Section 414(m) or Section 414(o) of the Code.

     "Cost Savings Program" means the cost savings programs described under the heading "Cost Savings" in the Information Memorandum, consisting of the Phase I Cost Savings (as defined in the Information Memorandum) and the Phase II Cost Savings (as so defined).

     "Credit Extension" means, as the context may require, (i) the making of a Loan by a Lender or (ii) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any previously issued Letter of Credit, by an Issuer. A continuation or conversion of a Canadian BA as set forth in Sections
2.6.1 and 2.6.2 shall not constitute a Credit Extension.

     "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

     "CSFB" is defined in the preamble.

     "Currency" means, as the context may require, U.S. Dollars or any Foreign Currency.

     "Current Assets" means, on any date, without duplication, all assets which, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date as current assets (excluding, however, amounts due and to become due from Affiliates of the Company which have arisen from transactions which are other than arm's-length and in the ordinary course of its business).

     "Current Liabilities" means, on any date, without duplication, all amounts which, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries at such date, excluding current maturities of Debt.

     "CVC Entities" means CVC European Equity Partners, L.P., CVC European Equity Partners (Jersey) L.P. and MMI Products, L.L.C.

     "Debt" means, without duplication, the outstanding principal amount of all Indebtedness of the Company and its Restricted Subsidiaries that (i) is of the type referred to in clause (a) or (c) of the definition of "Indebtedness", (ii) is of the type referred to in clause (b) of the definition of "Indebtedness" (exclusive, however, of any such Indebtedness in respect of (x) undrawn commercial letters of credit supporting Debt of the type described in clause
(i) above and undrawn trade letters of credit and (y) undrawn letters of credit in respect of workers' compensation, insurance, performance and surety bonds and similar obligations, in each case incurred in the ordinary course of business) and (iii) any Contingent Liability in respect of any of the foregoing types of Indebtedness.

     "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would, unless cured or waived, constitute an Event of Default.

     "Disbursement" is defined in Section 2.8.2.

     "Disbursement Date" is defined in Section 2.8.2.

     "Disbursement Due Date" is defined in Section 2.8.2.

     "Disclosure Schedule" means the Disclosure Schedule attached as
Schedule I hereto, as it may be amended, supplemented or otherwise modified from time to time by the Company with the written consent of the Required Lenders.

     "DLJ" is defined in the preamble.

     "DLJMB Entities" means DLJ Merchant Banking Partners II, L.P., DLJ Offshore Partners II, C.V., DLJ Diversified Partners, L.P., DLJMB Funding II, Inc., DLJ EAB Partners, L.P., UK Investment Plan 1997 Partners, DLJ Diversified Partners-A, L.P., DLJ ESC II, L.P., DLJ First ESC, L.P., DLJ Millennium Partners, L.P., DLJ Millennium Partners-A, L.P. and DLJ Merchant Banking Partners II-A, L.P.

     "Documentation Agent" is defined in the preamble.

     "Domestic Office" means, relative to any Lender, the office of such Lender designated as such Lender's "Domestic Office" on Schedule II hereto or in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) as may be designated from time to time by notice from such Lender, as the case may be, to the Administrative Agent.

     "DS Holding" is defined in the third recital.

     "DS Holding Credit Agreement" is defined in the third recital.

     "DS Holding Credit Agreement Closing Date" means March 30, 2000.

     "EBITDA" means, for any applicable period, subject to clause (b) of
Section 1.4, the sum (without duplication) for the Company and its Restricted Subsidiaries on a consolidated basis of

             (a)  Net Income,

plus

             (b) the amount deducted in determining Net Income representing amounts paid or to be paid by the Company and its Restricted Subsidiaries with respect to (i) the Cost Savings Program to the extent the aggregate amount added to Net Income pursuant to this clause (b)(i) does not exceed, in the case of Phase I Cost Savings (as defined in the Information Memorandum), $19,800,000 in the aggregate over the term of this Agreement, and, in the case of Phase II Cost Savings (as defined in the Information Memorandum), $6,200,000 in the aggregate over the term of this Agreement, and (ii) the Formica 2000 Restructuring Program to the extent the aggregate amount added to Net Income pursuant to this clause (b)(ii) does not exceed $3,800,000 in the aggregate over the term of this Agreement, plus

             (c) the amount deducted in determining Net Income representing non-cash charges or expenses, including depreciation and amortization (excluding any non-cash charges representing an accrual of or reserve for cash charges to be paid within the next twenty-four months), plus

             (d) the amount deducted in determining Net Income representing income taxes (whether paid or deferred),

plus

             (e) the amount deducted in determining Net Income representing Interest Expense and Transaction Payments,

plus

             (f) the amount deducted in determining Net Income representing any net loss realized in connection with any sale, lease, conveyance or other disposition of any asset (other than in the ordinary course of business or from the Company or any of its Restricted Subsidiaries to the Company or any of its Restricted Subsidiaries) or any extraordinary or non-recurring loss, plus

             (g) for any period ending on or about any of the dates set forth in the definition of Pro Forma Cost Savings, the amount set forth in such definition of Pro Forma Cost Savings opposite such date, minus

             (h) Restricted Payments of the type referred to in clause (c)(i) of Section 7.2.6 made during such period;

provided, however, that, for any such period that includes the Fiscal Quarter or Fiscal Quarters ending on or about September 30, 1999, December 31, 1999 and/or March 31, 2000, EBITDA attributable to the PSM Business shall be deemed to be $4,750,000 in respect of each such Fiscal Quarter.

     "EMU" is defined in Section 2.10.

     "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules and regulations (including consent decrees and administrative orders) relating to the protection of the environment or the effect of the environment on human health or safety.

     "Equity Investors" means the Institutional Investors and the Management Investors.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euro" is defined in Section 2.10.

     "Event of Default" is defined in Section 8.1.

     "Excess Cash Flow" means, for any applicable period, the excess (if any), of


             (a)  EBITDA for such applicable period;

over

             (b)  the sum, without duplication (for such applicable period) of

                      (i) the cash portion of Interest Expense for such applicable period;

     plus

                      (ii) scheduled payments and mandatory prepayments,
             to the extent actually made, of the principal amount of the Term Loans or any other funded Debt (including Capitalized Lease Liabilities), and mandatory prepayments of the principal amount of the Revolving Loans pursuant to clause
             (g) of Section 3.1.1 in connection with a permanent reduction of any Revolving Loan Commitment Amount, in each case for such applicable period;

     plus

                      (iii) all federal, state and foreign income taxes
             actually (without duplication) paid or payable in cash by the Company and its Subsidiaries for such applicable period;

     plus

                      (iv) Capital Expenditures actually made during such
             applicable period pursuant to clause (a) of Section 7.2.7 (excluding Capital Expenditures constituting Capitalized Lease Liabilities and by way of the incurrence of Indebtedness permitted pursuant to clause (c) of Section
             7.2.2 to a vendor of any assets permitted to be acquired pursuant to Section 7.2.7 to finance the acquisition of such assets);

     plus

                      (v) the amount of the net increase (if any) of
             Current Assets, other than cash and Cash Equivalent
             Investments, over Current Liabilities of the Company and its Subsidiaries for such applicable period;

     plus

                      (vi) Investments permitted and actually made, in
             cash, pursuant to clause (k) of Section 7.2.5 during such applicable period;

     plus

                      (vii) Restricted Payments of the type described in
             clauses (c)(ii) and (c)(iii) of Section 7.2.6 made during such period;

     plus

                      (viii) gains on sales of assets (other than sales permitted under clause (a) of Section 7.2.9);

     lus

                      (ix) all amounts paid in cash by the Company and its
             Restricted Subsidiaries in such period with respect to the Cost Savings Program or the Formica 2000 Restructuring Program to the extent such amounts were added to Net Income in determining EBITDA pursuant to clause (b) of the definition of "EBITDA".

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Equivalent" means, on any date of determination, with (a) respect to any Foreign Currency, the equivalent amount in U.S. Dollars of such Foreign Currency, and (b) with respect to U.S. Dollars, the equivalent amount in the applicable Foreign Currency of U.S. Dollars, in each case as determined by reference to the New York foreign exchange selling rates, as determined by the Administrative Agent (in accordance with its standard practices).

     "Existing Credit Agreement" is defined in the second recital.

     "Existing Lenders" is defined in the second recital.

     "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

     "Fee Letter" means the confidential fee letter, dated as of April 25, 1998, among the Institutional Investors, the Arranger and the Syndication Agent.

     "Fiscal Quarter" means any fiscal quarter of a Fiscal Year.

     "Fiscal Year" means any twelve-month period ending on December 31 of any calendar year.

     "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of

             (a)  EBITDA for all such Fiscal Quarters
to

             (b)  the sum (without duplication) of

                      (i) Capital Expenditures actually made during all
             such Fiscal Quarters pursuant to clause (a) of Section 7.2.7 (excluding (x) Capital Expenditures constituting Capitalized Lease Liabilities and (y) the principal component of any funded Debt incurred pursuant to clause (c) of Section 7.2.2 to finance such Capital Expenditures); provided that (i) for any such period that includes the Fiscal Quarter or Fiscal Quarters ending on or about September 30, 1999, December 31, 1999 and/or March 31, 2000, the amount of Capital Expenditures actually made by PSM and its Subsidiaries shall be deemed to be $2,500,000 in respect of each such Fiscal Quarter and (ii) for any such period ending on or about December 31, 1999, March 31, 2000, June 30, 2000 and
             September 30, 2000, $6,200,000 shall be deducted for the purposes of this clause (i) from the amount of Capital Expenditures actually made by the Company and its Subsidiaries during such period;


                                      -25
     plus
                      (ii) the cash portion of Interest Expense for all
             such Fiscal Quarters; provided that for the first three Fiscal Quarters ending after the Original Closing Date, Interest Expense shall be determined on an Annualized basis;

     plus

                      (iii) all scheduled payments of principal of the
             Term Loans and other funded Debt (including the principal portion of any Capitalized Lease Liabilities and any funded Debt of the type described in clause (i)(y) above) during all such Fiscal Quarters; provided that for the first three Fiscal Quarters ending after the Original Closing Date, such payments shall be determined on an Annualized basis;

     plus

                      (iv) Restricted Payments permitted pursuant to
             clause (d) of Section 7.2.6 made during such period (other than any such Restricted Payments made to pay (A) taxes paid or payable in cash on account of the transfer, sale or liquidation of Perstorp Surface Materials (UK) Ltd. (provided such taxes do not exceed $3,000,000 in the aggregate over the term of this Agreement) and (B) taxes that are required to be reimbursed by the PSM Seller pursuant to the PSM Acquisition Agreement to the extent the PSM Seller is not reasonably denying its liability with respect thereto);

     plus

                      (v) all federal, state and foreign income taxes
             actually (without duplication) paid or payable in cash by the Company and its Restricted Subsidiaries and Restricted Payments made by the Company pursuant to clause (c)(ii) of
             Section 7.2.6 during such period (other than (A) taxes paid or payable in cash by the Company and its Restricted Subsidiaries on account of the transfer, sale or liquidation of Perstorp Surface Materials (UK) Ltd. (provided such taxes do not exceed $3,000,000 in the aggregate over the term of this Agreement) and (B) taxes that are required to be reimbursed by the PSM Seller pursuant to the PSM Acquisition Agreement to the extent the PSM Seller is not reasonably denying its liability with respect thereto).


                                      -26

     "Fixed Rate Loan" means a LIBO Rate Loan or a Canadian BA.

     "FMH" is defined in the fifth recital.

     "FMH Guaranty and Pledge Agreement" means the Guaranty and Pledge Agreement, dated as of May 1, 1998, executed and delivered by an Authorized Officer of FMH pursuant to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "FMH Intercompany Loan" means the intercompany loan made by FMH to Holdings, and evidenced by the FMH Intercompany Note.

     "FMH Intercompany Note" means the promissory note issued by Holdings to FMH on the Original Closing Date.

     "FMH Preferred Stock" means the preferred stock of FMH.

     "FMH Preferred Stock Issuance" means (i) the issuance on the Original Closing Date by FMH to the Equity Investors of FMH Preferred Stock for cash proceeds of approximately $50,000,000 and (ii) the issuance on the DS Holding Credit Agreement Closing Date to certain of the Equity Investors of FMH Preferred Stock for cash proceeds of approximately $29,196,897.

     "Foreign Borrowers" means, collectively, the Foreign Term Borrowers and the Foreign Revolver Borrowers.

     "Foreign Currency" means, as applicable, Canadian Dollars, French Francs, Spanish Pesetas, British Pounds or any other currency other than U.S. Dollars which is convertible into U.S. Dollars without restrictions and in which the Administrative Agent is not prohibited from transacting.

     "Foreign Currency Equivalent" means the Exchange Equivalent in the applicable Foreign Currency of any amount of U.S. Dollars.

     "Foreign Currency Issuer" means any Lender as may be designated by the Company (and consented to by the Agents and such Lender, such consent by the Agents not to be unreasonably withheld) in its capacity as issuer of Foreign Currency Letters of Credit; provided that such Lender shall undertake to perform certain administrative functions (including, without limitation, the calculation of relevant fees and the forwarding of notices) in connection with the issuance of Foreign Currency Letters of Credit as considered necessary by the Administrative Agent.


                                      -27

     "Foreign Currency Letter of Credit" means a Letter of Credit denominated in a Foreign Currency.

     "Foreign Currency Letter of Credit Commitment" means a Letter of Credit Commitment in respect of Foreign Currency Letters of Credit.

     "Foreign Currency Letter of Credit Commitment Amount" means, on any date in respect of any Foreign Borrower, the aggregate amount of the Commitments of all applicable Issuers to issue Foreign Currency Letters of Credit to such Foreign Borrower denominated in a Foreign Currency; provided that the Foreign Currency Letter of Credit Commitment Amount in respect of each Foreign Borrower shall not exceed the then applicable Foreign Currency Revolving Loan Commitment Amount for such Borrower, as such amount may be reduced pursuant to Section 2.2 or increased pursuant to Section 2.5.

     "Foreign Currency Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

             (a the then aggregate outstanding amount which is undrawn and available under all issued and outstanding Foreign Currency Letters of Credit,

     plus

             (b the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of Foreign Currency Letters of Credit.

     "Foreign Currency Loan" means, as the context may require, a Foreign Currency Revolving Loan or a Foreign Currency Term Loan.

     "Foreign Currency Revolving Loan" means, as the context may require, a Committed Foreign Currency Revolving Loan or an Uncommitted Revolving Loan.

     "Foreign Currency Revolving Loan Commitment" means, as the context may require, a Lender's U.K. Revolving Loan Commitment, Spanish Revolving Loan Commitment, French Revolving Loan Commitment, Canadian Revolving Loan Commitment or any other commitment of a Lender to make Committed Foreign Currency Revolving Loans to a Foreign Borrower pursuant to Section 2.5 hereof.

     "Foreign Currency Revolving Loan Commitment Addendum" means an addendum to this Agreement among one or more Lenders, the Company and a Foreign Borrower, substantially in the form of Exhibit G-1 hereto, setting forth, among other things, the commitment of such Lender or Lenders to make, and the obligation of such Foreign Borrower to repay, Committed Foreign Currency Revolving Loans, and, in certain cases, issue and/or participate in Foreign Currency Letters of Credit, in accordance with this Agreement.

     "Foreign Currency Revolving Loan Commitment Amount" means, as the context may require, the U.K. Revolving Loan Commitment Amount, the Spanish Revolving Loan Commitment Amount, the French Revolving Loan Commitment Amount, the Canadian Revolving Loan Commitment Amount or, with respect to any other Foreign Currency Revolving Loan Commitment, the amount (expressed in U.S. Dollars) set forth as the committed amount for such Commitment in the Foreign Currency Revolving Loan Commitment Addendum with respect to such Foreign Currency Revolving Loan Commitment.

     "Foreign Currency Revolving Loan Limit" means $90,000,000.

     "Foreign Currency Term Loan" means, as the context may require, a Canadian Term Loan, a U.K. Term Loan or a Spanish Term Loan.

     "Foreign Revolver Borrowers" means, collectively, the U.K. Revolver Borrower, the Spanish Revolver Borrower, the French Revolver Borrower, the Canadian Borrower and any other Non-U.S. Subsidiary of the Company that shall have satisfied all of the conditions set forth in Section 5.3.

     "Foreign Subsidiary Pledge Supplement" means any supplement to a Pledge Agreement in respect of Subsidiaries of the Company incorporated outside of the United States of America, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented, amended and restated or otherwise modified from time to time.

     "Foreign Term Borrowers" means, collectively, the Canadian Borrower, the U.K. Term Borrower and the Spanish Term Borrower.

     "Formica Business" is defined in Section 7.2.1.

     "Formica International" means Formica International Corporation, a New Jersey corporation.

     "Formica 2000 Restructuring Program" means the restructuring in calendar year 2000 of the Company's operations in North America, as described under the heading "Formica Restructuring" in the Memorandum dated May 1, 2000, from DLJ to the Existing Lenders.

     "Fountainhead Acquisition" means the purchase by Holdings from International Paper Company and its Subsidiaries ("International Paper") of all of the assets exclusively relating to International Paper's Fountainhead solid surfacing operations, such purchase to be on terms reasonably satisfactory to the Agents.

     "French Francs" means the lawful currency of the French Republic.

     "French Revolver Borrower" is defined in the preamble.

     "French Revolving Loan Commitment" is defined in clause (d) of Section
2.1.2.

     "French Revolving Loan Commitment Amount" means $5,000,000 (with French Revolving Loans to be denominated in French Francs), as such amount may be modified pursuant to the terms hereof.

     "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

     "GAAP" is defined in Section 1.4.

     "Hazardous Material" means (i) any "hazardous substance", as defined by CERCLA, (ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended, (iii) any petroleum product, or (iv) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Environmental Law.

     "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under interest rate or currency swap agreements, interest or currency exchange rate cap agreements and interest or currency exchange rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices.

     "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

     "Holdings" is defined in the tenth recital.

     "Holdings Equity Issuance" means (i) the issuance on the Original Closing Date by Holdings to the Equity Investors of common stock and preferred stock of Holdings (and warrants to purchase common stock and/or preferred stock of Holdings) for cash proceeds of approximately $85,000,000 and (ii) the issuance on the DS Holding Credit Agreement Closing Date to certain of the Equity Investors of common stock and preferred stock of Holdings (and warrants to purchase common stock and/or preferred stock of Holdings) for cash proceeds of approximately $50,860,375.

     "Holdings Guaranty and Pledge Agreement" means the Guaranty and Pledge Agreement, dated as of May 1, 1998, executed and delivered by an Authorized Officer of Holdings pursuant to the Original Credit Agreement, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Immaterial Subsidiary" means each Subsidiary of the Company that (a) accounted for no more than 1% of the consolidated gross revenues of the Company and its Subsidiaries for the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1(a) or 7.1.1(b), financial statements have been, or are required to have been, delivered by the Company on or before the date as of which any such determination is made, as reflected in such financial statements; and (b) has assets which represent no more than 1% of the consolidated gross assets of the Company and its Subsidiaries as of the last day of the most recently completed Fiscal Quarter with respect to which, pursuant to Section 7.1.1(a) or 7.1.1(b), financial statements have been, or are required to have been, delivered by the Company on or before the date as of which any such determination is made, as reflected in such financial statements.

     "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or certification (i) which is of a "going concern" or similar nature, (ii) which relates to the limited scope of examination of matters relevant to such financial statement (except, in the case of matters relating to any acquired business or assets, in respect of the period prior to the acquisition by such Obligor of such business or assets), or (iii) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Company to be in default of any of its obligations under Section 7.2.4.

     "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

     "Indebtedness" of any Person means, without duplication:

             (a all obligations of such Person for borrowed money or for the deferred purchase price of property or services (exclusive of deferred purchase price arrangements in the nature of open or other accounts payable owed to suppliers on normal terms in connection with the purchase of goods and services in the ordinary course of business) and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (exclusive of obligations of Perstorp do Brasil Industria e Comercio Ltda. payable to Metalurgica Albras Ltda. in an amount not exceeding $2,700,000 in respect of the acquisition of Albra Papeis Decorativos S/A;

             (b all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

             (c   all Capitalized Lease Liabilities;

             (d   net liabilities of such Person under all Hedging Obligations;

             (e   whether or not so included as liabilities in accordance
     with GAAP, all Indebtedness of the types referred to in clauses (a) through (d) above (excluding prepaid interest thereon) secured by a Lien (other than a Lien on the Capital Stock of an Unrestricted Subsidiary) on property owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that, to the extent such Indebtedness is limited in recourse to the assets securing such Indebtedness, the amount of such Indebtedness shall be limited to the fair market value of such assets; and

             (f   all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer (to the extent such Person is liable for such Indebtedness).

     "Indemnified Liabilities" is defined in Section 11.4.

     "Indemnified Parties" is defined in Section 11.4.

     "Information Memorandum" means the Information Memorandum dated March 2000 with respect to the credit facilities included in the DS Holding Credit Agreement.

     "Institutional Investors" means the CVC Entities and the DLJMB Entities.

     "Intercompany Loans" means, collectively, the Company Intercompany Loan and the FMH Intercompany Loan.

     "Intercompany Notes" means, collectively, the Company Intercompany Note and the FMH Intercompany Note.

     "Interest Coverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

            (a   EBITDA (for all such Fiscal Quarters)

to

            (b   the cash portion of Interest Expense (for all such Fiscal
     uarters; provided that for the first three Fiscal Quarters ending fter the Original Closing Date, Interest Expense shall be determined n an Annualized basis).

     "Interest Expense" means, for any applicable period, the aggregate consolidated interest expense of the Company and its Restricted Subsidiaries for such applicable period, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense, but excluding (to the extent included in interest expense) up-front fees and expenses and the amortization of all deferred financing costs.

     "Interest Period" means, (a) as to any LIBO Rate Loan that is a Committed Loan, the period commencing on the Borrowing date of such Loan or on the date on which the Loan is converted into or continued as a LIBO Rate Loan, and ending on the date one, two, three, six or, if available to the applicable Lenders, nine or twelve months thereafter as selected by the applicable Borrower in its Borrowing Request or its Conversion/Continuation Notice, (b) as to any Uncommitted LIBO Revolving Loan, the period commencing on the Borrowing date of such Loan and ending on the date such integral number of weeks or months thereafter as selected by the applicable Foreign Borrower in its Uncommitted Revolving Loan Borrowing Request, and (c) as to any Canadian BA or Acceptance Note, the period beginning on (and including) the date on which such Canadian BA is accepted or rolled over pursuant to Section 2.3 or 2.6 or such Acceptance Note is issued pursuant to Section 2.11.3 and continuing to (but excluding) the date which is 30, 60, 90 or 180 days thereafter as the Canadian Borrower may select in its relevant notice pursuant to Section 2.3 or 2.6; provided, however that:

             (i if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

             (ii any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

             (iii no Interest Period for any Loan shall extend beyond the Stated Maturity Date for such Loan or the Revolving Loan Commitment Termination Date, as applicable;

             (iv no Interest Period applicable to a Term Loan or portion thereof shall extend beyond any date upon which is due any scheduled principal payment in respect of the Term Loans unless the aggregate principal amount of Term Loans represented by Base Rate Loans, or by LIBO Rate Loans having Interest Periods that will expire on or before such date, equals or exceeds the amount of such principal payment; and

             (v there shall be no more than 20 Interest Periods in respect of Committed Loans in effect at any one time;

provided that (x) with respect to each Borrowing of Term Loans made on the Closing Date, "Interest Period" (other than any Interest Period with respect to any Uncommitted LIBO Loan with a duration of less than one month) means the period commencing on the Business Day on which such Borrowing is made and ending on the last Business Day of the month following the month in which such Borrowing is made (or 30 days following such Business Day, as the case may be) and (y) with respect to each Borrowing of U.S. Term B Loans outstanding on the Amendment Effective Date, "Interest Period" means the period commencing on the Amendment Effective Date, and ending on the last Business Day of the month following the month in which the Amendment Effective Date occurs.

     "Investment" means, relative to any Person, (i) any loan or advance made by such Person to any other Person (excluding commission, travel, relocation and similar advances to officers, directors and employees (or individuals acting in similar capacities) made in the ordinary course of business), or (ii) any investment, contribution or similar transfer made by such Person for purposes of acquiring or maintaining any ownership or similar interest in another Person or a business of another Person (whether through the ownership or acquisition of Capital Stock, assets or otherwise, including by way of merger, consolidation or otherwise). The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

     "Investors' Agreement" means the Agreement, dated as of May 1, 1998, among Holdings, FMH and certain other shareholders (as amended pursuant to the amendment dated as of March 30, 2000 and as further amended or otherwise modified from time to time in accordance with Section 7.2.10).

     "Invitation for Uncommitted Interest Quotes" means an invitation to the Lenders having a Percentage of any Revolving Loan Commitment of greater than zero, substantially in the form of Exhibit G-4 hereto, sent to such Lenders by the Administrative Agent on behalf of the applicable Foreign Borrower pursuant to Section 2.4, inviting the Lenders to submit Uncommitted Interest Quotes in accordance with Section 2.4.3.

     "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B-3 hereto.

     "Issuer" means a U.S. Issuer or a Foreign Currency Issuer.

     "Lender Assignment Agreement" means a Lender Assignment Agreement, substantially in the form of Exhibit F hereto.

     "Lenders" is defined in the preamble.

     "Letter of Credit" is defined in Section 2.1.3.

     "Letter of Credit Commitment" means, with respect to any Issuer in respect of any Currency, such Issuer's obligation to issue Letters of Credit denominated in such Currency pursuant to Section 2.1.3 and, with respect to each of the other Lenders that has a Revolving Loan Commitment in respect of such Currency, the obligation of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

     "Letter of Credit Commitment Amount" means, on any date, with respect to U.S. Letters of Credit and Foreign Currency Letters of Credit, a maximum amount of $100,000,000, as such amount may be reduced from time to time pursuant to
Section 2.2.

     "Letter of Credit Fee" is defined in Section 3.3.3.

     "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

             (a   the U.S. Letter of Credit Outstandings on such date,

plus

             (b   the U.S. Dollar Equivalent of the Foreign Currency Letter of
     Credit Outstandings on such date.

     "Letter of Credit Reimbursement Obligation Rate" means, in the case of Foreign Currency Letters of Credit denominated in Canadian Dollars, French Francs, Spanish Pesetas or British Pounds, the LIBO Rate or the Canadian BA Rate, as applicable to Committed Canadian Revolving Loans, Committed French Revolving Loans, Committed Spanish Revolving Loans or Committed U.K. Revolving Loans, as the case may be, in each case made as Fixed Rate Loans in a principal amount approximately equal to the amount of the applicable Reimbursement Obligation and having an Interest Period of one month (or 30 days as applicable), and in the case of Foreign Currency Letters of Credit denominated in any other Foreign Currency, the rate set forth in the applicable Foreign Currency Revolving Loan Commitment Addendum.

     "Leverage Ratio" means, at the end of any Fiscal Quarter, subject to clause (b) of Section 1.4, the ratio of

             (a total Debt less cash and Cash Equivalent Investments of the Company and its Restricted Subsidiaries on a consolidated basis outstanding at such time;


                                      -35
to

             (b EBITDA for the period of four consecutive Fiscal Quarters ended on such date.

     "Leverage Ratio Estimate" is defined in the definition of Applicable Commitment Fee.

     "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans in any Currency, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/100th of 1%) of the rates of interest per annum at which deposits in such Currency in the approximate amount of the Loan to be made or continued as, or converted into, a LIBO Rate Loan by the Administrative Agent (or, in the case of any LIBO Rate in respect of any LIBO Rate Loans in which the Administrative Agent will not participate, $1,000,000 or the Foreign Currency Equivalent thereof) and having a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at its request (i) in the case of LIBO Rate Loans denominated in any Currency other than British Pounds, at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, or (ii) in the case of LIBO Rate Loans denominated in British Pounds, at approximately 11:00 a.m., London time, on the day such Interest Period commences.

     "LIBO Rate (Additional Cost Adjusted)" means, relative to any U.K. Loan for any Interest Period, the LIBO Rate in respect of such U.K. Loan for such Interest Period, adjusted for any Additional Costs.

     "LIBO Rate Auction" means a solicitation of Uncommitted Interest Quotes setting forth Uncommitted Interest Margins based on the LIBO Rate pursuant to Section 2.4.

     "LIBO Rate Loan" means a Loan in any Currency bearing interest, at all times during an Interest Period applicable to such Loan, at a fixed rate of interest determined by reference to the LIBO Rate for such Currency.

     "LIBO Rate (Reserve Adjusted)" means, relative to any Loan denominated in U.S. Dollars to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, the rate of interest per annum (rounded upwards to the next 1/100th of 1%) determined by the Administrative Agent as follows:

                         LIBO Rate    =          LIBO Rate
                                         -------------------------------
                  (Reserve Adjusted)     1.00 - LIBOR Reserve Percentage

     The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be adjusted automatically as to all LIBO Rate Loans then outstanding as of the effective date of any change in the LIBOR Reserve Percentage.

     "LIBOR Office" means, relative to any Lender, (i) in the case of Term Loans or Committed Revolving Loans denominated in U.S. Dollars, British Pounds, Canadian Dollars, French Francs or Spanish Pesetas, the office of such Lender designated as such for such Currency on Schedule II hereto or designated in the Lender Assignment Agreement pursuant to which such Lender became a Lender hereunder, (ii) in the case of LIBO Rate Loans that are Committed Foreign Currency Revolving Loans denominated in any other Foreign Currency, the office of such Lender designated as such in the applicable Foreign Currency Revolving Loan Commitment Addendum or (iii) in either case, such other office of a Lender as shall be so designated from time to time by notice from such Lender to the Company and the Administrative Agent, which shall be making or maintaining LIBO Rate Loans of such Lender in such Currency hereunder.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans denominated in U.S. Dollars, the percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the F.R.S. Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the F.R.S. Board).

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or any other priority or preferential treatment of any kind or nature whatsoever that has the practical effect of creating a security interest in property.

     "Loan" means, as the context may require, a Revolving Loan, a Term Loan or a Swing Line Loan, of any type and in any available Currency and shall include without limitation the face amount of all Canadian BAs in respect of which any Lender has not received payout in full. References herein to the "principal amount" of a Loan shall, when referring to a Canadian BA, mean the face amount thereof.

     "Loan Document" means this Agreement, the Notes, the Letters of Credit, each Foreign Currency Revolving Loan Commitment Addendum, each Term Loan Commitment Addendum, each Rate Protection Agreement relating to Hedging Obligations of the Company or any of its Subsidiaries, each Uncommitted Revolving Borrowing Addendum, each Borrowing Request, each Issuance Request, the Fee Letter, the Administrative Agent's Fee Letter, the PSM Fee Letter, each Pledge Agreement, the Subsidiary Guaranty, each Mortgage (upon execution and delivery thereof), each Security Agreement, the Affirmation and Consent, the Amendment Agreement and each other agreement, document or instrument delivered in connection with this Agreement or any other Loan Document, whether or not specifically mentioned herein or therein.

     "Management Investors" mean certain current members of the management of FMH and the Company that purchased or were granted equity interests in Holdings on the Original Closing Date.

     "Material Adverse Effect" means (a) a material adverse effect on the financial condition, operations, assets, business or properties of the Company and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of the Company or any other Obligor to perform its respective material obligations under the Loan Documents to which it is or will be a party, or (c) an impairment of the validity or enforceability of, or a material impairment of the rights, remedies or benefits available to the Issuers, the Agents, the Arranger or the Lenders under, this Agreement or any other Loan Document.

     "Material Documents" means the Stock Purchase Agreement, the Investors' Agreement, the PSM Acquisition Agreement and the Senior Subordinated Debt Documents, each as amended or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

     "Mergers" is defined in the sixth recital.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means, collectively, each mortgage or deed of trust executed and delivered pursuant to the terms of this Agreement, including the Original Credit Agreement, the Existing Credit Agreement and clause (b) of Section 7.1.8 or 7.1.12 of this Agreement, in form and substance reasonably satisfactory to the Agents.

          "Net Debt Proceeds" means, with respect to the incurrence, sale or issuance by the Company or any of its Restricted Subsidiaries of any Debt (other than Debt permitted by Section 7.2.2 as in effect on the date hereof), the excess of

             (a the gross cash proceeds received by the Company or any of its Restricted Subsidiaries from such incurrence, sale or issuance,

over

             (b the sum, without duplication, of (i) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance, (ii) in the case of any Debt incurred, sold or issued by any Restricted Subsidiary that is a Non-U.S. Subsidiary, any taxes or other costs or expenses resulting from repatriating any such proceeds to the United States, and (iii) to the extent used to refinance the Senior Subordinated Bridge Notes, cash proceeds of the Permanent Financing.

     "Net Disposition Proceeds" means, with respect to any sale, transfer or other disposition of any assets of the Company or any of its Restricted Subsidiaries (other than sales permitted pursuant to clause (a), (b), (d) (to the extent the proceeds of transfer permitted thereunder constitute Net Casualty Proceeds) or (e) of Section 7.2.9, but including any sales or issuances of Capital Stock or other equity interests of or by any Subsidiary of the Company), the excess of

             (a the gross cash proceeds received by the Company or any of its Restricted Subsidiaries from any such sale, transfer or other disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Company or such Restricted Subsidiary in respect thereof, over

             (b the sum (without duplication) of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, transfer or other disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such sale, transfer or other disposition (including, in the case of a transfer, sale or other disposition of non-U.S. assets, any such taxes or other costs or expenses resulting from repatriating any such proceeds to the United States), (iii) payments made by the Company or any of its Restricted Subsidiaries to retire Indebtedness (other than the Loans) of the Company or any of its Restricted Subsidiaries where payment of such Indebtedness is required in connection with such sale, transfer or other disposition and (iv) reserves for purchase price adjustments and retained fixed liabilities reasonably expected to be payable by the Company and its Restricted Subsidiaries in cash in connection therewith;

provided, however, that if, after the payment of all taxes, purchase price adjustments and retained fixed liabilities with respect to such sale, transfer or other disposition, the amount of estimated taxes, purchase price adjustments and retained fixed liabilities, if any, pursuant to clause (b)(ii) or (b)(iv) above exceeded the tax, purchase price adjustment and retained fixed liability amount actually paid in cash in respect of such sale, transfer or other disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

     "Net Equity Proceeds" means with respect to the sale or issuance by the Company, FMH or Holdings to any Person of any of its Capital Stock or any warrants or options with respect to its Capital Stock or the exercise of any such warrants or options after the Original Closing Date (other than pursuant to (i) capital contributions or Capital Stock issuances (from other than a Public Offering), (ii) any subscription agreement, option plan, incentive plan or similar arrangement with any officer, employee or director of Holdings, FMH, the Company or any Subsidiary of the Company, (iii) any loan by the Company, FMH, Holdings or any Subsidiary of the Company pursuant to clause (h) of Section 7.2.5, (iv) the sale of any Capital Stock of Holdings to any officer, director or employee of Holdings, FMH, the Company or any Subsidiary of the Company in an aggregate amount not to exceed $15,000,000 after the Original Closing Date or (vi) the exercise of any options or warrants issued to any Equity Investor or any officer, employee or director of Holdings, FMH, the Company or any Subsidiary of the Company), the excess of

             (a the gross cash proceeds received by Holdings and its Subsidiaries from such sale or issuance,

over

             (b the sum, without duplication, of (i) all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance, and (ii) to the extent used to refinance the Senior Subordinated Bridge Notes, cash proceeds of the Permanent Financing.

     "Net Income" means, for any period, the net income of the Company and its Subsidiaries for such period on a consolidated basis, excluding extraordinary or non-recurring gains; provided, however, that the Net Income of any Person that is, during such period, not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the Company or a Restricted Subsidiary in cash during such period.

     "Non-Recourse Debt" means Indebtedness (i) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against the issuer of such Indebtedness) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (ii) as to which the Persons to whom such Indebtedness is owed have acknowledged and consented, in writing, that they do not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than stock of Unrestricted Subsidiaries pledged by the Company or any Restricted Subsidiary to secure Debt of an Unrestricted Subsidiary); provided, however, that in no event shall Indebtedness of any Unrestricted Subsidiary fail to be Non-Recourse Debt solely as a result of any default provisions contained in a guarantee thereof by the Company or any of its Restricted Subsidiaries if the Company or such Restricted Subsidiary was otherwise permitted to provide such guarantee under this Agreement.

     "Non-U.S. Lender" means any Lender (including each Assignee Lender) that is not (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, or (iii) an estate or trust that is subject to U.S. Federal income taxation regardless of the source of its income.

     "Non-U.S. Subsidiary" means a Subsidiary of the Company that is not a U.S. Subsidiary, including without limitation any Foreign Borrower.

     "Note" means, as the context may require, a Revolving Note, a Term Note or a Swing Line Note.

     "Notice of Uncommitted Revolving Borrowing" is defined in clause (a) of
Section 2.4.4.

     "Notional BA Proceeds" means, with respect to any Canadian BA, the face amount of such Canadian BA less the aggregate of:

             (a a discount from the face amount determined in accordance with the normal market practice based on either (i) on any day, with respect to any Canadian BA accepted by a Lender that is listed on
     Schedule I to the Bank Act (Canada), the bankers' acceptance rate for bankers' acceptances having a maturity comparable to that of such Canadian BA as quoted on the Reuters Screen CDOR (Canadian Deposit Offered Rate) Page (or any successor page) as of 10:00 a.m., Toronto time, on the date of issuance of such Canadian BA or, if such rate is not available at such time, the bankers' acceptance rate for bankers' acceptances having a maturity comparable to those of such Canadian BA as calculated by the Administrative Agent in accordance with normal market practice on such day (the "CDOR Rate") or (ii) on any day, with respect to any Canadian BA accepted by a Lender that is listed on Schedule II to the Bank Act (Canada), the lesser of (x) the CDOR Rate on such day plus .07% per annum and (y) the arithmetic average, determined by the Administrative Agent, of the bankers' acceptance rates quoted to the Administrative Agent by two Lenders selected and agreed to by the Company and the Administrative Agent which are listed on Schedule II to the Bank Act (Canada) as the rate at which such Lenders would purchase at 10:00 a.m., Toronto time, on such date bankers' acceptances having a maturity comparable to those of such Canadian BA; and

             (b an acceptance fee calculated at the rate per annum, on the basis of a year of 365 days or 366 days, as the case may be, equal to the Applicable Canadian BA Stamping Fee on the face amount of such Canadian BA for its term, being the actual number of days in the period commencing on the date of acceptance by such Lender of such Canadian BA and continuing to (but excluding) the maturity date of such Canadian BA, such acceptance fee to be non-refundable and fully earned when due.

     "Obligations" means all obligations (monetary or otherwise) of the Borrowers and the other Obligors arising under or in connection with this Agreement and each other Loan Document.

     "Obligor" means any Borrower or any other Person (other than any Agent, the Arranger, the Issuers, the Swing Line Lender or any Lender) obligated under any Loan Document.

     "Original Closing Date" means May 1, 1998.

     "Original Credit Agreement" is defined in the first recital.

     "Participant" is defined in Section 11.11.2.

     "PBGC" means the Pension Benefit Guaranty Corporation and any successor entity.

     "Pension Plan" means a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 4001(a)(3) of ERISA), and to which the Company or any corporation, trade or business that is, along with the Company, a member of a Controlled Group, has or within the prior six years has had any liability, including any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Percentage" means, relative to any Lender, (i) the applicable percentage relating to U.S. Term A Loans, U.S. Term B Loans, U.K. Term Loans or Canadian Term Loans or Committed Revolving Loans denominated in U.S. Dollars, British Pounds, Canadian Dollars, French Francs or Spanish Pesetas, as the case may be, as set forth opposite its name on Schedule II hereto under the applicable column heading or set forth in Lender Assignment Agreement(s) under the applicable column heading or (ii) the applicable percentage relating to Spanish Term Loans, Additional U.S. Term Loans or Committed Foreign Currency Revolving Loans in any other Foreign Currency as set forth opposite its name in a Term Loan Commitment Addendum or a Foreign Currency Revolving Loan Commitment Addendum, as applicable, or Lender Assignment Agreement(s) under the applicable heading, in each case, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 11.11 or, in the case of a Lender's Percentage relating to Additional Loan Commitments, pursuant to clause
(h) of Section 2.1.2. A Lender shall not have any Commitment to make Committed Revolving Loans in any Currency, Additional U.S. Term Loans or Spanish Term Loans, as the case may be, if its percentage under the applicable column heading or in the applicable Foreign Currency Revolving Loan Commitment Addendum, Term Loan Commitment Addendum or Lender Assignment Agreement is zero.

     "Permanent Financing" has the meaning set forth in the Securities Purchase Agreement dated as of the Original Closing Date in respect of the Senior Subordinated Bridge Notes.

     "Permitted Refinancing" means, relative to any Indebtedness, any other Indebtedness which is incurred to repay and retire in full such refinanced Indebtedness and all other monetary obligations in respect of such refinanced Indebtedness; provided, however, that (a) the weighted average life of such refinancing Indebtedness shall not be less than the weighted average life on the date of such refinancing of such refinanced Indebtedness; and (b) the refinancing Indebtedness shall not contain terms and conditions that, taken as a whole, make the refinancing Indebtedness materially more burdensome to the Company or Restricted Subsidiaries, or materially more detrimental to the Lenders (including without limitation with respect to the subordination provisions contained therein) than the terms in effect on the date of such refinancing of the refinanced Indebtedness.

     "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency, limited liability company or any other entity, whether acting in an individual, fiduciary or other capacity.

     "Plan" means any Pension Plan or Welfare Plan.

     "Pledge Agreement" means, as the context may require, the Company Pledge Agreement, the FMH Guaranty and Pledge Agreement, the Holdings Guaranty and Pledge Agreement, the Subsidiary Pledge Agreement or any Foreign Subsidiary Pledge Supplement.

     "Pro Forma Cost Savings" means, for the period of four Fiscal Quarters ended on or about each of the dates set forth below, the amount set forth below opposite such date under the "Total" column:

             Period Ended                      EBITDA Increase Amount

                                    Phase I         Phase II            Total

             June 30, 2000         $14,000,000             0         $14,000,000

             September 30, 2000    $14,000,000             0         $14,000,000

             December 30, 2000     $10,500,000             0         $10,500,000

             March 31, 2000        $ 7,000,000     $10,200,000       $17,200,000

             June 30, 2000         $ 3,500,000     $ 7,650,000       $11,150,000

             September 30, 2001              0     $ 5,100,000       $ 5,100,000

             December 31, 2001               0     $ 2,550,000       $ 2,550,000

     "PSM" means Perstorp Surface Materials AB, a Swedish company.

     "PSM Acquisition" means the acquisition of 100% of the Capital Stock of PSM (and 100% of the Capital Stock of Perstorp IKI Oy, a Finnish company) by Decorative Surfaces Holding AB, a Swedish company, pursuant to the terms of the PSM Acquisition Agreement.

     "PSM Acquisition Agreement" means the Share Transfer Agreement fully executed as of March 1, 2000, and as amended on March 27, 2000 (and the Share Transfer Agreement - Final and fully executed as of March 27, 2000), by and between Decorative Surfaces Holding AB and the PSM Seller.

     "PSM Business" means the businesses conducted by PSM and its Subsidiaries.

     "PSM Fee Letter" means the confidential fee letter entered into on March 30, 2000 among DS Holding, PSM Funding, Inc. and DLJ.

     "PSM Seller" means Perstorp Nederland B.V., a corporation organized under the laws of the Netherlands.

     "PSM Transaction" means the PSM Acquisition and the financings and other transactions relating thereto provided by, or described in, the DS Holding Credit Agreement.

     "Public Offering" means with respect to any Person, any sale after the Closing Date of the Capital Stock of such Person to the public pursuant to any primary offering registered under the Securities Act of 1933.

     "Purchased Foreign Subsidiaries" means Formica Nederland BV, Formica Italia SRL and Formica (Schweitz) AG.

     "Quarterly Payment Date" means the last day of each of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day, commencing with June 30, 1998.

     "Rate Protection Agreement" means, collectively, any interest rate or currency swap agreements and interest or currency exchange rate cap, collar or similar agreement entered into by the Company pursuant to the terms of this Agreement under which the counterparty to such agreement is (or, at the time such Rate Protection Agreement was entered into, was) a Lender or an Affiliate of a Lender.

     "Refunded Swing Line Loans" is defined in clause (b) of Section 2.3.2.

     "Register" is defined in clause (b) of Section 2.9.

     "Reimbursement Obligation" is defined in Section 2.8.3.

     "Related Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same fund manager or investment advisor as such Lender or by an Affiliate of such manager or investment advisor.

     "Release" means a "release", as such term is defined in CERCLA.

     "Replacement Lender" is defined in Section 4.11.

     "Replacement Notice" is defined in Section 4.11.

     "Required Lenders" means, at any time, (i) prior to the Closing Date, Lenders having at least 51% of the sum of the Revolving Loan Commitments and Term Loan Commitments (as defined in the Original Credit Agreement), and (ii) on and after the Closing Date, Lenders holding at least 51% of the Total Exposure Amount.

     "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as in effect from time to time.

     "Restricted Agreements" is defined in Section 7.2.10.

     "Restricted Payments" is defined in Section 7.2.6.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Revolving Loan" means a U.S. Revolving Loan or a Foreign Currency Revolving Loan.

     "Revolving Loan Commitment" means a U.S. Revolving Loan Commitment or a Foreign Currency Revolving Loan Commitment.

     "Revolving Loan Commitment Amount" means the U.S. Revolving Loan Commitment Amount or a Foreign Currency Revolving Loan Commitment Amount.

     "Revolving Loan Commitment Termination Date" means the earliest of (i) the sixth anniversary of the Original Closing Date, (ii) the date on which any Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to Section 2.2, and (iii) the date on which any Commitment Termination Event occurs.

     "Revolving Note" means a promissory note of any Borrower payable to any Lender, substantially in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Revolving Loans in the applicable Currency, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill,
Inc.

     "Secured Parties" means, collectively, the Lenders, the Issuers, the Agents and all Affiliates of the Lenders which may be party to any Loan Document (including any Rate Protection Agreement).

     "Security Agreement" means, as the context may require, the Company Security Agreement or the Subsidiary Security Agreement.

     "Senior Subordinated Bridge Notes" means the $200,000,000 senior subordinated bridge notes issued by the Company on the Original Closing Date.

     "Senior Subordinated Bridge Note Issuance" means the issuance by the Company of the Senior Subordinated Bridge Notes on May 1, 1998.

     "Senior Subordinated Debt" means (i) the Senior Subordinated Bridge Notes,
(ii) any Permitted Refinancing thereof and (iii) up to an aggregate principal amount of $15,000,000 of additional Indebtedness with terms and conditions substantially similar to the Senior Subordinated Bridge Notes or any Permitted Refinancing thereof.

     "Senior Subordinated Debt Document" means all instruments, agreements or other documents evidencing or governing any Senior Subordinated Debt or pursuant to which any Senior Subordinated Debt has been issued (including the Senior Subordinated Note Indenture).

     "Senior Subordinated Note Indenture" is defined in Section 6.16.

     "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person,
(b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and
(d) such Person is not engaged in business or a transaction, and such Person is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability.

     "Spanish Loan" means, as the context may require, a Committed Spanish Revolving Loan or a Spanish Term Loan.

     "Spanish Pesetas" means the lawful currency of the Kingdom of Spain.

     "Spanish Revolver Borrower" is defined in the preamble.

     "Spanish Revolving Loan Commitment" is defined in clause (c) of Section 2.1.2.

     "Spanish Revolving Loan Commitment Amount" means $5,000,000 (with Spanish Revolving Loans to be denominated in Spanish Pesetas), as such amount may be modified pursuant to the terms hereof.

     "Spanish Term Borrower" means, in the event a Spanish Term Loan Commitment is provided, a wholly-owned Subsidiary of the Company organized under the laws of the Kingdom of Spain that is so designated by the Company.

     "Spanish Term Loan Commitment" is defined in clause (d) of Section
2.1.1.

     "Spanish Term Loan Commitment Amount" means, in the event a Spanish Term Loan Commitment is provided, the amount (expressed in U.S. Dollars) set forth as the committed amount in the Term Loan Commitment Addendum in respect of such Spanish Term Loan Commitment (representing a commitment to make Term Loans denominated in Spanish Pesetas), as such amount may be modified pursuant to the terms hereof.

     "Spanish Term Loan Commitment Termination Date" means the earlier of (i) the date set forth in the Term Loan Commitment Addendum in respect of a Spanish Term Loan Commitment as the last date on which Spanish Term Loans may be made pursuant thereto and (ii) the date on which any Commitment Termination Event occurs.

     "Spanish Term Loans" is defined in clause (d) of Section 2.1.1.

     "Stated Amount" of each Letter of Credit means, on any date and with respect to any particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

     "Stated Expiry Date" is defined in Section 2.8.

     "Stated Maturity Date" means (i) in the case of any Committed Loan (other than a U.S. Term B Loan or Additional U.S. Term Loan), the sixth anniversary of the Original Closing Date, (ii) in the case of any U.S. Term B Loan and any Additional U.S. Term Loan, April 30, 2006 and (iii) in the case of any Uncommitted Revolving Loan, the earlier of (x) the Stated Maturity Date for Committed Revolving Loans and (y) the maturity date that shall have been agreed between the applicable Foreign Borrower and the Lender or Lenders that shall have made, or offered or agreed to make, such Uncommitted Revolving Loan, or, in the case of any such day that is not a Business Day, the first Business Day following such day.

     "Stock Purchase Agreement" means the Share Sale and Purchase Agreement, dated March 16, 1998 (as amended or otherwise modified from time to time in accordance with Section 7.2.10) among BTR Australia Ltd. and Holdings.

     "Subordination Provisions" is defined in Section 8.1.1.

     "Subsidiary" means, with respect to any Person, any corporation, partnership or other business entity of which more than 50% of the outstanding Capital Stock (or other ownership interests) having ordinary voting power to elect a majority of the board of directors, managers or other voting members of the governing body of such entity (irrespective of whether at the time Capital Stock (or other ownership interests) of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.

     "Subsidiary Guarantor" means, on the Original Closing Date, each U.S. Subsidiary of the Company (other than the Trademark Subsidiary and any Unrestricted Subsidiary) and, thereafter, each U.S. Subsidiary of the Company that was required pursuant to the terms of the Original Credit Agreement or the Existing Credit Agreement , or is required pursuant to clause (b) of Section 7.1.7, to execute and deliver a Subsidiary Guaranty.

     "Subsidiary Guaranty" means the Guaranty, dated as of May 1, 1998, executed and delivered by an Authorized Officer of each Subsidiary Guarantor pursuant to the Original Credit Agreement, as such Guaranty may have been supplemented pursuant to the Existing Credit Agreement and may be supplemented from time to time by each future Subsidiary Guarantor pursuant to Section 7.1.7, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Subsidiary Pledge Agreement" means the Pledge Agreement, dated as of May 1, 1998, executed and delivered by an Authorized Officer of certain U.S. Subsidiaries of the Company signatory thereto pursuant to the Original Credit Agreement, as such Pledge Agreement may have been supplemented pursuant to the Existing Credit Agreement and may be supplemented from time to time by each future U.S. Subsidiary of the Company pursuant to Section 7.1.7, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Subsidiary Security Agreement" means the Security Agreement, dated as of May 1, 1998, executed and delivered by an Authorized Officer of the U.S. Subsidiaries of the Company (other than the Trademark Subsidiary and any Unrestricted Subsidiary) pursuant to the Original Credit Agreement, as such Security Agreement may have been supplemented pursuant to the Existing Credit Agreement and may be supplemented from time to time by each future U.S. Subsidiary of the Company pursuant to Section 7.1.7, as amended, supplemented, amended and restated or otherwise modified from time to time.

     "Swing Line Lender" means the Administrative Agent in its capacity as Swing Line Lender hereunder.

     "Swing Line Loan" is defined in clause (g) of Section 2.1.2.

     "Swing Line Loan Commitment" is defined in clause (g) of Section 2.1.2.

     "Swing Line Loan Commitment Amount" means, on any date, $10,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     "Swing Line Note" means a promissory note of the Company payable to the Swing Line Lender, in the form of Exhibit A-3 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Company to the Swing Line Lender resulting from outstanding Swing Line Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Syndication Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Syndication Agent pursuant to Section 9.4.

     "Taxes" is defined in Section 4.6.

     "Term Loan" means a U.S. Term A Loan, a U.S. Term B Loan, an Additional U.S. Term Loan or a Foreign Currency Term Loan.

     "Term Loan Commitment Addendum" means an addendum to this Agreement among one or more Lenders and either the Spanish Term Borrower or the Company, substantially in the form of Exhibit G-2 hereto, setting forth, among other things, the commitment of such Lender or Lenders to make, and the obligation of the Spanish Term Borrower or the Company to repay, Spanish Term Loans or Additional U.S. Term Loans in accordance with this Agreement.

     "Term Note" means a promissory note of any Borrower payable to the order of any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from outstanding Term Loans in the applicable Currency, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

     "Total Exposure Amount" means, at any time,

              (a) with respect to any provision of this Agreement other than the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to Section 8.3, the sum of
     (i) the aggregate principal amount of all Term Loans outstanding at such time (included, in the case of any Foreign Currency Term Loan, at the U.S. Dollar Equivalent thereof) and (ii) (x) the Total Revolving Loan Commitment Amount if there are any Revolving Loan Commitments then outstanding or (y) if all Revolving Loan Commitments shall have expired or been terminated, the sum of (1) the aggregate principal amount of all Revolving Loans and Swing Line Loans outstanding at such time (included, in the case of any Foreign Currency Revolving Loan, at the U.S. Dollar Equivalent thereof) and (2) the Letter of Credit Outstandings at such time; and

              (b) with respect to the declaration of the acceleration of the maturity of all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable pursuant to
     Section 8.3, the sum of (i) the aggregate principal amount of all Loans outstanding at such time (included, in the case of any Foreign Currency Loan, at the U.S. Dollar Equivalent thereof) and (y) the Letter of Credit Outstandings at such time.

     "Total Foreign Currency Revolving Loan Commitment Amount" means, at any time, the aggregate of all Foreign Currency Revolving Loan Commitment Amounts at such time.

     "Total Revolving Loan Commitment Amount" means, with respect to the U.S. Revolving Loan Commitments and all Foreign Currency Revolving Loan Commitments, on any date, the excess of (i) $120,000,000, as such amount may be increased from time to time pursuant to clause (h) of Section 2.1.2 or reduced from time to time pursuant to Section 2.2, over (ii) the excess of (A) the aggregate amount of Indebtedness in excess of $10,000,000 that is then outstanding pursuant to clause (h) of Section 7.2.2 over (B) the aggregate amount of Letter of Credit Outstandings in respect of Letters of Credit issued as credit support to the Persons providing the loans or other extensions of credit permitted and made pursuant to clause (h) of Section 7.2.2.

     "Trademark Subsidiary" means a wholly-owned Restricted Subsidiary of the Company that is designated as such by the Company and that conducts no business activity other than that directly connected with the ownership or licensing of trademarks, trade names, trade secrets, trade dress, service marks, patents, copyrights, mask works and other intellectual property associated with the Formica Business and the licensing of such trademarks, trade names, trade secrets, trade dress, service marks, patents, copyrights, mask works and other intellectual property associated with the Formica Business to the Company and its Restricted Subsidiaries and the lending of the proceeds thereof to the Company and its Restricted Subsidiaries.

     "Tranche" means, as the context may require, the Loans constituting U.S. Term A Loans, U.S. Terms B Loans, Additional U.S. Term Loans, U.K. Term Loans, Canadian Term Loans, Spanish Term Loans, U.S. Revolving Loans, Committed Canadian Revolving Loans, Committed French Revolving Loans, Committed Spanish Revolving Loans, Committed U.K. Revolving Loans, other Committed Foreign Currency Revolving Loans in a particular Currency, Uncommitted Revolving Loans of a particular Borrowing or Swing Line Loans.

     "Transaction" means the Capital Transactions and the Acquisition Transactions.

     "Transaction Documents" means each of the Material Documents and all other agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Transaction or any other transaction contemplated hereby or thereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Loan Document.

     "Transaction Payments" means the retention bonus payments, performance bonus payments and any fees, expenses and financing and other transaction costs to be paid by the Company or any of its Restricted Subsidiaries in connection with the Transaction, the PSM Transaction or any future acquisition permitted under the terms of this Agreement (together with, in the case of the PSM Transaction, one-time charges not exceeding $9,500,000 resulting from the write down of assets acquired in the PSM Acquisition and the application by the Company of accounting principles that differ from the accounting principles applied to the PSM Business prior to consummation of the PSM Acquisition (net of any income or gain resulting from any such application by the Company of such accounting principles)).

     "type" means, (i) relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a Fixed Rate Loan, and, (ii) relative to any Uncommitted Revolving Loan, whether such Uncommitted Revolving Loan is an Uncommitted Absolute Rate Revolving Loan or an Uncommitted LIBO Revolving Loan.

     "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

     "U.K. Loan" means, as the context may require, a Committed U.K. Revolving Loan or a U.K. Term Loan.

     "U.K. Revolver Borrower" is defined in the preamble.

     "U.K. Revolving Loan Commitment" is defined in clause (b) of Section
2.1.2.

     "U.K. Revolving Loan Commitment Amount" means $5,000,000 (with U.K. Revolving Loans to be denominated in British Pounds), as such amount may be modified pursuant to the terms hereof.

     "U.K. Term Borrower" is defined in the preamble.

     "U.K. Term Loans" is defined in clause (b) of Section 2.1.1.

     "Uncommitted Absolute Interest Rate" is defined in clause (b)(v) of
Section 2.4.3.

     "Uncommitted Absolute Rate Revolving Loan" means a loan made or to be made by a Lender pursuant to an Absolute Rate Auction.

     "Uncommitted Interest Margin" is defined in clause (b)(iv) of Section
2.4.3.

     "Uncommitted Interest Quote" means an offer by a Lender to make an Uncommitted Revolving Loan in accordance with Section 2.4.

     "Uncommitted Interest Rate" means, with respect to any Uncommitted Revolving Loan, the interest rate per annum for such Uncommitted Revolving Loan, as agreed to and accepted by the applicable Foreign Borrower and the Lender that shall have made or offered or agreed to make such Uncommitted Revolving Loan, pursuant to Section 2.4.

     "Uncommitted LIBO Revolving Loans" means a loan made or to be made by a Lender pursuant to a LIBO Rate Auction.

     "Uncommitted Revolving Borrowing Addendum" shall mean an addendum to this Agreement executed by the Administrative Agent and a Non-U.S. Subsidiary, substantially in the form of Exhibit G-3 hereto, delivered pursuant to clause
(c) of Section 5.3.

     "Uncommitted Revolving Loan" means an Uncommitted Absolute Rate Revolving Loan or an Uncommitted LIBO Revolving Loan.

     "Uncommitted Revolving Loan Borrowing" shall mean a Borrowing of Uncommitted Revolving Loans made by each of the Lenders whose offer to make such Uncommitted Revolving Loans as part of such Borrowing has been accepted by the applicable Foreign Borrower pursuant to Section 2.4.4.

     "Uncommitted Revolving Loan Borrowing Request" shall mean a loan request and certificate requesting Uncommitted Revolving Loans, duly executed by an Authorized Officer of the applicable Foreign Borrower, substantially in the form of Exhibit B-2 hereto, delivered pursuant to Section 2.4.1.

     "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

     "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by a resolution of the Board of Directors of the Company as an Unrestricted Subsidiary, but only to the extent that such Subsidiary: (i) has no Indebtedness other than Non-Recourse Debt; (ii) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (iii) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Capital Stock or warrants, options or other rights to acquire Capital Stock or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (iv) has no Indebtedness which has been guaranteed by, or otherwise directly or indirectly received any credit support for any such Indebtedness from, the Company or any of its Restricted Subsidiaries. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if no Default or Event of Default would be in existence following such designation.

     "U.S. Dollar" and the sign "$" mean the lawful currency of the United
States.

     "U.S. Dollar Equivalent" means the Exchange Equivalent in U.S. Dollars of any amount of the applicable Foreign Currency.

     "U.S. Issuer" means (i) Bankers Trust Company and its affiliates including, without limitation, Deutsche Bank AG, New York Branch, in its capacity as issuer of U.S. Letters of Credit, and (ii) any Lender as may be designated by the Company (and consented to by the Agents and such Lender, such consent by the Agents not to be unreasonably withheld) in its capacity as issuer of U.S. Letters of Credit.

     "U.S. Letter of Credit" means a Letter of Credit denominated in U.S.
Dollars.

     "U.S. Letter of Credit Commitment" means a Letter of Credit Commitment in respect of U.S. Letters of Credit.

     "U.S. Letter of Credit Commitment Amount" means, on any date the Letter of Credit Commitment Amount on such date less the aggregate Foreign Currency Letter of Credit Commitment Amount on such date.

     "U.S. Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

              (a) the then aggregate amount which is undrawn and available under all issued and outstanding U.S. Letters of Credit,

plus

              (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations in respect of U.S. Letters of Credit.

     "U.S. Loan" means, as the context may require, a U.S. Revolving Loan, a U.S. Term A Loan, a U.S. Term B Loan or an Additional U.S. Term Loan.

     "U.S. Revolving Loans" is defined in clause (a) of Section 2.1.2.

     "U.S. Revolving Loan Commitment" is defined in clause (a) of Section
2.1.2.

     "U.S. Revolving Loan Commitment Amount" means, on any date, the Total Revolving Loan Commitment Amount on such date less the Total Foreign Currency Revolving Loan Commitment Amount on such date.

     "U.S. Subsidiary" means any Subsidiary of the Company that is incorporated or organized in or under the laws of the United States or any state thereof.

     "U.S. Term A Loans" is defined in clause (a) of Section 2.1.1.

     "U.S. Term B Loans" means the loans denominated in U.S. Dollars originally made to DS Holding pursuant to the DS Holding Credit Agreement and as to which the Company has succeeded by operation of law as a result of the Mergers (as more fully described in the recitals to the Amendment Agreement) in an aggregate principal amount outstanding on the Amendment Effective Date of $140,000,000.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

     "Waiver" means an agreement in favor of the Agents for the benefit of the Lenders in form and substance reasonably satisfactory to the Agents.

     "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA, and to which the Company has any liability.

     "wholly-owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person all of the Capital Stock (and all rights and options to purchase such Capital Stock) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person.

     SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the Disclosure Schedule and in each other Loan Document, notice and other communication delivered from time to time in connection with this Agreement or any other Loan Document.

     SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

     SECTION 1.4. Accounting and Financial Determinations.

     (a) Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared, in accordance with those generally accepted accounting principles ("GAAP") as in effect in the United States on December 31, 1997 and, unless otherwise expressly provided herein, shall be computed or determined on a consolidated basis and without duplication; provided that to the extent that any financial statements include a period prior to the DS Holding Credit Agreement Closing Date, such financial statements may, as to such period and with respect to PSM and its Subsidiaries, be prepared on a basis consistent with the Base Financials (as defined in the DS Holding Credit Agreement).

     (b) For purposes of computing the Fixed Charge Coverage Ratio, Interest Coverage Ratio, Leverage Ratio (and any financial calculations required to be made or included within such ratios) as of the end of any Fiscal Quarter, all components of such ratios (including Capital Expenditures, in the case of any disposition, but excluding Capital Expenditures, in the case of any acquisition) for the period of four Fiscal Quarters ending at the end of such Fiscal Quarter shall include or exclude, as the case may be, without duplication, such components of such ratios attributable to any business or assets that have been acquired or disposed of by the Company or any of its Subsidiaries (including through mergers or consolidations, but excluding the PSM Acquisition, the Contribution and the Mergers) after the first day of such period of four Fiscal Quarters and prior to the end of such period, as determined in good faith by the Company on a pro forma basis for such period of four Fiscal Quarters as if such acquisition or disposition had occurred on such first day of such period (including, whether or not such inclusion would be permitted under GAAP or Regulation S-X of the Securities and Exchange Commission, cost savings that would have been realized had such acquisition occurred on such day (provided such inclusion, if not otherwise permitted by GAAP, has been approved by a majority of the Board of Directors of Holdings)).

     (c) Unless the context otherwise requires, for purposes of determining the outstanding principal amount of Loans or Letter of Credit Outstandings denominated in a Foreign Currency (including without limitation pursuant to Section 3.1.2), the term "pro rata" as used in this Agreement shall be based upon the U.S. Dollar Equivalent of the particular Foreign Currency at the time of determination.

     (d) PSM and its Subsidiaries and each parent entity of PSM that was a Subsidiary of FMH at any time from March 30, 2000 to the Amendment Effective Date shall each be deemed to have been a Restricted Subsidiary of the Company from and as of March 30, 2000 for purposes of determining hereunder the aggregate amount of Capital Expenditures made by the Company and its Restricted Subsidiaries, the aggregate amount of Net Disposition Proceeds and Casualty Proceeds received by the Company and its Restricted Subsidiaries and the aggregate amount of Restricted Payments described in clauses (c)(i) and
(c)(iii) of Section 7.2.6.


                                   ARTICLE II

                COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES,
                          NOTES AND LETTERS OF CREDIT

     SECTION II.1. Commitments. On the terms and subject to the conditions of this Agreement (including Sections 2.1.4, 2.1.5 and Article V),

              (a) each Lender severally agrees to make Loans (other than Swing Line Loans) pursuant to each of its Commitments, and the Swing Line Lender agrees to make Swing Line Loans (to be denominated in U.S. Dollars only) pursuant to the Swing Line Loan Commitment, in each case as described in this Section 2.1 and each applicable Lender agrees to accept Canadian BAs in accordance with the terms hereof; and

              (b) each Issuer that has a Letter of Credit Commitment in respect of any Currency severally agrees that it will issue Letters of Credit denominated in such Currency pursuant to Section 2.1.3, and each other Lender that has a Revolving Loan Commitment in respect of such Currency severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.8.1.

Any term or provision of this Agreement or any other Loan Document (including this Article II or Article III hereof) to the contrary notwithstanding, (i) all Foreign Currency Loans shall be made in the applicable Foreign Currency and shall be repaid in the same Foreign Currency in which such Loans were made and
(ii) all Foreign Currency Letters of Credit shall be issued, and all Reimbursement Obligations in respect of Foreign Currency Letters of Credit shall be paid, in the applicable Foreign Currency.

     SECTION II.1.1. Term Loans

              (a) on the Closing Date certain Lenders made loans denominated in U.S. Dollars (relative to each such Lender, its "U.S. Term A Loans") to the Company in an aggregate principal amount equal to $35,000,000, the outstanding principal amount of the U.S. Term A Loans of each Lender as of the Amendment Effective Date being as set forth on Schedule III hereto under the column headed "U.S. Term A Loans Outstanding";

              (b) on the Closing Date certain Lenders made loans denominated in British Pounds (relative to each such Lender, its "U.K. Term Loans") to the U.K. Term Borrower in an aggregate principal amount the U.S. Dollar Equivalent of which was equal to $40,000,000, the outstanding principal amount of the U.K. Term Loans of each Lender as of the Amendment Effective Date being as set forth on Schedule III hereto under the column headed "U.K. Term Loans Outstanding";

              (c) on the Closing Date certain Lenders made loans (or accept Canadian BAs) denominated in Canadian Dollars (relative to each such Lender, its "Canadian Term Loans") to the Canadian Borrower in an aggregate principal amount the U.S. Dollar Equivalent of which was equal to $10,000,000, the outstanding principal amount of the Canadian Term Loans of each Lender as of the Amendment Effective Date being as set forth on Schedule III hereto under the column headed "Canadian Term Loans Outstanding";

              (d) in the event the Administrative Agent has received a Term Loan Commitment Addendum in respect of a Spanish Term Loan Commitment, subject to compliance with Section 2.1.4 and Section 5.2.1 and compliance by the Spanish Term Borrower with the terms of Section 5.2.2, each Lender having a Percentage of the Spanish Term Loan Commitment in excess of zero will, subject to satisfaction of the conditions set forth in Section 5.3, make from time to time on any Business Day or on a specified Business Day (as set forth in such Term Loan Commitment Addendum), but prior to the Spanish Term Loan Commitment Termination Date, loans denominated in Spanish Pesetas (relative to such Lender, its "Spanish Term Loans") to the Spanish Term Borrower equal to such Lender's Percentage, if any, of the aggregate amount of the Borrowing or Borrowings of Spanish Term Loans requested by the Spanish Term Borrower to be made on such day (with the commitment of each such Lender described in this clause (d) herein referred to as its "Spanish Term Loan Commitment"); and

              (e) on the DS Holding Credit Agreement Closing Date and the Finland Acquisition Closing Date (as defined in the DS Holding Credit Agreement), the PSM Lenders made Terms-B Loans, Term-C Loans and Term-D Loans (each as defined in the DS Holding Credit Agreement) in an aggregate principal amount equal to $110,000,000, and on the Amendment Effective Date, the PSM Lenders made Term-A Loans (as defined in the DS Holding Credit Agreement) in an aggregate principal amount equal to $30,000,000, which Term-A Loans, Term-B Loans, Term-C Loans and Term-D Loans are hereby reconstituted as U.S. Terms B Loans, the outstanding principal amount of which U.S. Term B Loans held by each Lender as of the Amendment Effective Date being as set forth in
     Schedule III hereto under the column headed "U.S. Term B Loans
     Outstanding".

No amounts paid or prepaid with respect to Term Loans may be reborrowed.

     SECTION II.1.2. Revolving Loan Commitments and Swing Line Loan Commitment. Subject to compliance by the Company with the terms of Sections 2.1.4 and
Section 5.2.1, and compliance by the applicable Borrower with the terms of
Section 5.2.2 (and, in the case of any Foreign Borrower other than the U.K. Revolver Borrower, the Canadian Borrower, the French Revolver Borrower or the Spanish Revolver Borrower, compliance by the applicable Foreign Borrower with the terms of Section 5.3), from time to time on any Business Day occurring concurrently with (or after) the Closing Date but prior to the Revolving Loan Commitment Termination Date,

              (a) each Lender that has a Percentage of the U.S. Revolving Loan Commitment in excess of zero will make loans denominated in U.S. Dollars (relative to such Lender, its "U.S. Revolving Loans") to the Company equal to such Lender's Percentage, if any, of the aggregate amount of the Borrowing or Borrowings of U.S. Revolving Loans requested by the Company to be made on such day (with the commitment of each such Lender described in this clause (a) herein referred to as its "U.S. Revolving Loan Commitment"). On the terms and subject to the conditions hereof, the Company may from time to time borrow, prepay and reborrow U.S. Revolving Loans;

              (b) each Lender that has a Percentage of the U.K. Revolving Loan Commitment in excess of zero will make loans denominated in British Pounds (relative to such Lender, its "Committed U.K. Revolving Loans") to the U.K. Revolver Borrower equal to such Lender's Percentage, if any, of the aggregate amount of the Borrowing or Borrowings of Committed U.K. Revolving Loans requested by the U.K. Revolver Borrower to be made on such day (with the commitment of each such Lender described in this clause (b) herein referred to as its "U.K. Revolving Loan Commitment"). On the terms and subject to the conditions hereof, the U.K. Revolver Borrower may from time to time borrow, prepay and reborrow Committed U.K. Revolving Loans;

              (c) each Lender that has a Percentage of the Spanish Revolving Loan Commitment in excess of zero will make loans denominated in Spanish Pesetas (relative to such Lender, its "Committed Spanish Revolving Loans") to the Spanish Revolver Borrower equal to such Lender's Percentage, if any, of the aggregate amount of the Borrowing or Borrowings of Committed Spanish Revolving Loans requested by the Spanish Revolver Borrower to be made on such day (with the commitment of each such Lender described in this clause (c) herein referred to as its "Spanish Revolving Loan Commitment"). On the terms and subject to the conditions hereof, the Spanish Revolver Borrower may from time to time borrow, prepay and reborrow Committed Spanish Revolving Loans;

              (d) each Lender that has a Percentage of the French Revolving Loan Commitment in excess of zero will make loans denominated in French Francs (relative to such Lender, its "Committed French Revolving Loans") to the French Revolver Borrower equal to such Lender's Percentage, if any, of the aggregate amount of the Borrowing or Borrowings of Committed French Revolving Loans requested by the French Revolver Borrower to be made on such day (with the commitment of each such Lender described in this clause
     (d) herein referred to as its "French Revolving Loan Commitment"). On the terms and subject to the conditions hereof, the French Revolver Borrower may from time to time borrow, prepay and reborrow Committed French Revolving Loans;

              (e) each Lender that has a Percentage of the Canadian Revolving Loan Commitment in excess of zero will make loans (or accept Canadian BAs) denominated in Canadian Dollars (such loans and Canadian BAs relative to such Lender, its "Committed Canadian Revolving Loans") to the Canadian Borrower equal to such Lender's Percentage, if any, of the aggregate amount of the Borrowing or Borrowings of Committed Canadian Revolving Loans requested by the Canadian Borrower to be made on such day (with the commitment of each such Lender described in this clause (e) herein referred to as its "Canadian Revolving Loan Commitment"). On the terms and subject to the conditions hereof, the Canadian Borrower may from time to time borrow, prepay (or, in the case of Canadian BA's, cash collateralize) and reborrow Committed Canadian Revolving Loans;

              (f) in the event any other Foreign Currency Revolving Loan Commitment is created pursuant to Section 2.5, each Lender having a Percentage of such Foreign Currency Revolving Loan Commitment in excess of zero will make Committed Foreign Currency Revolving Loans denominated in the applicable Foreign Currency to the applicable Foreign Borrower equal to such Lender's Percentage of the aggregate amount of the Borrowing or Borrowings of Committed Foreign Currency Revolving Loans requested by such Foreign Borrower under such Foreign Currency Revolving Loan Commitment to be made on such day. On the terms and subject to the conditions hereof and of the applicable Foreign Currency Revolving Loan Commitment Addendum, the applicable Foreign Borrower may from time to time borrow, prepay and reborrow Committed Foreign Currency Revolving Loans under such Foreign Currency Revolving Loan Commitment;

              (g) the Swing Line Lender will make loans denominated in U.S. Dollars ("Swing Line Loans") to the Company equal to the principal amount of Swing Line Loans requested by the Company to be made on such day (with the commitment of the Swing Line Lender described in this clause (g) herein referred to as its "Swing Line Loan Commitment"). On the terms and subject to the conditions hereof, the Company may from time to time borrow, prepay and reborrow Swing Line Loans; and

              (h) at any time that no Default has occurred and is continuing, the Company may, by notice to the Agents, request that, on the terms and subject to the conditions contained in this Agreement, the Lenders and/or other financial institutions not then a party to this Agreement provide up to an aggregate amount of $25,000,000 in additional loan commitments consisting of revolving loan commitments denominated in any Currency or Currencies (the "Additional Revolving Loan Commitments") and/or term loan commitments denominated in U.S. Dollars (the "Additional U.S. Term Loan Commitments", and collectively with the Additional Revolving Loan Commitment, the "Additional Loan Commitments"); provided that, with respect only to Additional U.S. Term Loan Commitments, the Company may only make one request. Upon receipt of such notice, the Syndication Agent shall use its best commercially reasonable efforts to arrange for the Lenders or other financial institutions to provide such Additional Loan Commitments; provided that, with respect to the Additional Revolving Loan Commitments, the Syndication Agent will first offer each of the Lenders that then has a Percentage of any Revolving Loan Commitments a pro rata portion (based upon the Total Revolving Loan Commitment Amount at such time) of any such Additional Revolving Loan Commitments and, with respect to the Additional U.S. Term Loan Commitments, the Syndication Agent will first offer each of the Lenders that then has outstanding U.S. Term B Loans a pro rata portion (based upon the aggregate principal amount of U.S. Term B Loans outstanding at such time) of any such Additional U.S. Term Loan Commitments. Alternatively, any Lender may commit to provide the full amount of the requested Additional Loan Commitments and then offer portions of such Additional Loan Commitments to the other Lenders or other financial institutions, subject to the proviso in the immediately preceding sentence. Nothing contained in this clause (h) or otherwise in this Agreement is intended to commit any Lender or any Agent to provide any portion of any such Additional Loan Commitments.

              If and to the extent that any Lenders and/or other financial institutions agree, in their sole discretion, to provide any such Additional Revolving Loan Commitments, (i) the Total Revolving Loan Commitment Amount and the U.S. Revolving Loan Commitment Amount or the Foreign Currency Revolving Loan

     Commitment Amount, as the case may be, shall be increased by the amount of the additional U.S. Revolving Loan Commitments or Foreign Currency Revolving Loan Commitments, as the case may be, agreed to be so provided,
     (ii) the Percentages of the respective Lenders in respect of the U.S. Revolving Loan Commitment and/or Foreign Currency Revolving Loan Commitments, as the case may be, shall be proportionally adjusted, as applicable, (iii) at such time and in such manner as the Company and the Syndication Agent shall agree (it being understood that the Company and the Agents will use their best commercially reasonable efforts to avoid the prepayment or assignment of any Fixed Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Committed Revolving Loans and participations in outstanding Letters of Credit so as to cause the amount of such Committed Revolving Loans and participations in Letters of Credit held by each Lender to conform to the respective percentages of the applicable Revolving Loan Commitments of the Lenders and (iv) the Company shall execute and deliver (or cause to be executed and delivered) any additional Notes or other amendments or modifications to this Agreement or any other Loan Document as the Agents may reasonably request.

              If and to the extent that any Lenders and/or other financial institutions agree, in their sole discretion, to provide any such Additional U.S. Term Loan Commitments, (i) the Company shall deliver a Term Loan Commitment Addendum to the Administrative Agent setting forth the aggregate amount of the requested Additional U.S. Term Loan Commitments and the Percentage of each Lender or other financial institution providing such Additional U.S. Term Loan Commitments, (ii) the interest rate applicable to Additional U.S. Term Loans shall be mutually agreed upon at the time the Additional U.S. Term Loan Commitments are provided, (iii) unless specifically set forth herein or in the applicable Term Loan Commitment Addendum, all other terms of the Additional U.S. Term Loans shall be identical to those of the U.S. Term B Loans, and (iv) the Company shall execute and deliver any additional Notes or other amendments or modifications to this Agreement or any other Loan Document as the Agents may reasonably request.

     SECTION II.1.3. Letter of Credit Commitment. Subject to compliance by the Company with the terms of Sections 2.1.5 and 5.2.1 and compliance by the applicable Borrower with Section 5.2.2 (and, in the case of any Foreign Borrower other than the U.K. Revolver Borrower, the Canadian Borrower, the French Revolver Borrower or the Spanish Revolver Borrower, compliance by the applicable Foreign Borrower with the terms of Section 5.3), from time to time on any Business Day occurring concurrently with (or after) the Closing Date but prior to the date that is 30 days prior to the Revolving Loan Commitment Termination Date, the applicable Issuer will (i) issue one or more standby or commercial letters of credit on a sight basis and denominated in the applicable Currency (each referred to as a "Letter of Credit") for the account of the Company or any of its Subsidiaries in the Stated Amount requested by the applicable Borrower on such day, to expire, in the case of standby Letters of Credit on a date not later than the date that is five Business Days prior to the sixth anniversary of the Original Closing Date and not later than one year from the date of such issuance, and, in the case of commercial Letters of Credit, on a date not later than the date that is thirty Business Days prior to the sixth anniversary of the Original Closing Date and not later than 180 days from the date of such issuance, or (ii) extend the Stated Expiry Date of an existing standby or commercial Letter of Credit previously issued hereunder, in the case of standby Letters of Credit, to a date not later than the date that is five Business Days prior to the sixth anniversary of the Original Closing Date and not later than one year from the date of the Stated Expiry Date, and, in the case of commercial Letters of Credit, to a date not later than the date that is thirty Business Days prior to the sixth anniversary of the Original Closing Date and not later than 180 days from the Stated Expiry Date; provided that a standby Letter of Credit may, if required by the beneficiary thereof, contain "evergreen" provisions pursuant to which the Stated Expiry Date shall be automatically extended, unless notice to the contrary shall have been given to the beneficiary by the applicable Issuer of such Letter of Credit more than a specified period prior to the then existing Stated Expiry Date.

     SECTION II.1.4. Lenders Not Permitted or Required to Make the Loans. No Lender shall be permitted or required to, and the applicable Borrower shall not request any Lender to, make

              (a) any Spanish Term Loan if, after giving effect thereto, the aggregate original principal amount (calculated at the U.S. Dollar Equivalent thereof) of all such Spanish Term Loans of such Lender would exceed such Lender's Percentage of the Spanish Term Loan Commitment Amount;

              (b) any U.S. Revolving Loan, Committed U.K. Revolving Loan, Committed Spanish Revolving Loan, Committed French Revolving Loan, Committed Canadian Revolving Loan or other Committed Foreign Currency Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount (calculated at the U.S. Dollar Equivalent thereof in the case of any Foreign Currency Revolving Loans) of all of such Lender's Committed Revolving Loans of such Tranche, together with such Lender's Percentage of the aggregate amount of all Letter of Credit Outstandings of such Tranche and, in the case of U.S. Revolving Loans, such Lender's Percentage of the outstanding principal amount of all Swing Line Loans, would exceed such Lender's applicable Percentage of the then existing Revolving Loan Commitment Amount in respect of such Tranche;

              (c) in the case of the Swing Line Lender, any Swing Line Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Swing Line Loans would exceed the lesser of (x) the then existing Swing Line Loan Commitment Amount and (y) an amount equal to
     (i) the then existing U.S. Revolving Loan Commitment Amount less (ii) the sum of the aggregate outstanding principal amount of all U.S. Revolving Loans and U.S. Letter of Credit Outstandings; or

              (d) any U.S. Revolving Loan, Swing Line Loan, Committed U.K. Revolving Loan, Committed Spanish Revolving Loan, Committed French Revolving Loan, Committed Canadian Revolving Loan or other Committed Foreign Currency Revolving Loan if, after giving effect thereto, the aggregate outstanding principal amount (calculated at the U.S. Dollar Equivalent thereof in the case of any Foreign Currency Revolving Loans) of all Committed Revolving Loans, Swing Line Loans and Letter of Credit Outstandings would exceed the then existing Total Revolving Loan Commitment Amount.

     SECTION II.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. No Issuer shall be permitted or required to issue, increase, extend or renew any Letter of Credit if, after giving effect thereto, (a) the Letter of Credit Outstandings would exceed the then existing Letter of Credit Commitment Amount, (b) the aggregate amount of all Letter of Credit Outstandings in respect of the applicable Tranche (plus, in the case of U.S. Dollar Letters of Credit only, the aggregate principal amount of all Swing Line Loans then outstanding) would exceed (x) the then existing Revolving Loan Commitment Amount in respect of such Tranche less (y) the sum of the aggregate amount of all Committed Revolving Loans in such Currency or (c) the aggregate amount of all Letter of Credit Outstandings, together with the aggregate outstanding principal amount (calculated at the U.S. Dollar Equivalent thereof in the case of any Foreign Currency Revolving Loans) of all Committed Revolving Loans and Swing Line Loans, would exceed the then existing Total Revolving Loan Commitment Amount.

     SECTION II.2. Optional Reduction of the Revolving Loan Commitment Amounts. The Company may, from time to time on any Business Day occurring after the Closing Date, voluntarily reduce any Revolving Loan Commitment Amount; provided, however, that all such reductions shall require at least three Business Days' prior notice to the Administrative Agent and be permanent, and any partial reduction of any Revolving Loan Commitment Amount shall be in a minimum amount of $500,000 or any larger integral multiple of $100,000. Any such reduction of any Revolving Loan Commitment Amount which reduces such Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount with respect to the same Currency, if applicable, (or, in the case of the U.S. Revolving Loan Commitment only, the Swing Line Loan Commitment Amount) shall result in an automatic and corresponding reduction of such Letter of Credit Commitment Amount (or the Swing Line Loan Commitment Amount, as the case may be) to an aggregate amount not in excess of the applicable Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the applicable Issuer (or the Swing Line Lender, if applicable); provided further, however, that any such reduction in any such Letter of Credit Commitment Amount or the Swing Line Loan Commitment Amount shall be reinstated to the extent that, whether pursuant to clause (h) of Section 2.1.2, Section 2.5 or otherwise, the corresponding Revolving Loan Commitment Amount is thereafter increased.

     SECTION II.3. Borrowing Procedures and Funding Maintenance. Committed Loans (other than Swing Line Loans) shall be made by the Lenders in accordance with Section 2.3.1, and Swing Line Loans shall be made by the Swing Line Lender in accordance with Section 2.3.2.

     SECTION II.3.1. Term Loans and Revolving Loans. By delivering the appropriate Committed Loan Borrowing Request to the Administrative Agent on or before 12:00 noon, New York time (in the case of U.S. Loans or Canadian Loans) or 11:00 a.m., London time (in the case of any Foreign Currency Loans other than Canadian Loans), on a Business Day, a Borrower may from time to time irrevocably request, on not less than one Business Day's notice (in the case of Base Rate Loans) or three Business Days' notice (in the case of Fixed Rate Loans) nor more than five Business Days' notice (in the case of any Committed Loans), that a Committed Borrowing be made in a minimum amount of $500,000 (or, in the case of Foreign Currency Revolving Loans, the multiple of 100,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $500,000) or any larger integral multiple of $100,000 (or, in the case of Foreign Currency Revolving Loans, the multiple of 50,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $100,000) or in the unused amount of the applicable Commitment. No Committed Loan Borrowing Request shall be required, and the minimum aggregate amounts specified under this Section 2.3.1 shall not apply, in the case of U.S. Revolving Loans made under clause (b) of Section 2.3.2 to refund Refunded Swing Line Loans or Committed Revolving Loans deemed made under Section 2.8.2 in respect of unreimbursed Disbursements. On the terms and subject to the conditions of this Agreement, each Committed Borrowing shall be comprised of the type of Committed Loans, shall be made in the Currency and shall be made on the Business Day, specified in such Committed Loan Borrowing Request. On or before 11:00 a.m., New York time (11:00 a.m., London time, in the case of Foreign Currency Loans other than Canadian Loans), on such Business Day, each Lender shall deposit with the Administrative Agent same day funds in the applicable Currency in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower by wire transfer to the accounts such Borrower shall have specified in its Committed Loan Borrowing Request. No Lender's obligation to make any Committed Loan shall be affected by any other Lender's failure to make any Committed Loan.

     SECTION II.3.2. Swing Line Loans. (a) By telephonic notice, promptly followed (within one Business Day) by the delivery of a confirming Committed Loan Borrowing Request, to the Swing Line Lender on or before 1:00 p.m., New York time, on the Business Day the proposed Swing Line Loan is to be made, the Company may from time to time irrevocably request that a Swing Line Loan be made by the Swing Line Lender in a minimum principal amount of $50,000 or any larger integral multiple of $10,000. All Swing Line Loans shall be made in U.S. Dollars as Base Rate Loans and shall not be entitled to be converted into LIBO Rate Loans. The proceeds of each Swing Line Loan shall be made available by the Swing Line Lender, by 2:00 p.m., New York time, on the Business Day telephonic notice is received by it as provided in this clause (a), to the Company by wire transfer to the account the Company shall have specified in its notice therefor.

     (b) If (i) any Swing Line Loan shall be outstanding for more than three Business Days or (ii) any Default shall occur and be continuing, each Lender with a U.S. Revolving Loan Commitment (other than the Swing Line Lender) irrevocably agrees that it will, at the request of the Swing Line Lender and upon notice from the Administrative Agent, unless such Swing Line Loan shall have been earlier repaid in full, make a U.S. Revolving Loan (which shall initially be funded as a Base Rate Loan) in an amount equal to such Lender's Percentage in respect of the U.S. Revolving Loan Commitments of the aggregate principal amount of all such Swing Line Loans then outstanding (such outstanding Swing Line Loans hereinafter referred to as the "Refunded Swing Line Loans"); provided that the Swing Line Lender shall not request, and no Lender with a U.S. Revolving Loan Commitment shall make, any Refunded Swing Line Loan if, after giving effect to the making of such Refunded Swing Line Loan, the sum of all Swing Line Loans and U.S. Revolving Loans made by such Lender, plus such Lender's Percentage in respect of the U.S. Revolving Loan Commitment of the U.S. Letter of Credit Outstandings, would exceed such Lender's Percentage of the then existing U.S. Revolving Loan Commitment Amount. On or before 12:00 noon, New York time, on the first Business Day following receipt by each Lender of a request to make U.S. Revolving Loans as provided in the preceding sentence, each such Lender with a U.S. Revolving Loan Commitment shall deposit in an account specified by the Swing Line Lender the amount so requested in same day funds and such funds shall be applied by the Swing Line Lender to repay the Refunded Swing Line Loans. At the time the aforementioned Lenders make the above referenced U.S. Revolving Loans, the Swing Line Lender shall be deemed to have made, in consideration of the making of the Refunded Swing Line Loans, a U.S. Revolving Loan in an amount equal to the Swing Line Lender's Percentage in respect of the U.S. Revolving Loan Commitment of the aggregate principal amount of the Refunded Swing Line Loans. Upon the making (or deemed making, in the case of the Swing Line Lender) of any U.S. Revolving Loans pursuant to this clause (b), the amount so funded shall become outstanding as a U.S. Revolving Loan of such Lender and shall no longer be a Swing Line Loan. All interest payable with respect to any U.S. Revolving Loans made (or deemed made, in the case of the Swing Line Lender) pursuant to this clause (b) shall be appropriately adjusted to reflect the period of time during which the Swing Line Lender had outstanding Swing Line Loans in respect of which such U.S. Revolving Loans were made. Each Lender's obligation (in the case of Lenders with a U.S. Revolving Loan Commitment) to make the U.S. Revolving Loans referred to in this clause (b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Obligor; (iv) the acceleration or maturity of any Loans or the termination of any Commitment after the making of any Swing Line Loan; (v) any breach of this Agreement or any other Loan Document by any Borrower or any Lender; or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     SECTION II.4. Uncommitted Revolving Loans. Subject to compliance by the Company with the terms of Section 2.1.4 and Section 5.2.1, and compliance by the applicable Foreign Borrower with the terms of Section 5.2.2 (and, in the case of any Foreign Borrower other than the U.K. Term Borrower, the U.K. Revolver Borrower, the Canadian Borrower, the French Revolver Borrower and the Spanish Revolver Borrower, compliance by the applicable Foreign Borrower with the terms of Section 5.3), each Lender severally agrees that any Foreign Borrower may request that Uncommitted Revolving Loan Borrowings be made to it pursuant to this Section 2.4 from time to time on any Business Day prior to the Revolving Loan Commitment Termination Date.

     SECTION II.4.1. Uncommitted Revolving Loan Borrowing Request. (a) A Foreign Borrower may request that a Borrowing of Uncommitted Revolving Loans be made to it in any Foreign Currency by delivering to the Administrative Agent an Uncommitted Revolving Loan Borrowing Request, which shall specify:

              (i) the Foreign Currency in which each such Loan is requested to be made (provided that such Foreign Borrower may only request and receive Uncommitted Revolving Loans denominated in the Foreign Currency of the country in which such Foreign Borrower's principal business operations are located);

              (ii) the principal amount of the Uncommitted Revolving Loan Borrowing requested to be made to such Foreign Borrower (which shall be in an aggregate principal amount the U.S. Dollar Equivalent of which is not less than $500,000) and that, after giving effect to such Uncommitted Revolving Loan Borrowing, the conditions set forth in
     Section 5.2.1 applicable thereto shall have been satisfied;

              (iii) the proposed date of each such proposed Uncommitted Revolving Loan Borrowing, which shall be a Business Day;

              (iv) in the case of a proposed Borrowing of Uncommitted Revolving Loans that are to be Fixed Rate Loans, the proposed Interest Period for each such proposed Borrowing, subject to the provisions of the definition of Interest Period;

              (v) the proposed Stated Maturity Date for the Uncommitted Revolving Loans to be made pursuant to each such Uncommitted Revolving Loan Borrowing; and

              (vi) whether the Uncommitted Interest Quotes requested are to set forth an Uncommitted Interest Margin or an Uncommitted Absolute Interest Rate.

     (b) Each Uncommitted Revolving Loan Borrowing Request shall be transmitted to the Administrative Agent by telex or facsimile so as to be received by the Administrative Agent (i) no later than 10:30 a.m., New York time (10:30 a.m., London time, in the case of Foreign Currency Loans other than

Canadian Loans), on the fourth Business Day before the date of the Borrowing proposed therein, in the case of a LIBO Rate Auction, or (ii) not later than 10:30 a.m., New York time, on the Business Day next preceding the date of the Borrowing proposed therein, in the case of an Absolute Rate Auction, or, in any such case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders having a Percentage of any Revolving Loan Commitment of greater than zero no later than the date of the Uncommitted Revolving Loan Borrowing Request for the first LIBO Rate Auction or Absolute Rate Auction for which such change is to be effective.

     (c) No Foreign Borrower shall deliver to the Administrative Agent any Uncommitted Revolving Loan Borrowing Request within five Business Days after the delivery by such Foreign Borrower of any other Uncommitted Revolving Loan Borrowing Request.

     SECTION II.4.2. Invitation for Uncommitted Interest Quotes. Promptly upon receipt of an Uncommitted Revolving Loan Borrowing Request delivered pursuant to Section 2.4.1, but in no event later than the Business Day following such receipt, the Administrative Agent shall send to each of the Lenders having a Percentage of any Revolving Loan Commitment of greater than zero (by telecopy) an Invitation for Uncommitted Interest Quotes (which shall include a copy of each Uncommitted Revolving Loan Borrowing Request delivered pursuant to Section 2.4.1), which shall constitute an invitation on behalf of the relevant Foreign Borrower to each such Lender to submit Uncommitted Interest Quotes offering to make all or a portion of the Uncommitted Revolving Loan Borrowing requested by such Foreign Borrower pursuant to Section 2.4.1. The Lenders may, but shall have no obligation to, make such offers and such Foreign Borrower may, but shall have no obligation to, accept any such offers in the manner set forth herein.

     SECTION II.4.3. Submission and Contents of Uncommitted Interest Quotes.
(a) Each Lender having a Percentage of any Revolving Loan Commitment of greater than zero may submit an Uncommitted Interest Quote containing an offer or offers to make Uncommitted Revolving Loans in response to any Invitation for Uncommitted Interest Quotes. Each Uncommitted Interest Quote must comply with the requirements of this Section 2.4.3 and must be submitted to the Administrative Agent (by telecopy) (i) not later than 2:00 p.m., New York time, on the fourth Business Day before the proposed date of the Borrowing, in the case of a LIBO Rate Auction, or (ii) not later than 9:30 a.m., New York time, on the proposed date of the Borrowing, in the case of an Absolute Rate Auction, or, in any such case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders having a Percentage of any Revolving Loan Commitment of greater than zero not later than the date of the Uncommitted Revolving Loan Borrowing Request for the first LIBO Rate Auction or Absolute Rate Auction for which such change is to be effective; provided, however, that Uncommitted Interest Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the relevant Foreign Borrower of the terms of the offer or offers contained therein not later than
(x) one hour before the deadline for the other Lenders, in the case of a LIBO Rate Auction or (y) 15 minutes before the deadline for the other Lenders, in the case of an Absolute Rate Auction.

     (b) Each Uncommitted Interest Quote shall be substantially in the form of Exhibit G-5 hereto, shall comply with the provisions of this Section 2.4.3, and shall in any case specify the following:

               (i) the proposed date of Borrowing,

              (ii) each Foreign Borrower to which the Lender would be willing to make its Uncommitted Revolving Loans,

             (iii) the principal amount (stated in the applicable Foreign Currency) of the Uncommitted Revolving Loan for which each such offer is being made, which principal amount (x) may be greater than or less than the Revolving Loan Commitments of the quoting Lender, (y) shall be in an amount the U.S. Dollar Equivalent of which is at least $500,000 and (z) may not exceed the principal amount of Uncommitted Revolving Loans for which offers were requested,

              (iv) in the case of a LIBO Rate Auction, the margin above the applicable LIBO Rate (the "Uncommitted Interest Margin") offered for each such Uncommitted Revolving Loan, expressed as a percentage (specified to the nearest 1/10,000 of 1%) to be added to or subtracted from such LIBO Rate,

              (v) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000 of 1%) (the "Uncommitted Absolute Interest Rate") offered for each such Uncommitted Revolving Loan, and

              (vi)  the identity of the quoting Lender;

provided, however, that any Uncommitted Interest Quote submitted by a Lender pursuant to this Section 2.4.3 shall be irrevocable (subject to Articles V and VIII hereof), unless otherwise consented to in writing by the Administrative Agent acting upon the instructions of the applicable Foreign Borrower.

         (c) Any Uncommitted Interest Quote that: (i) is not substantially in the form of Exhibit G-5 hereto, as determined by the Administrative Agent in its sole discretion, or does not specify all of the information required in clause (b) above; (ii) contains qualifying, conditional or similar language; or
(iii) arrives after the time set forth in clause (a) above, may be disregarded by the applicable Foreign Borrower and the Administrative Agent.

         (d) The Administrative Agent (by telephone, promptly confirmed in writing) shall promptly notify the relevant Foreign Borrower of the terms of all Uncommitted Interest Quotes submitted by the Lenders in accordance with this Section 2.4.3, as well as the identity of any such Lender.

     SECTION II.4.4. Uncommitted Revolving Loan Acceptance. (a) The relevant Foreign Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers notified to it pursuant to clause (d) of Section
2.4.3 (x) not later than 4:00 p.m., New York time, on the fourth Business Day before the proposed date of Borrowing, in the case of a LIBO Rate Auction, or
(y) not later than 10:30 a.m., New York time, on the proposed date of Borrowing, in the case of an Absolute Rate Auction, or, in any such case, such other time or date as the Company and the Administrative Agent shall have mutually agreed and shall have given notice thereof to each Lender having a Percentage of any Revolving Loan Commitment of greater than zero not later than the date of the Uncommitted Revolving Loan Borrowing Request for the first LIBO Rate Auction or Absolute Rate Auction for which such change is to be effective. In the case of acceptance, such notice (a "Notice of Uncommitted Revolving Borrowing") shall specify the aggregate principal amount of offers for each requested maturity date and, in the case of LIBO Rate Loans, Interest Period that are accepted.

     (b) The relevant Foreign Borrower may accept any Uncommitted Interest Quote in whole or in part; provided, however, that:

              (i) the aggregate principal amount of each Uncommitted Revolving Loan Borrowing may not exceed the applicable amount set forth in the related Uncommitted Revolving Loan Borrowing Request;

             (ii) the aggregate principal amount (calculated at the U.S. Dollar Equivalent thereof) of each Uncommitted Revolving Loan Borrowing must not be less than $500,000;

            (iii) acceptance of offers may only be made on the basis of ascending Uncommitted Interest Margins or Uncommitted Absolute Interest Rates, as the case may be;

             (iv) the relevant Foreign Borrower may not accept any offer that fails to comply with the requirements of this Agreement; and

              (v) the conditions set forth in Section 5.2.1 applicable to such Uncommitted Revolving Loan Borrowing shall have been satisfied.

     (c) Not later than 12:00 noon, New York time, on the date specified for each Uncommitted Revolving Loan Borrowing hereunder, each Lender participating therein shall, by wire transfer in same day funds, deposit to an account of the applicable Foreign Borrower specified by such Foreign Borrower the amount of the Uncommitted Revolving Loans to be made by it on such date in the applicable Foreign Currency.

     (d) As soon as practicable after the Uncommitted Revolving Loan Borrowing is made, the Administrative Agent shall notify each Lender having a Percentage of any Revolving Loan Commitment greater than zero of (i) the amount of the Uncommitted Revolving Loan Borrowing, (ii) the U.S. Dollar Equivalent of the outstanding principal amount of all Foreign Currency Revolving Loans (in the aggregate and for each Foreign Borrower) immediately after giving effect to such Borrowing and (iii) the date on which such Uncommitted Revolving Loan Borrowing was made.

     SECTION II.5. Committed Foreign Currency Revolving Loans; Spanish Term Loans. (a) At any time that no Event of Default has occurred and is continuing, one or more Foreign Borrowers from time to time may enter into one or more Foreign Currency Revolving Loan Commitment Addenda, each with one or more Lenders that have, immediately prior to the effectiveness of such Foreign Currency Revolving Loan Commitment Addendum, Percentages in respect of the U.S. Revolving Loan Commitments of greater than zero, whereby such Lenders commit to make, from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, Committed Foreign Currency Revolving Loans denominated in the Foreign Currency of the country in which such Foreign Borrower's principal business operations are located; provided, however, that after giving effect to any Foreign Currency Revolving Loan Commitment created pursuant to this Section 2.5, the Total Foreign Currency Revolving Loan Commitment Amount shall not exceed the Foreign Currency Revolving Loan Limit. Any Foreign Currency Revolving Loan Commitment Addendum entered into pursuant to this Section 2.5 shall become effective upon (and subject to) the Company's delivery of a duly executed copy thereof to the Administrative Agent pursuant to Section 11.2 hereof.

     (b) Any Foreign Currency Revolving Loan Commitment Addendum entered into pursuant to this Section 2.5 may, but need not, include a commitment (a "Foreign Currency Letter of Credit Commitment") by an Issuer party thereto to issue, and a commitment by the Lenders party thereto to participate in, from time to time on and subsequent to the Closing Date but prior to the Revolving Loan Commitment Termination Date, Foreign Currency Letters of Credit denominated in the Foreign Currency of the country in which such Foreign Borrower's principal business operations are located for the account of the Foreign Borrower or Foreign Borrowers party thereto and their respective Subsidiaries; provided, however, that in respect of any Foreign Currency Letter of Credit Commitment so created under this Section 2.5, the Foreign Currency Letter of Credit Commitment Amount shall not exceed the Foreign Currency Revolving Loan Commitment Amount set forth in the applicable Foreign Currency Revolving Loan Commitment Addendum;

     (c) Each Foreign Currency Revolving Loan Commitment Addendum shall set forth:

              (i) the Foreign Borrowers eligible to make Borrowings of Committed Foreign Currency Revolving Loans (and, if Foreign Currency Letters of Credit are therein contemplated, request the issuance of Foreign Currency Letters of Credit) thereunder;

             (ii) the Foreign Currency in which Committed Foreign Currency Revolving Loans are to be made (and, if applicable, Foreign Currency Letters of Credit are to be issued) thereunder;

            (iii) the Foreign Currency Revolving Loan Commitment Amount under such Foreign Currency Revolving Loan Commitment Addendum, which shall be stated in U.S. Dollars;

             (iv) the Percentage of each Lender party to such Foreign Currency Revolving Loan Commitment Addendum in respect of such Foreign Currency Revolving Loan Commitment Amount; and

              (v) if such Foreign Currency Revolving Loan Commitment Addendum includes Foreign Currency Letter of Credit Commitments,

              (A) the Issuer in respect of the Foreign Currency Letters of Credit to be issued thereunder;

              (B) the Foreign Currency Letter of Credit Commitment Amount under such Foreign Currency Revolving Loan Commitment Addendum, which shall be stated in U.S. Dollars and shall not exceed the Foreign Currency Revolving Loan Commitment Amount set forth in such Foreign Currency Revolving Loan Commitment Addendum; and

              (C) the Letter of Credit Reimbursement Obligation Rate in respect of Foreign Currency Letters of Credit issued thereunder.

     (d) Upon the effectiveness of any Foreign Currency Revolving Loan Commitment Addendum pursuant to clause (a) of Section 2.5 or any reduction in any Foreign Currency Revolving Loan Commitment pursuant to Section 2.2, the Percentages of each Lender with a Percentage in respect of the applicable Foreign Currency Revolving Loan Commitments or the U.S. Revolving Loan Commitments in excess of zero shall be automatically adjusted so that, after giving effect to such adjustment, the aggregate amount of the respective Percentages of each Lender in respect of such Revolving Loan Commitments multiplied by the respective Revolving Loan Commitment Amounts shall, before and after giving effect to such Foreign Currency Revolving Loan Commitment Addendum or reduction and such adjustment, be equal. Schedule III hereto sets forth an illustration of the operation of this Section 2.5(d).

     (e) If and when any adjustment is made to any Percentage of any Lender pursuant to clause (d) at any time when any Committed Revolving Loans or Letters of Credit are outstanding, at such time and in such manner as the Company and the Syndication Agent shall agree (it being understood that the

Company and the Agents will use all commercially reasonable efforts to avoid prepayment or assignment of any Fixed Rate Loan on a day other than the last day of the Interest Period applicable thereto), the Lenders shall assign and assume outstanding Committed Revolving Loans and participations in outstanding Letters of Credit held by each Lender to conform to the respective Percentages of the respective Revolving Loan Commitments of the Lenders.

     (f) At any time that no Event of Default has occurred and is continuing, the Spanish Term Borrower may enter into a Term Loan Commitment Addendum with one or more Lenders or other financial institutions, whereby such Lenders or other financial institutions commit to make Spanish Term Loans denominated in Spanish Pesetas (and, in the case of any such financial institution that is not theretofore a Lender, to be a Lender hereunder). Any Term Loan Commitment Addendum entered into pursuant to this Section 2.5 shall become effective upon (and subject to) the Company's delivery of a duly executed copy thereof to the Administrative Agent pursuant to Section 11.2 hereof.

     (g) A Term Loan Commitment Addendum with respect to Spanish Term Loans shall set forth:

              (i) the Spanish Term Borrower eligible to make Borrowings of Spanish Term Loans thereunder;

             (ii) the Spanish Term Loan Commitment Amount under such Term Loan Commitment Addendum, which shall be stated in U.S. Dollars and shall not exceed the aggregate principal amount of the then outstanding Term Loans; and

            (iii) the Percentage of each Lender party to such Term Loan Commitment Addendum in respect of such Foreign Currency Term Loan Commitment Amount.

     SECTION II.6. Continuation and Conversion Elections. By delivering a Continuation/Conversion Notice to the Administrative Agent on or before 12:00 noon, New York time (in the case of U.S. Loans or Canadian Loans) or 11:00 a.m., London time (in the case of any Foreign Currency Loans other than Canadian Loans), on a Business Day, a Borrower may from time to time irrevocably elect, on not less than one Business Day's notice (in the case of a conversion of Fixed Rate Loans into Base Rate Loans) or three Business Days' notice (in the case of a continuation of Fixed Rate Loans or a conversion of Base Rate Loans into Fixed Rate Loans) nor more than five Business Days' notice (in the case of any Loans) that all, or any portion in a minimum amount of $500,000 (or, in the case of Foreign Currency Loans, the multiple of 100,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $500,000) or any larger integral multiple of $100,000 (or, in the case of Foreign Currency Loans, the multiple of 50,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $100,000), of any Borrowing of Committed Loans be, in the case of Base Rate Loans, converted into Fixed Rate Loans or, in the case of Fixed Rate Loans, continued as Fixed Rate

Loans or, in the case of U.S. Loans or Canadian Loans only, converted to Base Rate Loans; provided, however, that, in the absence of delivery of a Continuation/Conversion Notice with respect to any Committed Loan that is a Fixed Rate Loan at least three Business Days before the last day of the then current Interest Period with respect thereto, such Fixed Rate Loan shall, (A) in the case of a Fixed Rate Loan that is a Foreign Currency Loan (other than a Canadian Loan), automatically be continued as a Fixed Rate Loan with an Interest Period of one month and (B) in the case of a Fixed Rate Loan that is a U.S. Loan or a Canadian Loan, automatically convert to a Base Rate Loan, in each case on such last day; provided, further, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of the relevant Lenders, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, Fixed Rate Loans when any Default has occurred and is continuing.

     SECTION II.6.1. Converting Canadian Prime Rate Loans to, or Continuing Canadian BAs as, Canadian BAs. Provided that the Canadian Borrower has, by giving notice to the Administrative Agent in accordance with Section 2.6, requested the Lenders to accept its drafts to replace all or a portion of an outstanding Canadian Loan, then each Lender shall, on the date of conversion or continuation, as applicable, and concurrent with the payment by the Canadian Borrower to the Administrative Agent on behalf of the Lenders of an amount equal to the difference between the principal or face amount of such outstanding Canadian Loan or the portion thereof which is being converted or continued and the aggregate Notional BA Proceeds with respect to the drafts to be accepted by the Lenders, accept the Canadian Borrower's draft or drafts having an aggregate face amount equal to its Percentage of the aggregate principal or face amount of such Canadian Loan or the portion thereof which is being converted or continued, such acceptance to be in accordance with Section 2.11.

     SECTION II.6.2. Converting Canadian BAs to Canadian Prime Rate Loans. Each applicable Lender shall, at the end of an Interest Period with respect to Canadian BAs which such Lender has accepted, pay to the holder thereof the face amount of such Canadian BA. Provided that the Canadian Borrower has, by giving notice to the Administrative Agent in accordance with Section 2.6, requested a Lender to convert all or a portion of outstanding maturing Canadian BAs into a Canadian Prime Rate Loan, such Lender shall, upon the end of the current Interest Period with respect to such Canadian BAs and the payment by such Lender to the holders of such Canadian BAs of the aggregate face amount thereof, be deemed to have made to the Canadian Borrower the Canadian Prime Rate Loan into which the matured Canadian BAs or a portion thereof are converted in the aggregate principal amount equal to its Percentage of the aggregate face amount of the matured Canadian BAs or the portion thereof which are being converted.

     SECTION II.7. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan, so long as such action does not result in increased costs to the applicable Borrower; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the applicable Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility; provided, further, however, that, except for purposes of determining whether any such increased costs are payable by the applicable Borrower, such Lender shall cause such foreign branch, Affiliate or international banking facility to comply with the applicable provisions of clause (b) of Section 4.6 with respect to such LIBO Rate Loan. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of
Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing deposits in the relevant Currency in its LIBOR Office's interbank Eurodollar market.

     SECTION II.8. Issuance Procedures. By delivering to the applicable Issuer and the Administrative Agent an Issuance Request on or before 12:00 noon, New York time, on a Business Day, any Borrower as to which any Issuer has a Letter of Credit Commitment may, from time to time irrevocably request, on not less than three nor more than ten Business Days' notice (or such shorter or longer notice as may be acceptable to such Issuer), in the case of an initial issuance of a Letter of Credit, and not less than three nor more than ten Business Days' notice (unless a shorter or longer notice period is acceptable to such Issuer) prior to the then existing Stated Expiry Date of a Letter of Credit, in the case of a request for the extension of the Stated Expiry Date of a Letter of Credit, that such Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit on behalf of such Borrower denominated in the applicable Currency (whether issued for the account of or on behalf of such Borrower or any of its Subsidiaries) in such form as may be requested by such Borrower and approved by such Issuer, for the purposes described in Section 7.1.9. Notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement paid under a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder by such Issuer at the request of such Borrower (whether the account party on such Letter of Credit is such Borrower or a Subsidiary of such Borrower). Upon receipt of an Issuance Request, the Administrative Agent shall, in accordance with its usual business practices, notify the applicable Issuer and each Lender that has a Percentage of more than zero in respect of the relevant Revolving Loan Commitments thereof. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date"), in the case of standby Letters of Credit, not later than the date that is five Business Days prior to the sixth anniversary of the Original Closing Date and not later than one year from the date of such issuance, and, in the case of commercial Letters of Credit, not later than the date that is thirty Business Days prior to the sixth anniversary of the Original Closing Date and not later than 180 days from the date of such issuance; provided that, notwithstanding the terms of clause
(ii) above, a Letter of Credit may, if required by the beneficiary thereof, contain "evergreen" provisions pursuant to which the Stated Expiry Date shall be automatically extended, unless notice to the contrary shall have been given to the beneficiary by the applicable Issuer more than a specified period prior to the then existing Stated Expiry Date. The applicable Issuer will make available to the beneficiary thereof the original of each Letter of Credit which it issues hereunder. In the event that the Issuer is other than the Administrative Agent, such Issuer will send by facsimile transmission to the Administrative Agent, promptly on the first Business Day of each week, its daily maximum amount available to be drawn under the Letters of Credit issued by such Issuer for the previous week. The Administrative Agent shall deliver to each Lender upon each calendar month end, and upon each Letter of Credit Fee payment, a report (to the extent received from the applicable Issuer in respect of Foreign Currency Letters of Credit) setting forth the daily maximum amount available to be drawn for all Issuers during such period.

     SECTION II.8.1. Other Lenders' Participation. Upon the issuance (or deemed issuance) or increase of each Letter of Credit issued by an Issuer pursuant hereto, and without further action, each Lender (other than such Issuer) that has a Percentage of more than zero in respect of the relevant Revolving Loan Commitments shall be deemed to have irrevocably purchased from such Issuer, to the extent of its Percentage in respect of the applicable Revolving Loan Commitments and such Issuer shall be deemed to have irrevocably granted and sold to such Lender a participation interest in such Letter of Credit (including the Contingent Liability, as the same may have been amended in amount or duration from time to time, and any Reimbursement Obligation and all rights with respect thereto), and such Lender shall, to the extent of its Percentage in respect of the applicable Revolving Loan Commitments be responsible for reimbursing promptly (and in any event within one Business Day) the applicable Issuer for Reimbursement Obligations which have not been reimbursed by the applicable Borrower in accordance with this Section 2.8. In addition, such Lender shall, to the extent of its Percentage in respect of the applicable Revolving Loan Commitments, be entitled to receive from the Administrative Agent a ratable portion of the Letter of Credit Fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Lender has reimbursed an Issuer for a Disbursement as required by this Section, such Lender shall be entitled to receive from the Administrative Agent its ratable portion of any amounts subsequently received (from the applicable Borrower or otherwise) in respect of such Disbursement.

     SECTION II.8.2. Disbursements; Conversion to Revolving Loans. Each
Issuer will notify the applicable Borrower and the Administrative Agent promptly of the presentment for payment under any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, such Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:30 p.m., New York time, on the first Business Day following the Disbursement Date (the "Disbursement Due Date"), the applicable Borrower will reimburse the Administrative Agent, for the account of such Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at the rate per annum otherwise applicable to U.S. Revolving Loans made as Base Rate Loans (in the case of U.S. Letters of Credit) or at the Letter of Credit Reimbursement Obligation Rate in respect of such Letter of Credit (in the case of any other Letter of Credit) from and including the Disbursement Date to but excluding the Disbursement Due Date and, thereafter (unless such Disbursement is converted into a Committed Revolving

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Loan on the Disbursement Due Date), at a rate per annum equal to the rate per annum then in effect with respect to overdue U.S. Revolving Loans made as Base Rate Loans pursuant to Section 3.2.2 (in the case of U.S. Letters of Credit) or at a rate per annum equal to the Letter of Credit Reimbursement Obligation Rate in respect of such Letter of Credit plus 2% (in the case of any other Letter of Credit) for the period from the Disbursement Due Date through the date of such reimbursement; provided, however, that, if no Default shall have then occurred and be continuing, unless the applicable Borrower has notified the Administrative Agent no later than one Business Day prior to the Disbursement Due Date that it will reimburse such Issuer for the applicable Disbursement, then the amount of the Disbursement shall be deemed to be a Borrowing of Committed Revolving Loans in the applicable Currency which, in the case of U.S. Dollars, shall constitute Base Rate Loans and, in the case of any Foreign Currency, shall bear interest at the Letter of Credit Reimbursement Obligation Rate in respect of such Letter of Credit, and following the giving of notice thereof by the Administrative Agent to the applicable Lenders, each Lender with a Percentage of greater than zero in respect of the applicable Revolving Loan Commitments (other than such Issuer) will deliver to such Issuer on the Disbursement Due Date immediately available funds in the applicable Currency in an amount equal to such Lender's applicable Percentage of such Borrowing. Each conversion of Disbursement amounts into Committed Revolving Loans shall constitute a representation and warranty by the applicable Borrower that on the date of the making of such Committed Revolving Loans all of the statements set forth in Section 5.2.1 are true and correct.

     SECTION II.8.3. Reimbursement. The obligation (a "Reimbursement Obligation") of a Borrower under Section 2.8.2 to reimburse an Issuer with respect to each Disbursement (including interest thereon) not converted into a Committed Revolving Loan pursuant to Section 2.8.2, and, upon the failure of any Borrower to reimburse an Issuer and the giving of notice thereof by the Administrative Agent to the applicable Lenders, each Lender's (to the extent it has a Percentage of greater than zero in respect of the applicable Revolving Loan Commitment Amount) obligation under Section 2.8.1 to reimburse such Issuer or fund its Percentage of any Disbursement converted into a Committed Revolving Loan, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower or such Lender, as the case may be, may have or have had against such Issuer or any such Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the applicable Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of such Borrower or such Lender, as the case may be, to commence any proceeding against the applicable Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer determined by a court of competent jurisdiction in a final proceeding.

     SECTION II.8.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Event of Default of the type described in clauses (b) through (d) of Section 8.1.9 or, with notice from the Administrative Agent acting at the direction of the Required Lenders, upon the occurrence and during the continuation of any other Event of Default,

              (a) an amount equal to that portion of all Letter of Credit Outstandings attributable to the then aggregate amount which is undrawn and available under all Letters of Credit issued at the request of any Borrower and outstanding shall, without demand upon or notice to such Borrower or any other Person, be deemed to have been paid or disbursed by the applicable Issuer under such Letters of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed); and

              (b) upon notification by the Administrative Agent to the applicable Borrower of its obligations under this Section, such Borrower shall be immediately obligated to reimburse the applicable Issuer for the amount deemed to have been so paid or disbursed by the applicable Issuer.

Any amounts so payable by any Borrower pursuant to this Section shall be deposited in cash in the applicable Currency with the Administrative Agent (or at the direction of the Administrative Agent with respect to any Foreign Currency) and held as collateral security for the Obligations in connection with the Letters of Credit issued at the request of such Borrower by the applicable Issuer. At such time as the Events of Default giving rise to the deemed disbursements hereunder shall have been cured or waived, the Administrative Agent shall return to the applicable Borrower all amounts then on deposit with or at the direction of the Administrative Agent pursuant to this Section, together with accrued interest at the Federal Funds Rate, which have not been applied to the satisfaction of such Obligations.

     SECTION II.8.5. Nature of Reimbursement Obligations. Each Borrower and, to the extent set forth in Section 2.8.1, each Lender with an applicable Revolving Loan Commitment, shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct determined by a court of competent jurisdiction in a final proceeding) shall be responsible for:

              (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

              (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

              (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

              (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

              (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender with an applicable Revolving Loan Commitment hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by any Issuer in good faith (and not constituting gross negligence or willful misconduct determined by a court of competent jurisdiction in a final proceeding) shall be binding upon the applicable Borrower, each Obligor and each such Lender, and shall not put such Issuer under any resulting liability to such Borrower, any Obligor or any such Lender, as the case may be.

     SECTION II.8.6. Deemed Issuance of Existing Letters of Credit. All Letters of Credit outstanding under the Existing Credit Agreement on the Closing Date shall, for all purposes hereof, be deemed to be Letters of Credit issued hereunder on the Closing Date.

     SECTION II.9. Register; Notes.

              (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender to such Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note or Notes evidencing the Loans made by such Lender to a Borrower, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on such Borrower absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts shall not limit or otherwise affect any Obligations of any Borrower or any other Obligor.

              (b)(i) Each Borrower hereby designates the Administrative Agent to serve as its agent, solely for the purpose of this clause
     (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitments, the Loans made by each Lender to each Borrower and each repayment in respect of the principal amount of the Loans of each Lender to each Borrower and together with which the Administrative Agent shall retain a copy of each Foreign Currency Revolving Loan Commitment Addendum delivered to the Administrative Agent pursuant to Section 2.5 and each Lender

     Assignment Agreement delivered to the Administrative Agent pursuant to
     Section 11.11.1. Failure to make any recordation, or any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan (and, as provided in clause (ii), the Note evidencing such Loan, if any) is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. Any Commitment of any Lender and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of any Commitment of any Lender or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof. No assignment or transfer of any Commitment of any Lender or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section.

              (ii) Each Borrower agrees that, upon the request by any Lender to the Administrative Agent, such Borrower will execute and deliver to such Lender, as applicable, an applicable Revolving Note, Term Note and Swing Line Note evidencing the Loans made by such Lender to such Borrower. Each Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes of such Borrower (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrower that shall have issued such Note absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers or any other Obligor. The Loans evidenced by any such Note and interest thereon shall at all times (including after assignment pursuant to Section 11.11.1) be represented by one or more Notes payable to the order of the payee named therein and its registered assigns. A Note and the obligation evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation evidenced thereby in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of an obligation evidenced by a Note shall be registered in the Register only upon surrender for registration of assignment or transfer of the Note evidencing such obligation, accompanied by a Lender Assignment Agreement duly executed by the assignor thereof, and thereupon, if requested by the assignee, one or more new Notes shall be issued by the applicable Borrower to the designated assignee and the old Note shall be returned by the Administrative Agent to the applicable Borrower marked "exchanged". No assignment of a Note and the obligation evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this Section.

     SECTION II.10. European Monetary Union. If, as a result of the implementation of the European Monetary Union (the "EMU"), (a) any Foreign Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency (the "Euro"), then any amount payable hereunder in such replaced Foreign Currency by any Lender or any Borrower in respect of a Credit Extension shall instead be payable in Euros and the amount so payable shall be determined by translating the amount payable in such Foreign Currency to Euros at the exchange rate recognized by the European Central Bank for the purpose of implementing the EMU; and (b) any nation issuing a Foreign Currency also issues or recognizes both the Foreign Currency and the Euro as the national currency, any amounts payable hereunder by any Lender or any Borrower in respect of a Credit Extension in such Foreign Currency shall be payable either in such Foreign Currency or the Euro (determined in accordance with the method described in the foregoing clause
(a)), upon notice delivered to the applicable Lender. Prior to the applicability of clause (a) or (b) of the preceding sentence, each amount payable hereunder in any Foreign Currency will continue to be payable only in such Foreign Currency. Each of the Borrowers and the Lenders agree, at the request of any such party at the time of, or at any time following, the implementation of the EMU, to enter into good faith negotiations concerning an agreement to amend this Agreement in such manner as any such party shall reasonably request in order to reflect the implementation of the EMU and to place the parties hereto in the position they would have been in had the EMU not been implemented. Notwithstanding anything to the contrary in Section 11.1, in the event that the Borrowers and the Lenders are able to agree to an amendment of this Agreement, which amendment solely addresses issues raised by the EMU, this Agreement, as of such amendment's effective date, shall be deemed to be amended by such amendment without the requirement of any further action hereunder by the Lenders or the Required Lenders, as the case may be.

     SECTION II.11. Canadian BAs. Not in limitation of any other provision of this Agreement, but in furtherance thereof, the provisions of this Section 2.11 shall further apply to the acceptance, rolling over and conversion of Canadian BAs.

     SECTION II.11.1. Funding of Canadian BAs. If the Administrative Agent receives a Borrowing Request or a Continuation/Conversion Notice from the Canadian Borrower requesting a Borrowing or a rollover of or a conversion into a Canadian Loan by way of Canadian BAs, the Administrative Agent shall notify each of the applicable Lenders, prior to 11:00 a.m., Toronto time, on the second Business Day prior to the date of such Credit Extension, of such request and of each such Lender's Percentage of such Canadian Loan. Each applicable Lender shall, not later than 11:00 a.m., Toronto time, on the date of each Canadian Loan by way of Canadian BAs (whether in respect of the Credit Extension or pursuant to a rollover or conversion), accept drafts of the Canadian Borrower which are presented to it for acceptance and which have an aggregate face amount equal to such Lender's Percentage of the total Credit Extension being made available by way of Canadian BAs on such date. With respect to each drawdown of, rollover of or conversion into Canadian BAs, each such Lender shall not be required to accept any draft which has a face amount which is not in an integral multiple of Cdn $100,000. Concurrent with the acceptance of drafts of the Canadian Borrower as aforesaid, each applicable Lender shall make available to the Administrative Agent the aggregate Notional BA Proceeds with respect to the Canadian BAs being purchased by such Lender (net of the aggregate amount required to repay such Lender's outstanding Canadian BAs that are maturing on such date and/or Canadian Prime Rate Loans of such Lender that are being converted on such date). The Administrative Agent shall, upon fulfillment by the Canadian Borrower of the terms and conditions set forth in Article V, make such amount, if any, received from the applicable Lenders available to the Canadian Borrower on the date of such Credit Extension by crediting the designated account of the Canadian Borrower. Each Canadian BA to be accepted by any Lender shall be accepted by such Lender at its Domestic Office located in Canada.

     SECTION II.11.2. Presigned Draft Forms. To enable the applicable Lenders to accept Canadian BAs, the Canadian Borrower shall supply each such Lender with such number of drafts as such Lender may reasonably request, duly endorsed and executed on behalf of the Canadian Borrower. Each Lender agrees that, in respect of the safekeeping of executed drafts of the Canadian Borrower which are delivered to it for acceptance hereunder, it will exercise the same degree of care which it gives to its own negotiable instruments; provided that such Lender shall not be deemed to be an insurer thereof. Such Lender will, upon request by the Canadian Borrower, promptly advise the Canadian Borrower of the number and designations, if any, of the uncompleted drafts then held by it. The signature of any duly authorized officer of the Canadian Borrower on a draft may be mechanically reproduced in facsimile and drafts and Canadian BAs bearing such facsimile signature shall be binding upon the Canadian Borrower as if they had been manually signed by such officer. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any draft as one of such officers may no longer hold office at the date thereof or at the date of its acceptance by such Lender hereunder or at any time thereafter, any draft or Canadian BA so signed shall be valid and binding upon the Canadian Borrower. The receipt by the Administrative Agent of a request for a Borrowing by way of Canadian BAs shall be each applicable Lender's sufficient authority to complete, and each applicable Lender shall, subject to the terms and conditions of this Agreement, complete the pre-signed forms of drafts in accordance with such request and the advice of the Administrative Agent as to the amount of the Canadian BAs to be accepted by such Lender, and the drafts so completed shall thereupon be deemed to have been presented for acceptance. Except as set forth in the immediately preceding sentence, no Lender shall complete any pre-signed forms of drafts.

     SECTION II.11.3. Special Provisions Relating to Acceptance Notes. (a) The Canadian Borrower and each applicable Lender hereby acknowledge and agree that from time to time certain Lenders which are not Canadian chartered banks or which are Canadian chartered banks listed on Schedule II of the Bank Act (Canada) may not be authorized to or may, as a matter of general corporate policy, elect not to accept Canadian BA drafts, and the Canadian Borrower and each applicable Lender agrees that any such Lender may purchase Acceptance Notes of the Canadian Borrower in accordance with the provisions of Section 2.11.3(b) in lieu of accepting Canadian BAs for its account.

     (b) In the event that any Lender described in Section 2.11.3(a) above is unable to, or elects as a matter of general corporate policy not to, accept Canadian BAs hereunder, such Lender shall not accept Canadian BAs hereunder, but rather, if the Canadian Borrower requests the acceptance of such Canadian BAs, the Canadian Borrower shall deliver to such Lender non-interest bearing promissory notes (each, an "Acceptance Note") of the Canadian Borrower, substantially in the form of Exhibit A-4 hereto, having the same maturity as the Canadian BAs that would otherwise be accepted by such Lender and in an aggregate principal amount equal to the undiscounted face amount of such Canadian BAs. Each such Lender hereby agrees to purchase each Acceptance Note from the Canadian Borrower at a purchase price equal to the Notional BA Proceeds for a Lender listed on Schedule II to the Bank Act (Canada) which would have been applicable if a Canadian BA draft had been accepted by such bank and such Acceptance Notes shall be governed by the provisions of this
Article II as if they were Canadian BAs.


                                  ARTICLE III

                   REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

     SECTION III.1. Repayments and Prepayments; Application.

     SECTION III.1.1. Repayments and Prepayments. Each Borrower shall repay in full the unpaid principal amount of each Loan made to it upon the Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

              (a) From time to time on any Business Day, the Company or a Foreign Borrower, as the case may be, may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any

                       (i)  Loans (other than Swing Line Loans and Canadian
              BAs); provided, however, that

                                (A) any such prepayment of the Loans of any
                       Tranche shall be made pro rata among Loans of such Tranche of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Loans;

                                (B) each Borrower shall comply with Section
                       4.4 in the event that any LIBO Rate Loan is prepaid on any day other than the last day of the Interest Period for such Loan;

                   (C) all such voluntary prepayments shall require at least
              one Business Day's notice in the case of Base Rate Loans and three Business Days' notice in the case of LIBO Rate Loans, but no more than five Business Days' notice in the case of any Loans, in each case in writing to the Administrative Agent; and

                   (D) all such voluntary partial prepayments shall be in a
              minimum aggregate amount of $500,000 (or, in the case of Foreign Currency Loans, the multiple of 100,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $500,000) or any larger integral multiple of $100,000 (or, in the case of Foreign Currency Loans, the multiple of 50,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $100,000) , or in the aggregate principal amount of all Loans of the applicable Tranche and type then outstanding; or

              (ii) Swing Line Loans; provided that

                   (A) all such voluntary prepayments shall require prior
              telephonic notice to the Swing Line Lender on or before 1:00 p.m., New York time, on the day of such prepayment (such notice to be confirmed in writing by the Company within 24 hours thereafter); and

                    (B) all such voluntary partial prepayments shall be in a
               minimum aggregate amount of $50,000 or any larger integral multiple of $10,000, or in the aggregate principal amount of all Swing Line Loans then outstanding.

     In addition, from time to time on any Business Day, the Company or any Foreign Borrower may, upon not less than one Business Day's notice to the Administrative Agent, elect to deposit with the Administrative Agent Canadian Dollars in immediately available funds to be held by the Administrative Agent, pursuant to collateral arrangements satisfactory to it, for application to the payment of Canadian BAs designated by such Borrower in such notice (provided that any such designation shall be made pro rata among the Lenders on the basis of the aggregate face amount of Canadian BAs then outstanding). If such a deposit is made, then such Canadian BAs shall (to the extent of such deposit) be deemed no longer outstanding for purposes of this Agreement.

          (b) No later than five Business Days following the delivery by the Company of its annual audited financial reports required pursuant to clause (b) of Section 7.1.1 (beginning with the financial reports delivered in respect of the 1998 Fiscal Year), the Company shall deliver to the Administrative Agent a calculation of the Excess Cash Flow for the Fiscal Year last ended (or, in the case of the 1998 Fiscal Year, from the Original Closing Date through December 31, 1998) and, no later than five Business Days following the delivery of such calculation, make or caused to be made a mandatory prepayment of the Term Loans in an amount equal to (i) 50% of the Excess Cash Flow (if any) for such Fiscal Year (or period) less (ii) the aggregate amount of all voluntary prepayments of the principal of the Term Loans actually made in such Fiscal Year pursuant to clause (a) of Section 3.1.1, to be applied as set forth in Section 3.1.2; provided, however, that no such prepayment shall be required to be made beyond the extent that the amount of Debt as reduced by giving effect to such prepayment would result, on a pro forma basis, in a Leverage Ratio of 3.50:1 or less as of the end of the immediately preceding Fiscal Quarter.

          (c) No later than one Business Day (in the case of Net Debt Proceeds) or 30 calendar days (in the case of Net Disposition Proceeds) following the receipt of any Net Disposition Proceeds or Net Debt Proceeds by the Company or any of its Restricted Subsidiaries, the Company shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, and, to the extent the amount of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, with respect to any single transaction or series of related transactions, exceeds $2,500,000, make or cause to be made a mandatory prepayment of (or shall cash collateralize, in the case of Canadian BAs) the Term Loans in an amount equal to 100% of such Net Disposition Proceeds or Net Debt Proceeds, as the case may be, to be applied as set forth in Section 3.1.2; provided that no mandatory prepayment (or cash collateralization in the case of Canadian BAs) on account of such Net Disposition Proceeds shall be required under this clause if the Company informs the Agents no later than 30 days following the receipt of any Net Disposition Proceeds of its or its Restricted Subsidiary's good faith intention to apply such Net Disposition Proceeds to the acquisition of other assets or property consistent with the Formica Business (including by way of merger or Investment) within 365 days following the receipt of such Net Disposition Proceeds, with the amount of such Net Disposition Proceeds unused after such 365-day period being applied to the Loans as set forth in Section 3.1.2.

          (d) Concurrently with the consummation of any transaction giving rise to any Net Equity Proceeds, the Company shall deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, and, to the extent that the amount of such Net Equity Proceeds with respect to any single transaction or series of related transactions exceeds $2,500,000, make or cause to be made a mandatory prepayment of the Term Loans (or shall cash collateralize, in the case of Canadian BAs) in an amount equal to 50% of such Net Equity Proceeds to be applied as set forth in Section 3.1.2; provided, however, that no such prepayment (or cash collateralization in the case of Canadian BAs) shall be required to be made beyond the extent that the amount of Debt as reduced by giving effect to such prepayment would result, on a pro forma basis, in a Leverage Ratio of 3.50:1 or less as of the end of the immediately preceding Fiscal Quarter.

          (e) Concurrently with the receipt by the Company or any of its Restricted Subsidiaries of any Casualty Proceeds in excess of $2,500,000 (individually or in the aggregate over the course of a Fiscal Year), the Company shall deposit or cause to be deposited such Casualty Proceeds in an account maintained with the Administrative Agent and, within 60 days following the receipt by the Company or any of its Restricted Subsidiaries of such Casualty Proceeds, direct the Administrative Agent to apply such Casualty Proceeds to prepay the Term Loans (or cash collateralize in the case of Canadian BAs) in an amount equal to 100% of such Casualty Proceeds, to be applied as set forth in Section 3.1.2; provided, however, that no mandatory prepayment (or cash collateralization, in the case of Canadian BAs) on account of Casualty Proceeds shall be required hereunder if the Company informs the Agents no later than 60 days following the occurrence of the Casualty Event resulting in such Casualty Proceeds of its or its Restricted Subsidiary's good faith intention to apply such Casualty Proceeds to the rebuilding or replacement (including through the acquisition or construction of facilities providing equivalent capacity) of the assets or property subject to such Casualty Event or the acquisition of other assets or property consistent with the Formica Business (including by way of merger or investment) and in fact uses such Casualty Proceeds to rebuild or replace the assets or property subject to such Casualty Event or to acquire such other assets or property within 365 days following the receipt of such Casualty Proceeds, with the amount of such Casualty Proceeds unused after such 365-day period being applied to the Loans pursuant to Section 3.1.2.

          (f) On each date when any reduction in any Revolving Loan Commitment Amount shall become effective in respect of any Revolving Loan Commitment, including pursuant to Section 2.2, the Company or a Foreign Borrower, as the case may be, shall make a mandatory prepayment of Revolving Loans or shall cash collateralize Canadian BAs, if applicable, (in the relevant Currency) and (if applicable and necessary) Swing Line Loans, and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings (in the relevant Currency) in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans (in the relevant Currency) and, with respect only to the U.S. Revolving Loan Commitment, Swing Line Loans and (ii) the aggregate amount of all Letter of Credit Outstandings (in the relevant Currency), in each case under such Revolving Loan Commitment, over the applicable Revolving Loan Commitment Amount in respect of such Revolving Loan Commitment, in each case as so reduced.

          (g) On each date when any reduction in the Total Revolving Loan Commitment Amount shall become effective, including pursuant to Section 2.2, the Company or a Foreign Borrower, as the case may be, shall make a mandatory prepayment of Revolving Loans or cash collateralize Canadian BAs, if applicable, and (if necessary) Swing Line

     Loans and (if necessary) deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings in an aggregate amount equal to the excess, if any, of the sum of (i) the aggregate outstanding principal amount of all Revolving Loans (included, in the case of Foreign Currency Revolving Loans, at the U.S. Dollar Equivalent thereof) and Swing Line Loans and (ii) the Letter of Credit Outstandings, over the Total Revolving Loan Commitment Amount as so reduced.

          (h) On the relevant Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth in clause (i) below (with respect to all Term Loans (other than U.S. Term B Loans and Additional U.S. Term Loans)), clause (ii) below (with respect to U.S. Term B Loans) or clause (iii) below (with respect to Additional U.S. Term Loans), the Company or a Foreign Borrower, as the case may be, shall make a scheduled repayment of the outstanding principal amount, if any, of its Term Loans, applied as set forth in Section 3.1.2, so that the aggregate amount of such repayments shall equal the amount set forth below opposite such Stated Maturity Date or period, as applicable (as such amounts may have otherwise been reduced pursuant to this Agreement); provided that, with respect to repayments of Foreign Currency Term Loans made pursuant to this clause such repayments shall be made in the applicable Foreign Currency in an amount equal to the Foreign Currency Equivalent thereof determined by reference to exchange rates applied in respect of such Foreign Currency Term Loans on the date such Foreign Currency Term Loans were made:

               (i) All Term Loans (other than U.S. Term B Loans and Additional U.S. Term Loans):

                                                            Scheduled
                                                            Principal
                        Period                              Repayment
                        ------                              ---------
                  6/15/99 to 6/15/00                          $531,250
                  6/16/00 to 6/15/01                        $2,125,000
                  6/16/01 to 6/15/02                        $4,250,000
                  6/16/02 to 6/15/03                        $5,312,500
                  6/15/03 to Stated                         $9,031,250
                   Maturity Date therefor

               (ii) U.S. Term B Loans:

                                                            Scheduled
                                                            Principal
                        Period                              Repayment
                        ------                              ---------
                  4/03/00 to 3/31/05                           $350,000
                  4/01/05 to 4/29/06                        $26,600,000
                  Stated Maturity Date                      $26,600,000
                  therefor

               (iii) Additional U.S. Term Loans:

                                                            Scheduled
                                                            Principal
                        Period                              Repayment
                        ------                              ---------
                  the date the Additional        .25% of the aggregate principal
                  U.S. Term Loans are made       amount of Additional U.S. Term
                  to 3/31/05                     Loans made

                  4/01/05 to 4/29/06 and the     one-fifth of the excess of the
                  Stated Maturity Date           aggregate principal amount of
                  therefor                       Additional U.S. Term Loans made
                                                 over the sum of the principal
                                                 payments made prior to April 1,
                                                 2005

          (i) On the Business Day following the date upon which the Company shall have delivered a certificate required to be delivered pursuant to clause (h) of Section 7.1.1, the Company or a Foreign Borrower, as the case may be, shall,

               (i) if the U.S. Dollar Equivalent of the aggregate outstanding principal amount of all Committed Foreign Currency Revolving Loans and Committed Foreign Currency Letter of Credit Outstandings in any Foreign Currency is equal to or greater than 105% of the applicable Foreign Currency Revolving Loan Commitment Amount with respect to such Foreign Currency, make a prepayment of its Committed Foreign Currency Revolving Loans in such Foreign Currency (or cash collateralize Canadian BAs, if applicable) and (if necessary) deposit with the Administrative Agent cash collateral for the Foreign Currency Letter of Credit Outstandings in respect of such Foreign Currency in an amount equal to such excess over the applicable Foreign Currency Revolving Loan Commitment Amount; and

               (ii) if the U.S. Dollar Equivalent of the sum of the aggregate outstanding principal amount of all Foreign

          Currency Revolving Loans and all Foreign Currency Letter of Credit Outstandings is equal to or greater than 105% of the Foreign Currency Revolving Loan Limit, make a prepayment of its Foreign Currency Revolving Loans (or cash collateralize Canadian BAs, if applicable) and (if necessary) deposit with the Administrative Agent cash collateral for the Foreign Currency Letter of Credit Outstandings (in the applicable Foreign Currency) in an amount equal to such excess over the Foreign Currency Revolving Loan Limit.

          (j) Following the prepayment in full of the Term Loans, on the date the Term Loans would otherwise have been required to be prepaid on account of any Net Disposition Proceeds, Net Debt Proceeds, Excess Cash Flow, Net Equity Proceeds or Casualty Proceeds, the Company or a Foreign Borrower, as the case may be, shall first, prepay such Tranche or Tranches of Revolving Loans and Swing Line Loans, to the extent then outstanding (or cash collateralize Canadian BAs, if applicable), as the Company shall elect, and, second, deposit with the Administrative Agent cash collateral for Letter of Credit Outstandings, in an aggregate amount equal to the amount by which the Term Loans would otherwise have been required to be prepaid if Term Loans had been outstanding.

          (k) Immediately upon any acceleration of the Stated Maturity Date of any Loans or Obligations pursuant to Section 8.2 or Section 8.3, the Company or a Foreign Borrower, as the case may be, shall repay all outstanding Loans and other Obligations, and cash collateralize all outstanding Canadian BAs unless, pursuant to Section 8.3, only a portion of all Loans and other Obligations are so accelerated (in which case the portion so accelerated shall be so prepaid).

          (l) Immediately upon the receipt by the Spanish Term Borrower of the proceeds of any Spanish Term Loan, the Company or a Foreign Borrower, as the case may be, shall prepay U.S. Term A Loans, U.K. Term Loans or Canadian Term Loans (as elected by the Company) in an amount equal to such proceeds.

     Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. If any such prepayments or repayments described above relate to Canadian BAs which have not matured, the Canadian Borrower shall at such time deposit in a cash collateral account opened and maintained by the Administrative Agent, an amount equal to the aggregate undiscounted face amount (or the portion thereof relating to the portion of all Canadian Loans so accelerated, in the case of clause (i) of this Section 3.1.1) of all such unmatured Canadian BAs to be so repaid or prepaid and such amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of such maturing Canadian BAs. No prepayment of principal of any Revolving Loans or Swing Line Loans pursuant to clause (a), (i) or (j) of this Section 3.1.1 shall cause a reduction in any Revolving Loan Commitment Amount or the Swing Line Loan Commitment Amount, as the case may be. Any Letter of Credit outstanding that is cash collateralized pursuant to clause (f),

(g) or (i) of this Section 3.1.1 shall not thereafter, so long as, and to the extent that, such Letter of Credit remains so cash collateralized, be considered to be outstanding for purposes of such clauses (f), (g) or (i) of this Section 3.1.1.

     SECTION III.1.2. Application. (a) Subject to clause (b) below, each prepayment or repayment of principal of the Loans of any Tranche shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, to the principal amount thereof being maintained as Fixed Rate Loans.

     (b) Each prepayment of Term Loans made pursuant to clauses (a), (b), (c),
(d), (e), (h) and (l) of Section 3.1.1 shall be applied, (i) on a pro rata basis, to the outstanding principal amount of (A) in the case of prepayments pursuant to clause (l) of Section 3.1.1, the U.S. Term A Loans, U.K. Term Loans and Canadian Term Loans, and (B) in the case of prepayments pursuant to clauses
(a), (b), (c), (d), (e) and (h) of Section 3.1.1, all Tranches of Term Loans and (ii) except in the case of prepayments pursuant to clause (h) of Section 3.1.1, in direct order of maturity of the remaining scheduled quarterly amortization payments under clause (h) of Section 3.1.1; provided that the Company may make, or cause other Borrowers to make, any such prepayments to any Lender of Term Loans of such Tranches as the Company shall elect so long as the aggregate amount of all such prepayments made to each Lender is equal to its pro rata portion of the aggregate prepayments made to all Lenders; provided, further, that if the Company at any time elects in writing, in its sole discretion, to permit any Lender of Term Loans to decline to have such Term Loans prepaid, then any Lender with Term Loans outstanding may, by delivering a notice to the Agents at least one Business Day prior to the date that such prepayment is to be made, decline to have its pro rata portion of such Term Loans prepaid with the amounts set forth above.

     SECTION III.2. Interest Provisions. Interest on the outstanding principal amount of the Loans (other than interest payable with respect to Canadian BAs) shall accrue and be payable in accordance with this Section 3.2.

     SECTION III.2.1. Rates.

     (a) Each Base Rate Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made or converted to a Base Rate Loan to but excluding the date such Loan is repaid or converted to a Fixed Rate Loan at a rate per annum equal to the sum of the Alternate Base Rate (if such Loan is not a Canadian Loan) or Canadian Prime Rate (if such loan is a Canadian Loan), as applicable, for such day plus the Applicable Margin for such Loan on such day.

     (b) Each Committed LIBO Rate Loan in any Currency shall accrue interest on the unpaid principal amount thereof for each day during each Interest Period applicable thereto at a rate per annum equal to the sum of the LIBO Rate (or
(i), in the case of U.S. Loans, LIBO Rate (Reserve

Adjusted) and (ii) in the case of U.K. Loans, LIBO Rate (Additional Cost Adjusted)) for such Currency and Interest Period plus the Applicable Margin for such Loan on such day.

     (c) Each Uncommitted Revolving Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Loan was made to but excluding the date such Loan is repaid at a rate per annum equal to the Uncommitted Interest Rate for such Loan.

     (d) Anything in the Section 3.2.1 to the contrary notwithstanding, each U.S. Term B Loan shall accrue interest on the unpaid principal amount thereof for each day from and including the day upon which such Term B Loan was made to but excluding the Amendment Effective Date at the rates per annum set forth in the DS Holding Credit Agreement.

All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

     SECTION III.2.2. Post-Maturity Rates. After the date any principal amount of any Loan shall have become due and payable (whether on the applicable Stated Maturity Date, upon acceleration or otherwise), or any other monetary Obligation (other than overdue Reimbursement Obligations which shall bear interest as provided in Section 2.8.2) of any Borrower shall have become due and payable, such Borrower shall pay, but only to the extent permitted by law, interest (after, as well as before, judgment) on such amounts at a rate per annum equal to (i) in the case of any overdue principal of Loans, overdue interest thereon, overdue commitment fees or other overdue amounts in respect of Loans or other obligations (or the related Commitments) under a particular Tranche,(x) in the case of Loans other than Foreign Currency Loans, the rate that would otherwise be applicable to Base Rate Loans under such Tranche pursuant to clause (a) of Section 3.2.1 plus 2%, (y) in the case of Committed Foreign Currency Loans, the rate that would otherwise be applicable to such Loans under clause (b) of Section 3.2.1 plus 2%, and (z) in the case of Uncommitted Revolving Loans, the rate that would otherwise be applicable to such Loans pursuant to clause (c) of Section 3.2.1 plus 2%, and (ii) in the case of other overdue monetary Obligations, the rate that would otherwise be applicable to Committed Revolving Loans that were Base Rate Loans plus 2%.

     SECTION III.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

          (a) on the Stated Maturity Date therefor;

          (b) in the case of a LIBO Rate Loan or an Uncommitted Absolute Rate Revolving Loan, on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan, to the extent of the unpaid interest accrued through such date on the principal so paid or prepaid;

          (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Closing Date;

          (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, at intervals of three months after the first day of such Interest Period);

          (e) with respect to the principal amount of any Base Rate Loans converted into Fixed Rate Loans on a day when interest would not otherwise have been payable pursuant to clause (c) above, on the date of such conversion; and

          (f) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans, Reimbursement Obligations or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

     SECTION III.3. Fees. The Borrowers agree to pay the fees set forth in this
Section 3.3. All such fees shall be non-refundable.

     SECTION III.3.1. Commitment Fee. Each Borrower agrees to pay to the Administrative Agent for the account of each Lender that has a Revolving Loan Commitment to such Borrower, for each day during the period (including any portion thereof when any of the Lenders' applicable Revolving Loan Commitments are suspended by reason of the Company's inability to satisfy any condition of
Article V) commencing on the Original Closing Date and continuing to but excluding the Revolving Loan Commitment Termination Date, a commitment fee on such Lender's Percentage of the unused portion, whether or not then available, of the Revolving Loan Commitment Amount with respect to such Revolving Loan Commitment (net of Letter of Credit Outstandings in respect of the related Letter of Credit Commitment) for such day at a rate per annum equal to the Applicable Commitment Fee for such day. Such commitment fees shall be payable by the applicable Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Original Closing Date, and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans and Uncommitted Revolving Loans shall not constitute usage of the applicable Revolving Loan Commitment with respect to the calculation of commitment fees to be paid by the Borrowers to the applicable Lenders however, the acceptance of Canadian BAs shall constitute usage of the Canadian Revolving Loan Commitment with respect to the calculation of such commitment fee. Any term or provision hereof to the contrary notwithstanding, commitment fees payable for any period prior to the Original Closing Date shall be payable in accordance with the Fee Letter. Payments by the Company to the Swing Line Lender in respect of accrued interest on Swing Line Loans shall be net of the commitment fee payable in respect of the Swing Line Lender's Revolving Loan Commitment.

     SECTION III.3.2. Administrative Agent Fee. The Company agrees to pay an annual administration fee to the Administrative Agent, for its own account, in the amount set forth in the Administrative Agent's Fee Letter, payable in advance on the Original Closing Date and quarterly thereafter.

     SECTION III.3.3. Letter of Credit Fee. Each Borrower agrees to pay to the Administrative Agent, for the pro rata account of the applicable Issuer and each other Lender that has a Percentage greater than zero in respect of the applicable Revolving Loan Commitment Amount, a Letter of Credit fee (the "Letter of Credit Fee") for each day on which there shall be any Letters of Credit outstanding under any Letter of Credit Commitment to such Borrower, at a rate per annum equal to (i) with respect to each standby Letter of Credit, the then Applicable Margin for Revolving Loans maintained as LIBO Rate Loans, multiplied by the Stated Amount of each such Letter of Credit; and (ii) with respect to each commercial Letter of Credit, 1.25%, multiplied by the Stated Amount of each such Letter of Credit, such fees being payable in U.S. Dollars (or the U.S. Dollar Equivalent with respect to Foreign Currency Letters of Credit) quarterly in arrears on each Quarterly Payment Date. Each Borrower further agrees to pay to the applicable Issuer quarterly in arrears on each Quarterly Payment Date, an issuance fee in an amount equal to .125% (or, if the Company and the applicable Issuer shall have agreed to another percentage, such other percentage), multiplied by the Stated Amount of each such Letter of Credit, such fees being payable in U.S. Dollars (or the U.S. Dollar Equivalent with respect to Foreign Currency Letters of Credit) quarterly in arrears on each Quarterly Payment Date.

     SECTION III.3.4. PSM Fee Letter. The Company acknowledges its having succeeded by operation of law pursuant to the Mergers to the obligations of DS Holding under the PSM Fee Letter (and hereby confirms its obligation to perform such obligations), including the obligation to pay all amounts set forth in the PSM Fee Letter, such payments to be made to the Persons entitled to receive such payments, in each case, in accordance with the terms of the PSM Fee Letter.

                                   ARTICLE IV

              CERTAIN LIBO RATE, CANADIAN BA AND OTHER PROVISIONS

     SECTION IV.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Company and the Lenders, be conclusive and binding on the Borrowers) that the introduction of or any change in or in the interpretation of any law, in each case after (i) in the case of any such introduction or change with respect to Committed Loans, the date upon which such Lender shall have become a Lender hereunder, and (ii) in the case of any such introduction or change with respect to Uncommitted Revolving Loans, the date on which such Lender submitted an Uncommitted Interest Quote in respect of such Uncommitted Revolving Loan pursuant to Section 2.4, makes it unlawful, or any central bank or other governmental authority asserts, after such date, that it is unlawful, for such Lender to make, continue or maintain any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue, maintain or convert any Loans as or to LIBO Rate Loans shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist (with the date of such notice being the "Reinstatement Date"), and (i) all LIBO Rate Loans previously made by such Lender shall (A) in the case of U.S. Loans, automatically convert into Base Rate Loans and (B) in the case of Foreign Currency Loans, accrue interest at each applicable Lender's cost of funds, as reasonably determined and as notified by such Lender to the Administrative Agent and the Company, plus the Applicable Margin in respect of such Foreign Currency Loans, in each case at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion, and (ii) all Loans thereafter to be made by such Lender and outstanding prior to the Reinstatement Date shall (A) in the case of U.S. Loans, be made as Base Rate Loans, with interest thereon being payable on the same date that interest is payable with respect to the corresponding Borrowing of LIBO Rate Loans made by Lenders not so affected, and
(B) in the case of Foreign Currency Loans, accrue interest at each applicable Lender's cost of funds, as reasonably determined and as notified by such Lender to the Administrative Agent and the Company, plus the Applicable Margin in respect of such Foreign Currency Loans.

     SECTION IV.2. Deposits Unavailable; Circumstances Making Canadian BAs Unavailable. (a) If the Administrative Agent shall have determined that (i) deposits in the relevant Currency and amount and for the relevant Interest Period are not available to the Administrative Agent in its relevant market, or
(ii) by reason of circumstances affecting the Administrative Agent's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans in a particular Currency, then, upon notice from the Administrative Agent to the Company and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended and, in the case of U.S. Loans, such Loans shall accrue interest at the Base Rate plus the Applicable Margin in respect of such Loans and, in the case of Foreign Currency Loans, such Loans shall accrue interest at each applicable Lender's cost of funds, as reasonably determined and as notified by such Lender to the Administrative Agent and the Company, plus the Applicable Margin in respect of such Loans, in each case from the end of the then current Interest Period applicable thereto, until the Administrative Agent shall notify the Company and the Lenders that the circumstances causing such suspension no longer exist, and subsequent LIBO Rate Loans in respect of such Currency shall be made at an interest rate equal to, in the case of U.S. Loans, the Base Rate plus the Applicable Margin in respect of such Loans and, in the case of Foreign Currency Loans, each applicable Lender's cost of funds, as reasonably determined and as notified by such Lender to the Administrative Agent and the Company, plus the Applicable Margin in respect of such Loans.

     (b) If the Administrative Agent shall have determined that by reason of circumstances affecting the Canadian money market, there is no market for Canadian BAs, then the right of the Canadian Borrower to request the acceptance of Canadian BAs and the acceptance thereof shall be suspended until the Administrative Agent determines that the circumstances causing such suspension no longer exist and the Administrative Agent so notifies the Canadian Borrower and any Committed Loan Borrowing Request or Continuation/Conversion Notice requesting the acceptance of Canadian BAs shall be canceled and the Loans requested therein shall be made as, continued as or converted into Canadian Prime Rate Loans or, in the case of a Credit Extension, if requested by the Canadian Borrower at least one Business Day prior to the scheduled date of the Credit Extension, not be made.

     SECTION IV.3. Increased Fixed Rate Loan Costs, etc. The applicable Borrower agrees to reimburse each Lender for any increase in the cost to such Lender of, or any reduction in the amount of any sum receivable by such Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, Fixed Rate Loans (excluding any amounts, whether or not constituting Taxes, referred to in Section 4.6) arising as a result of any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority that occurs after (i) in the case of any such increased costs or reduced return in respect of Committed Loans, the date upon which such Lender became a Lender hereunder and
(ii) in the case of any such increased costs or reduced return in respect of Uncommitted Revolving Loans, the date on which such Lender submitted an Uncommitted Interest Quote with respect to such Uncommitted Revolving Loan pursuant to Section 2.4. Such Lender shall promptly notify the Administrative Agent and the Company in writing of the occurrence of any such event, and such notice shall state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate such Lender for such increased cost or reduced amount. Such additional amounts shall be payable by the applicable Borrower directly to such Lender within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

     SECTION IV.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Fixed Rate Loan, but excluding any loss of margin after the date of any such conversion, repayment, prepayment or failure to borrow, continue or convert) as a result of
(i) any conversion or repayment or prepayment of the principal amount of any Fixed Rate Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to Section 3.1 or otherwise, (ii) any Loans not being borrowed as Fixed Rate Loans in accordance with the Borrowing Request therefor, or (iii) any Loans not being continued as, or converted into, Fixed Rate Loans in accordance with the Continuation/Conversion Notice therefor, then, upon the written notice of such Lender to the applicable Borrower (with a copy to the Administrative Agent), such Borrower shall, within five days of its receipt thereof, pay directly to such Lender such amount as will (in the reasonable determination of such Lender) reimburse such Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

     SECTION IV.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority, in each case occurring after (i) in the case of any such change, introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in in respect of Committed Loans, the applicable Lender becomes a Lender hereunder, (ii) in the case of any such change, introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in respect of Uncommitted Revolving Loans, the date upon which such Lender submitted an Uncommitted Interest Quote in respect of such Uncommitted Revolving Loan pursuant to Section 2.4, and (iii) in the case of any such change, introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in in respect of Letters of Credit, the applicable Issuer becomes an Issuer hereunder, affects or would affect the amount of capital required or expected to be maintained by any Lender or Issuer or any Person controlling such Lender or Issuer or affects or would affect the cost or revenue associated with the issuance of or participation in Letters of Credit, and such Lender or Issuer determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of its Commitments, issuance of or participation in Letters of Credit, acceptance of or funding of Canadian BAs or the Loans made by such Lender is reduced to a level below that which such Lender or Issuer or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or Issuer to the Company, the applicable Borrower shall immediately pay directly to such Lender or Issuer additional amounts sufficient to compensate such Lender or Issuer or such controlling Person for such reduction in rate of return. A statement of such Lender or Issuer as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender or Issuer may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable; provided that such Lender or Issuer may not impose materially greater costs on the Borrowers than on other similarly situated borrowers by virtue of any such averaging or attribution method.

     SECTION IV.6. Taxes. (a) All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder (including Reimbursement Obligations, fees and expenses) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges imposed on any of the Agents as a result of a present or former connection between the applicable lending office (or office through which it performs any of its actions as Agent) of such Agent, and any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges imposed on any Lender as a result of a present or former connection between the applicable lending office of such Lender, in each case, and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or taken any action to enforce, this Agreement or any Note) or (ii) any income, excise, stamp or franchise taxes and other similar taxes, fees, duties, withholdings or other charges to the extent that they are in effect and would apply (x) as of the date any Person becomes a Lender or Assignee Lender to the extent such taxes, fees, duties, withholdings or other charges relate to payments other than payments in respect of Uncommitted Revolving Loans, (y) as of the date on which such Lender submitted an Uncommitted Interest Quote with respect to such Uncommitted Revolving Loans pursuant to Section 2.4, to the extent such taxes, fees, duties, withholdings or other charges become applicable as a result of or in connection with the Uncommitted Revolving Loans, or (z) in either case, as of the date that any Lender changes its applicable lending office, to the extent such taxes become applicable as a result of such change (other than a change in an applicable lending office made pursuant to Section 4.10 below) (such non-excluded items being called "Taxes"). In the event that any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrower will 1) pay directly to the relevant taxing authority the full amount required to be so withheld or deducted, 2) promptly forward to the Administrative Agent an official receipt or other documentation available to such Borrower reasonably satisfactory to the Administrative Agent evidencing such payment to such authority, and 3) pay to the Administrative Agent for the account of the applicable Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such applicable Lender would have received had no such withholding or deduction been required; provided, however, that the Company shall not be required to pay any such additional amounts in respect of amounts payable to any Lender or Agent that is not organized under the laws of the United States or a state thereof if such Lender or Agent fails to comply with the requirements of clause (b) of Section 4.6.

     Moreover, if any Taxes are directly asserted against any of the Agents or any Lender with respect to any payment received by such Agents or such Lender hereunder, such Agents or such Lender may pay such Taxes and the applicable Borrower will promptly pay to such Person such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by such Person (including any Taxes on such additional amount) shall equal the amount of such Taxes paid by such Person; provided, however, that the applicable Borrower shall not be obligated to make payment to the Lenders or the Agents (as the case may be) pursuant to this sentence in respect of penalties or interest attributable to any Taxes, if written demand therefor has not been made by such Lenders or the Agents within 60 days from the date on which such Lenders or the Agents knew of the imposition of Taxes by the relevant taxing authority or for any additional imposition which may arise from the failure of the Lenders or the

Agents to apply payments in accordance with the applicable tax law after any Borrower has made the payments required hereunder; provided, further, that the Company shall not be required to pay any such additional amounts in respect of any amounts payable to any Lender or Agent (as the case may be) that is not organized under the laws of the United States or a state thereof to the extent the related Tax is imposed as a result of such Lender or Agent failing to comply with the requirements of clause (b) of Section 4.6. After a Lender or an Agent (as the case may be) learns of the imposition of Taxes, such Lender or Agent will act in good faith to notify the Borrowers of their obligations hereunder as soon as reasonably possible.

     If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent, for the account of the respective Lenders, the required receipts or other required documentary evidence, such Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure.

     (b) Each Non-U.S. Lender shall, (i) on or prior to the date of the execution and delivery of this Agreement, in the case of each Lender listed on the signature pages hereof, or, in the case of an Assignee Lender, on or prior to the date it becomes a Lender, execute and deliver to the Company and the Administrative Agent, two or more (as the Company or the Agents may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 (or successor forms) or, solely if such Lender is claiming exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", United States Internal Revenue Service Forms W-8 and a certificate signed by a duly authorized officer of such Lender representing that such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, or such other forms or documents (or successor forms or documents), appropriately completed, establishing that payments to such Lender are exempt from withholding or deduction of Taxes imposed by the United States; and (ii) deliver to the Company and the Administrative Agent two further copies of any such form or documents on or before the date that any such form or document expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent such form or document previously delivered by it to the Company.

     (c) If the Company determines in good faith that a reasonable basis exists for contesting the imposition of a Tax with respect to a Lender or any of the Agents, the relevant Lender or Agent, as the case may be, shall cooperate with the Borrowers in challenging such Tax at the Borrowers' expense if requested by the Company; provided, however, that nothing in this Section 4.6 shall require any Lender to submit to the Company or any other Person any tax returns or any part thereof, or to prepare or file any tax returns other than as such Lender in its sole discretion shall determine.

     (d) If a Lender or an Agent shall receive a refund (including any offset or credits) from a taxing authority (as a result of any error in the imposition of Taxes by such taxing authority) of any Taxes paid by any Borrower pursuant to subsection 4.6(a) above, such Lender or the Agent

(as the case may be) shall promptly pay such Borrower the amount so received, together with any interest from the taxing authority with respect to such refund, net of any tax liability incurred by such Lender or Agent that is attributable to the receipt of such refund and such interest.

     (e) Each Lender and each Agent agrees, to the extent reasonable and without material cost to it, to cooperate with the Borrowers to minimize any amounts payable by the Borrowers under this Section 4.6.

     SECTION IV.7. Payments, Computations, etc. Unless otherwise expressly provided, all payments by or on behalf of the Borrowers pursuant to this Agreement or any other Loan Document shall be made by the Borrowers to the Administrative Agent for the pro rata account of the Lenders, Agents or Arranger, as applicable, entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 1:00 p.m., New York time (1:00 p.m., London time, in the case of Foreign Currency Loans other than Canadian Loans), on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Company and the applicable Borrower. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Lender (or, with respect to any LIBO Rate Loan made by any foreign branch or Affiliate of any Lender, if requested by such Lender, directly to such foreign branch or Affiliate), Agent or Arranger, as the case may be, its share, if any, of such payments received by the Administrative Agent for the account of such Lender, Agent or Arranger, as the case may be. All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days (or, in the case of interest on (i) a Base Rate Loan or (ii) a LIBO Rate Loan denominated in British Pounds, 365 days or, if appropriate, 366 days). Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (i) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

     SECTION IV.8. Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan or Reimbursement Obligations (other than pursuant to the terms of Sections 4.3, 4.4 and 4.5) in excess of its pro rata share of payments then or therewith obtained by all Lenders entitled thereto, such Lender shall purchase from the other Lenders such participation in the Credit Extensions made by them as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery together with an amount equal to such selling Lender's ratable share (according to the proportion of (i) the amount of such selling Lender's required repayment to the purchasing Lender in respect of such recovery, to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Lender were the direct creditor of the applicable Borrower in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.

     SECTION IV.9. Setoff. Each Lender shall, upon the occurrence of any Event of Default described in clauses (b) through (d) of Section 8.1.9 with respect to any Obligor (other than Immaterial Subsidiaries) or, with the consent of the Required Lenders, upon the occurrence of any other Event of Default, to the fullest extent permitted by law, have the right to appropriate and apply to the payment of the Obligations then due to it from such Borrower, and (as security for such Obligations) each Borrower hereby grants to each Lender a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of such Borrower then or thereafter maintained with or otherwise held by such Lender; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Lender agrees promptly to notify the applicable Borrower and the Company and the Administrative Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Lender may have.

     SECTION IV.10. Mitigation. Each Lender agrees that if it makes any demand for payment under Sections 4.3, 4.4, 4.5 or 4.6, or if any adoption or change of the type described in Section 4.1 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for a Borrower to make payments under Section 4.3, 4.4, 4.5 or 4.6, or would eliminate or reduce the effect of any adoption or change described in Section 4.1.

     SECTION IV.11. Replacement of Lenders. Each Lender hereby severally agrees as set forth in this Section. If any Lender (a "Subject Lender") makes demand upon any Borrower for (or if any Borrower is otherwise required to pay) amounts pursuant to Section 4.3, 4.5 or 4.6, or gives notice pursuant to Section 4.1 requiring a conversion of such Subject Lender's LIBO Rate Loans to Base Rate Loans or any other change in the basis upon which interest is to accrue in respect of such Subject Lender's Fixed Rate Loans or suspending such Lender's obligation to make Loans as, or to convert Loans into, Fixed Rate Loans, the Company may, within 90 days of receipt by such Borrower of such demand or notice (or the occurrence of such other event causing any Borrower to be required to pay such compensation), as the case may be, give notice (a "Replacement Notice") in writing to the Agents and such Subject Lender of its intention to replace such Subject Lender with a financial institution (a "Replacement Lender") designated in such Replacement Notice. If the Agents shall, in the exercise of their reasonable discretion and within 30 days of their receipt of such Replacement Notice, notify the Company and such Subject Lender in writing that the designated financial institution is satisfactory to the Agents (such consent not being required where the Replacement Lender is already a Lender), then such Subject Lender shall, subject to the payment of any amounts due pursuant to Section 4.4, assign, in accordance with Section 11.11.1, all of its Commitments, Loans and other rights and obligations under this Agreement and all other Loan Documents (including, without limitation, Reimbursement Obligations) to such designated financial institution; provided, however, that (i) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Subject Lender and such designated financial institution and (ii) the purchase price paid by such designated financial institution shall be in the amount of such Subject Lender's Loans and its Percentage in respect of any Revolving Loan Commitment under which there are outstanding Reimbursement Obligations of such Reimbursement Obligation, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (including the amounts demanded and unreimbursed under Sections 4.3, 4.5 and 4.6), owing to such Subject Lender hereunder. Upon the effective date of an assignment described above, the assignee financial institution or Replacement Lender shall become a "Lender" for all purposes under this Agreement and the other Loan Documents.


                                   ARTICLE V

                        CONDITIONS TO CREDIT EXTENSIONS

     SECTION V.1. [INTENTIONALLY OMITTED].

     SECTION V.2. All Credit Extensions. The obligation of each Lender and, if applicable, each Issuer, to make any Credit Extension shall be subject to the satisfaction of each of the conditions precedent set forth in this Section 5.2.

     SECTION V.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension the following statements shall be true and correct:

              (a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

              (b) in the case of a Committed Revolving Loan or Letter of Credit issuance, the sum of (i) the aggregate outstanding principal amount of all Committed Revolving Loans and, if applicable, Swing Line Loans under the applicable Revolving Loan Commitment plus (ii) the aggregate amount of all Letter of Credit Outstandings under such Revolving Loan Commitment does not exceed the then existing Revolving Loan Commitment Amount in respect of such Revolving Loan Commitment;

              (c) the sum of (i) the aggregate outstanding principal amount of all Revolving Loans (included in the case of Foreign Currency Revolving Loans at the U.S. Dollar Equivalent thereof) and Swing Line Loans and (ii) the Letter of Credit Outstandings shall not exceed the Total Revolving Loan Commitment Amount;

              (d) the sum of (i) the aggregate outstanding principal amount of all Foreign Currency Revolving Loans (included at the U.S. Dollar Equivalent thereof) and (ii) the Foreign Currency Letter of Credit Outstandings shall not exceed the Foreign Currency Revolving Loan Limit; and

              (e)  no Default shall have then occurred and be continuing.

     SECTION V.2.2. Credit Extension Request. The Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by any Borrower of proceeds of any Credit Extension shall constitute a representation and warranty by the Company that on the date of such Credit Extension (both immediately before and after giving effect thereto and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct.

     SECTION V.3. First Borrowing by Each Foreign Subsidiary. The obligation of any Lender to make a Loan on the occasion of the first Borrowing by any Foreign Borrower (other than the U.K. Revolver Borrower, the U.K. Term Borrower, the Canadian Borrower, the French Revolver Borrower and the Spanish Revolver Borrower) is subject to the satisfaction of the following further conditions:

              (a) receipt by the Administrative Agent for the account of each Lender with an applicable Foreign Currency Revolving Loan Commitment that shall have requested a Note not less than two Business Days prior to the date of such Borrowing of a duly executed Note of such Foreign Borrower, dated on or before the date of such Borrowing, complying with the provisions of Section 2.9;

              (b) receipt by the Administrative Agent of an opinion of counsel for such Foreign Borrower acceptable to the Administrative Agent, in form and substance satisfactory to the Agents and covering such additional matters relating to the transactions contemplated hereby as the Required Lenders may reasonably request; and

              (c) receipt by the Administrative Agent of a duly executed Foreign Currency Revolving Loan Commitment Addendum, Term Loan Commitment Addendum or Uncommitted Revolving Borrowing Addendum, together with all documents which it may reasonably request relating to the existence of such Foreign Borrower, its corporate authority for and the validity of its entry into this Agreement and the other Loan Documents to which it is a party, and any other matters relevant thereto, all in form and substance satisfactory to the Administrative Agent.


                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders, the Issuers and the Agents to enter into this Agreement and to make Credit Extensions hereunder, the Company represents and warrants unto the Agents, each Issuer and each Lender as set forth in this
Article VI.

     SECTION VI.1. Organization, etc. The Company and each of its Restricted Subsidiaries (a) is a corporation validly organized and existing and in good standing to the extent required under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation to the extent required under the laws of each jurisdiction where the nature of its business requires such qualification, except to the extent that the failure to qualify would not reasonably be expected to result in a Material Adverse Effect, and (b) has full power and authority and holds all requisite governmental licenses, permits and other approvals to (i) enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and (ii) own and hold under lease its property and to conduct its business substantially as currently conducted by it except, in the case of this clause (b)(ii), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION VI.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by the Company of this Agreement and each other Loan Document executed or to be executed by it, and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, are within the Company's and each such Obligor's company powers, have been duly authorized by all necessary company action, and do not
(i) contravene the Company's or any such Obligor's Charter Documents, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Company or any such Obligor, where such contravention, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) result in, or require the creation or imposition of, any Lien on any of the Company's or any other Obligor's properties, except pursuant to the terms of a Loan Document.

     SECTION VI.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person, is required for the due execution, delivery or performance by the Company or any other Obligor of this Agreement or any other Loan Document to which it is a party, except as have been duly obtained or made and are in full force and effect or those which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect. None of the Company or any other Obligor, or any of the Company's Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION VI.4. Validity, etc. This Agreement constitutes, and each other Loan Document executed by any Borrower will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of any Borrower party thereto enforceable in accordance with their respective terms; and each Loan Document executed pursuant hereto by each other Obligor will, on the due execution and delivery thereof by such Obligor, be the legal, valid and binding obligation of such Obligor enforceable in accordance with its terms, in each case with respect to this Section 6.4 subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     SECTION VI.5. Financial Information. The Company has delivered to the Agents and each Lender copies of an audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1999 and the related audited consolidated statements of operations, cash flows and changes in stockholders' equity for the Fiscal Year then ended (collectively, the "Base Financial Statements"). The Base Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly in all material respects the consolidated financial position of FMH and its Subsidiaries as of the date thereof and their results of operations and cash flows for the periods then ended.

     SECTION VI.6. No Material Adverse Change. Since December 31, 1999, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of the Company and its Restricted Subsidiaries, taken as a whole.

     SECTION VI.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Company, threatened litigation, action, proceeding, labor controversy, arbitration or governmental investigation affecting any Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to result in a Material Adverse Effect except as disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule. No material adverse development has occurred in any litigation, action, labor controversy, arbitration or governmental investigation or other proceeding disclosed in Item 6.7 ("Litigation") of the Disclosure Schedule.

     SECTION VI.8. Subsidiaries. The Company has only those Subsidiaries (i) which are identified in Item 6.8 ("Existing Subsidiaries") of the Disclosure Schedule, or (ii) which are permitted to have been acquired in accordance with
Section 7.2.5 or 7.2.8.

     SECTION VI.9. Ownership of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Company and each of its Restricted Subsidiaries owns good title to, or leasehold interests in, all of its properties and assets (other than insignificant properties and assets), real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens or material claims (including material infringement claims with respect to patents, trademarks, copyrights and the like), except as permitted pursuant to Section 7.2.3.

     SECTION VI.10. Taxes. Each of Holdings, FMH, the Company and each of the Company's Subsidiaries has filed all Federal, State and other material tax returns required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION VI.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the Original Closing Date, no steps have been taken to terminate any Pension Plan under section 4041(c) or section 4042 of ERISA, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA, which, singly or in the aggregate, is reasonably expected to lead to a liability to such Pension Plan in excess of $5,000,000. Except as disclosed in
Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule, no condition exists or event or transaction has occurred with respect to any Pension Plan which could reasonably be expected to result in the incurrence by the Company or any member of the Controlled Group of any material liability, fine or penalty other than such condition, event or transaction which would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in Item 6.11 ("Employee Benefit Plans") of the Disclosure Schedule or otherwise approved by the Agents (such approval not to be unreasonably withheld or delayed), since the date of the last financial statement the Company has not increased any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Subtitle B of Title I of ERISA, except as would not have a Material Adverse Effect.

     SECTION VI.12. Environmental Warranties. Except as set forth in Item 6.12 ("Environmental Matters") of the Disclosure Schedule or as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect and except to the extent the Company and its Restricted Subsidiaries would be entitled to be indemnified by the PSM Seller pursuant to the terms of the PSM Acquisition Agreement for the liabilities arising therefrom (so long as the PSM Seller is not contesting such indemnification):

              (a) all facilities and property (including underlying groundwater) owned or leased by the Company or any of its Subsidiaries are, and continue to be, owned or leased by the Company and its Subsidiaries in compliance with all Environmental Laws;

              (b) there have been no past, and there are no pending or threatened (i) written claims, complaints, notices or requests for information received by the Company or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, or (ii) written complaints, notices or inquiries to the Company or any of its Subsidiaries regarding potential liability under any Environmental Law;

              (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries;

              (d) the Company and its Subsidiaries have been issued and are in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary for their businesses;

              (e) no property now owned or leased by the Company or any of its Subsidiaries is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

              (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries;

              (g) the Company and its Subsidiaries have not directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or to the knowledge of the Company or any of its Subsidiaries, proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list;

              (h) there are no polychlorinated biphenyls or friable asbestos present in a manner or condition at any property now or previously owned or leased by the Company or any Subsidiary of the Company; and

              (i) no conditions exist at, on or under any property now or previously owned or leased by the Company or any of its Subsidiaries which, with the passage of time, or the giving of notice or both, would give rise to liability to the Company or any of its Subsidiaries under any Environmental Law.

     SECTION VI.13. Regulations U and X. Neither the Company nor FMH or Holdings is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extension will be used in violation of F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

     SECTION VI.14. Accuracy of Information. All material factual information concerning the financial condition, operations or prospects of Holdings, FMH, the Company, and the Company's Subsidiaries heretofore or contemporaneously furnished by or on behalf of the Company in writing to the Agents, the Arranger, any Issuer or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Company, or any of its Subsidiaries to the Agents, the Arranger, any Issuer or any Lender will be, taken as a whole, true and accurate in every material respect on the date as of which such information is dated or certified and such information is not, or shall not be, taken as a whole, as the case may be, incomplete by omitting to state any fact necessary to make such information not materially misleading; provided that this Section 6.14 shall only relate to information regarding Unrestricted Subsidiaries to the extent such information was (i) required to be provided hereunder or pursuant to any other Loan Document, or (ii) requested by the Agents or the Lenders and was provided by Holdings, FMH, the Company or any of its Subsidiaries, but shall not apply to any such information on Unrestricted Subsidiaries which is otherwise received by the Agents or the Lenders or was inadvertently provided to the Agents or the Lenders.

     Any term or provision of this Section to the contrary notwithstanding, insofar as any of the factual information described above includes assumptions, estimates, projections or opinions, no representation or warranty is made herein with respect thereto; provided, however, that to the extent any such assumptions, estimates, projections or opinions are based on factual matters, the Company has reviewed such factual matters and nothing has come to its attention in the context of such review which would lead it to believe that such factual matters were not or are not true and correct in all material respects or that such factual matters omit to state any material fact necessary to make such assumptions, estimates, projections or opinions not misleading in any material respect.

     SECTION VI.15. Solvency. On the Original Closing Date, after giving effect to the Transaction, the Company was Solvent.

     SECTION VI.16. Status of Obligations as Senior Indebtedness, etc. The subordination provisions relating to the Senior Subordinated Debt (including the subordination provisions set forth in the Indenture dated as of February 22, 1999 (the "Senior Subordinated Note Indenture"), between the Company and Summit Bank, as trustee, relating to the 10 7/8% Senior Subordinated Notes due 2009 of the Company) are enforceable against the holders of the applicable

Senior Subordinated Debt by the holder of any "Senior Indebtedness" or similar term referring to the Obligations (as defined in the applicable Senior Subordinated Debt Documents). All Obligations, including those to pay principal of and interest (including interest accruing subsequent to the filing of, or which would have accrued but for the filing of, a petition for bankruptcy, reorganization or similar proceeding, whether or not allowed as a claim under such proceeding) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Indebtedness" or similar term relating to the Obligations (as defined in the applicable Senior Subordinated Debt Documents) and all such Obligations are entitled to the benefits of the subordination created by such Senior Subordinated Debt Documents. The Company acknowledges that each Agent, each Lender and each Issuer is entering into this Agreement in reliance upon the subordination provisions of the Senior Subordinated Note Indenture.


                                  ARTICLE VII

                                   COVENANTS

     SECTION VII.1. Affirmative Covenants. The Company agrees with the
Agents, each Issuer and each Lender that, until all Commitments have terminated and all Obligations have been paid and performed in full, the Company will perform the obligations set forth in this Section 7.1.

     SECTION VII.1.1. Financial Information, Reports, Notices, etc. The Company will furnish, or will cause to be furnished, to each Lender and each Agent copies of the following financial statements, reports, notices and information:

              (a) as soon as available and in any event within 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company (or, if the Company is required to file such information on a Form 10-Q with the Securities and Exchange Commission, promptly following such filing), a consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Quarter, together with the related consolidated statement of operations for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter and the related consolidated statements of cash flows for such period (it being understood that the foregoing requirement may be satisfied by delivery of the Company's report to the Securities and Exchange Commission on Form 10-Q, if any), certified by the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial Authorized Officer of the Company;

              (b) as soon as available and in any event within 100 days after the end of each Fiscal Year of the Company (or, if the Company is required to file such information on a Form 10-K with the Securities and Exchange Commission, promptly following such filing), a copy of the annual audit report for such Fiscal Year for the Company and its Subsidiaries, including therein a consolidated balance sheet for the Company and its Subsidiaries as of the end of such Fiscal Year, together with the related consolidated statements of operations and cash flows for such Fiscal Year (it being understood that the foregoing requirement may be satisfied by delivery of the Company's report to the Securities and Exchange Commission on Form 10-K, if
     any), in each case certified (without any Impermissible Qualification) by a "Big Six" firm of independent public accountants, together with a certificate from such accountants as to whether, in making the examination necessary for the signing of such annual report by such accountants, they have become aware of any Default that has occurred and is continuing and, if in the opinion of such accounting firm such a Default has occurred and is continuing, a statement as to the nature thereof;

              (c) together with the delivery of the financial information required pursuant to clauses (a) and (b), a Compliance Certificate, executed by the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial Authorized Officer of the Company, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Agents) compliance with the financial covenants set forth in Section 7.2.4;

              (d) as soon as possible and in any event within five Business Days after obtaining knowledge of the occurrence of any Default, if such Default is then continuing, a statement of the president, chief executive officer, treasurer, assistant treasurer, controller or chief financial Authorized Officer of the Company setting forth details of such Default and the action which the Company has taken or proposes to take with respect thereto;

              (e) as soon as possible and in any event within ten Business Days after (x) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in Section 6.7 or (y) the commencement of any labor controversy, litigation, action or proceeding of the type described in
     Section 6.7, notice thereof and of the action which the Company has taken or proposes to take with respect thereto;

              (f) promptly after the sending or filing thereof, copies of all reports and registration statements (other than exhibits thereto and any registration statement on Form S-8 or its equivalent) which the Company or any of its Subsidiaries files with the Securities and Exchange Commission or any national securities exchange;

              (g) as soon as practicable after the chief financial officer or the chief executive officer of the Company or a member of the Company's Controlled Group becomes aware of (i) formal steps in writing to terminate any Pension Plan or (ii) the occurrence of any event with respect to a Pension Plan which, in the case of (i) or
     (ii), could reasonably be expected to result in a contribution to such Pension Plan by (or a liability to) the Company or a member of the

     Company's Controlled Group in excess of $10,000,000, (iii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $10,000,000, (iv) the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that the Company furnish a bond to the PBGC or such Pension Plan in an amount in excess of $10,000,000 or (v) any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit, notice thereof and copies of all documentation relating thereto;

              (h) within 20 days after the end of each calendar month, a certificate, in substantially the form of Exhibit E-2, executed by the president, chief executive officer, treasurer, controller or chief financial Authorized Officer of the Company showing the U.S. Dollar Equivalent of the aggregate outstanding principal amount of all Foreign Currency Revolving Loans, as of the end of such month, for (i) all Foreign Borrowers, taken as a whole, and (ii) each Foreign Borrower, individually;

              (i) to the extent requested by the Agents, copies of the Closing Balance Sheet and the Final Figures (as such terms are defined in the PSM Acquisition Agreement) when delivered under the PSM Acquisition Agreement; and

              (j) such other information respecting the condition or operations, financial or otherwise, of the Company or any of its Restricted Subsidiaries as any Lender through the Administrative Agent may from time to time reasonably request.

     SECTION VII.1.2. Compliance with Laws, etc. The Company will, and will cause each of its Restricted Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (i) except as permitted under Section 7.2.8, the maintenance and preservation of its existence and qualification as a foreign business entity, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (ii) the payment, before the same become delinquent, of all material taxes, assessments and governmental charges imposed upon it or upon its property, except to the extent being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

     SECTION VII.1.3. Maintenance of Properties. Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, the Company will, and will cause each of its Restricted Subsidiaries to, maintain, preserve, protect and keep its properties (other than insignificant properties) in good repair, working order and condition (ordinary wear and tear excepted), and make necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times unless the Company determines in good faith that the continued maintenance of any of its properties is no longer economically desirable

     SECTION VII.1.4. Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain or cause to be maintained with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and with such provisions and endorsements as the Agents may reasonably request and will, upon request of the Agents, furnish to the Agents and each Lender a certificate of an Authorized Officer of the Company setting forth the nature and extent of all insurance maintained by the Company and its Restricted Subsidiaries in accordance with this Section.

     SECTION VII.1.5. Books and Records. The Company will, and will cause each of its Restricted Subsidiaries to, keep books and records which accurately reflect in all material respects all of its business affairs and transactions and permit the Agents, each Issuer and each Lender or any of their respective representatives, at reasonable times and intervals, and upon reasonable notice, but, unless an Event of Default shall have occurred and be continuing, not more frequently than once in each Fiscal Year, to visit its corporate offices, to discuss its financial matters with its officers and, only in the presence of a representative of the Company (whose attendance at such discussion cannot be unreasonably refused), its independent public accountants (and the Company hereby authorizes such independent public accountants to discuss the Company's financial matters with each Issuer and each Lender or its representatives, so long as a representative of the Company is present) and to examine any of its books or other financial records. The cost and expense of each such visit shall be borne by the applicable Agent or Lender.

     SECTION VII.1.6. Environmental Covenant. The Company will and will cause each of its Subsidiaries to,

              (a) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in compliance with all applicable Environmental Laws, in each case except where the failure to comply with the terms of this clause could not reasonably be expected to have a Material Adverse Effect;

              (b) promptly notify the Agents and provide copies of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties or compliance with Environmental Laws which would have, or would reasonably be expected to have, a Material Adverse Effect, and promptly cure and have dismissed with prejudice any material actions and proceedings relating to compliance with Environmental Laws, except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books; and

              (c) provide such information and certifications which the Agents may reasonably request from time to time to evidence compliance with this Section 7.1.6.

     SECTION VII.1.7. Future Subsidiaries. The Company hereby covenants and agrees as follows:

              (a) Upon any Person becoming, after the Closing Date, a Subsidiary of the Company or (in the case of clause (a)(ii) below only) upon the Company or any Subsidiary of the Company acquiring additional Capital Stock of any existing Subsidiary other than an Unrestricted Subsidiary, the Company shall notify the Agents thereof and:

                       (i) the Company shall promptly cause any such
              Subsidiary that is a U.S. Subsidiary (unless such U.S. Subsidiary is an Unrestricted Subsidiary or the Trademark Subsidiary) to execute and deliver to the Administrative Agent, with counterparts for each Lender, the Subsidiary Security Agreement (or a supplement thereto) (and, if such Subsidiary owns any real property, to the extent required by clause (b) of Section 7.1.8, a Mortgage), together with Uniform Commercial Code financing statements (Form UCC-1) executed and delivered by such U.S. Subsidiary naming such U.S. Subsidiary as the debtor and the Administrative Agent as the secured party, or other similar instruments or documents, in appropriate form for filing under the Uniform Commercial Code and any other applicable recording statutes, in the case of real property, of all jurisdictions as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the security interest of the Administrative Agent pursuant to the Subsidiary Security Agreement or a Mortgage, as the case may be (other than the perfection of security interests in motor vehicles); and

                       (ii) the Company shall promptly deliver, or cause to
              be delivered, to the Administrative Agent under a Pledge Agreement (or a supplement thereto) certificates (if any) representing all of the issued and outstanding shares of Capital Stock of such Subsidiary (other than any Unrestricted Subsidiary) owned by the Company or any Subsidiary of the Company that is a U.S. Subsidiary or a Subsidiary Guarantor (other than any Unrestricted Subsidiary), as the case may be, along with undated stock powers for such certificates, executed in blank, or, if any securities subject thereto are uncertificated securities, the Administrative Agent shall have obtained "control" (as defined in the Uniform Commercial Code applicable to the perfection of such securities) over such securities, or other appropriate steps shall have been taken under applicable law resulting in the perfection of the security interest granted in such securities in favor of the Administrative Agent pursuant to the terms of such Pledge Agreement;

     together, in each case, with such opinions, in form and substance and from counsel satisfactory to the Agents, as the Agents may reasonably require; provided, however, that notwithstanding the foregoing, no Non-U.S. Subsidiary shall be required to execute and deliver a Mortgage or a Subsidiary Security Agreement (or a supplement thereto), nor will the Company or any Subsidiary of the Company be required to deliver in pledge pursuant to a Pledge Agreement in excess of 65% of the total combined voting power of all classes of Capital Stock of a Non-U.S. Subsidiary entitled to vote.

              (b) Upon any Person (other than the Trademark Subsidiary or any Unrestricted Subsidiary) becoming, after the Closing Date, a U.S. Subsidiary of the Company, the Company shall notify the Agents of such event, and the Company shall promptly cause such Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a Subsidiary Guaranty, together with such opinions, in form and substance and from counsel satisfactory to the Agents, as the Agents may reasonably require.

              (c) If the election is made to treat any Restricted Subsidiary that is a Non-U.S. Subsidiary, whether existing on the date of this Agreement or acquired or created hereafter, as a partnership or a branch of the Company for United States federal income tax purposes, within 60 days after the election is made, the Company shall notify the Agents of such event, and the Company shall promptly cause such Restricted Subsidiary to execute and deliver to the Administrative Agent, with counterparts for each Lender, a Subsidiary Guaranty, together with such opinions, in form and substance and from counsel satisfactory to the Agents, as the Agents may reasonably require. Notwithstanding the foregoing, if any such Restricted Subsidiary shall cease to be treated as a partnership or branch of the Company, then, as of the date of such status termination, such Restricted Subsidiary's status as a Subsidiary Guarantor hereunder shall also cease.

     SECTION VII.1.8. Future Leased Property and Future Acquisitions of Real Property; Future Acquisition of Other Property.

              (a) Prior to entering into any new lease of real property or renewing any existing lease of real property following the Closing Date, the Company shall, and shall cause each of its U.S. Subsidiaries (other than the Trademark Subsidiary or any Unrestricted Subsidiary) to, use its (and their) commercially reasonable efforts (which shall not require the expenditure of cash or the making of any material concessions under the relevant lease) to deliver to the Administrative Agent a Waiver executed by the lessor of any real property that is to be leased by the Company or such U.S. Subsidiary for a term in excess of one year in any state which by statute grants such lessor a "landlord's" (or similar) Lien which is superior to the Administrative Agent's, to the extent the value of any personal property of the Company or its U.S. Subsidiaries (other than the Trademark Subsidiary or any Unrestricted Subsidiary) to be held at such leased property exceeds (or it is anticipated that the value of such personal property will, at any point in time during the term of such leasehold, exceed) $5,000,000.

              (b) In the event that the Company or any of its U.S. Subsidiaries (other than any Unrestricted Subsidiary) shall acquire any real property having a value as determined in good faith by the Administrative Agent in excess of $3,000,000, the Company or the applicable U.S. Subsidiary shall, promptly after such acquisition, execute a Mortgage and provide the Administrative Agent with (i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable effectively to create a valid, perfected, first priority Lien, subject to the Liens permitted by Section 7.2.3, against the properties purported to be covered thereby, (ii) mortgagee's title insurance policies in favor of the Agents and the Lenders in amounts and in form and substance and issued by insurers, reasonably satisfactory to the Agents, with respect to the property purported to be covered by such Mortgage, insuring that title to such property is indefeasible and that the interests created by the Mortgage constitute valid first Liens thereon free and clear of all defects and encumbrances other than as approved by the Agents, and such policies shall also include, to the extent available, a revolving credit endorsement and such other endorsements as the Agents shall reasonably request and shall be accompanied by evidence of the payment in full of all premiums thereon, and (iii) such other approvals, opinions, or documents as the Agents may reasonably request.

              (c) In accordance with the terms and provisions of the Loan Documents, the Company and each of its U.S. Subsidiaries (other than any Unrestricted Subsidiary) shall provide the Agents with evidence of all recordings and filings as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected, first priority Lien, subject to the Liens permitted by
     Section 7.2.3, against all property acquired after the Closing Date (excluding motor vehicles and (except to the extent required under clause (b) of this Section 7.1.8) leases of and fee interests in real property).

     SECTION VII.1.9. Use of Proceeds, etc. The Borrowers shall

              (a) apply the proceeds of the Revolving Loans and Swing Line Loans for working capital and general corporate purposes of the Company and its Subsidiaries; and

              (b) use Letters of Credit only for purposes of supporting working capital and general corporate purposes of the Company and its Subsidiaries.

     SECTION VII.1.10. Hedging Obligations. Within six months following the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that the Borrowers have entered into Rate Protection Agreements which shall protect the Borrowers against fluctuations in interest rates with respect to at least 50% of the aggregate principal amount of the Term Loans and the Senior Subordinated Debt for a period of at least three years from the Amendment Effective Date, with terms reasonably satisfactory to the Company and the Agents.

     SECTION VII.2. Negative Covenants. The Company agrees with the Agents and each Lender that, from and after the Closing Date, until all Commitments have terminated, and all Obligations have been paid and performed in full, the Company will perform the obligations set forth in this Section 7.2.

     SECTION VII.2.1. Business Activities. The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business activity, except business activities in the building products industry and any business reasonably ancillary or related thereto (the "Formica Business"); provided, however, that, any term or provision hereof (including this Section 7.2) to the contrary notwithstanding, the Trademark Subsidiary shall conduct no business activity other than that directly connected with the ownership or licensing of trademarks, trade names, trade secrets, trade dress, service marks, patents, copyrights, mask works and other intellectual property associated with the Formica Business and the licensing of such trademarks, trade names, trade secrets, trade dress, service marks, patents, copyrights, mask works and other intellectual property associated with the Formica Business to Holdings and its Restricted Subsidiaries and the lending of the proceeds thereof to the Company and its Restricted Subsidiaries and, without limiting the generality of the foregoing, may not create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than Indebtedness held by the Company or any Subsidiary Guarantor.

     SECTION VII.2.2. Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness, other than, without duplication, the following:

              (a) Indebtedness outstanding on the Original Closing Date and identified in Item 7.2.2(a) ("Ongoing Indebtedness") of the Disclosure Schedule and Indebtedness of PSM and its Subsidiaries outstanding on the DS Holding Credit Agreement Closing Date and identified in Item 7.2.2(a) ("Ongoing Indebtedness") of the Disclosure Schedule and guarantees by the Company or any of its Subsidiaries of any such Indebtedness of PSM and its Subsidiaries whether or not such guarantee was outstanding on the Amendment Effective Date, and refinancings and replacements thereof in a principal amount not exceeding the principal amount of the Indebtedness so refinanced or replaced and with an average life to maturity of not less than the then average life to maturity of the Indebtedness so refinanced or replaced;

              (b) Indebtedness in respect of the Credit Extensions and other Obligations;

              (c) Indebtedness incurred by the Company or any of its Restricted Subsidiaries that is represented by Capitalized Lease Liabilities, mortgage financings or purchase money obligations (but only to the extent otherwise permitted by Section 7.2.7); provided that the maximum aggregate amount of all Indebtedness permitted under this clause (c) shall not at any time exceed $25,000,000;

              (d) Hedging Obligations of the Company or any of its Restricted Subsidiaries in respect of the Credit Extensions or otherwise entered into by the Company or any Restricted Subsidiary to hedge against interest rate, currency exchange rate or commodity price risk, in each case arising in the ordinary course of business of the Company and its Restricted Subsidiaries and not for speculative purposes;

              (e) intercompany Indebtedness of (x) any Restricted Subsidiary of the Company owing to the Company or any of its other Restricted Subsidiaries or (y) the Company to any of its Restricted Subsidiaries, which Indebtedness (i) to the extent requested by the Administrative Agent or the Syndication Agent, shall be evidenced by one or more promissory notes in form and substance satisfactory to the Agents which (except in the case of any such notes held by a non-U.S. Subsidiary or the Trademark Subsidiary) have been duly executed and delivered to (and indorsed to the order of) the Administrative Agent in pledge pursuant to a Pledge Agreement, and (ii) in the case of any such Indebtedness owed by a Person other than the Company or any Subsidiary Guarantor, shall not be forgiven or otherwise discharged for any consideration other than payment (dollar for dollar or, if denominated in a Foreign Currency, the applicable Currency) in cash unless the Agents otherwise consent; provided that intercompany Indebtedness incurred pursuant to this clause (e) which is owed by a Non-U.S. Subsidiary of the Company that is not a Subsidiary Guarantor (other than any such intercompany Indebtedness incurred to finance any acquisition permitted hereunder) to the Company or a U.S. Subsidiary or other Subsidiary Guarantor shall not exceed, at any time outstanding, an aggregate principal amount equal to (w) $30,000,000 plus (x) the principal amount of any Indebtedness permitted pursuant to clause (a) of this Section 7.2.2 which is refinanced or replaced (in accordance with such clause (a)) with intercompany Indebtedness pursuant to this clause (e) plus (y) the amount of such Indebtedness constituting an Investment permitted under clause (f) of Section 7.2.5 plus (z) an amount equal to the aggregate principal amount of intercompany Indebtedness outstanding on the Original Closing Date and identified on Item 7.2.2(e) ("Ongoing Intercompany Indebtedness") of the Disclosure Schedule and the aggregate principal amount of Intercompany Indebtedness of Formica Enterprises B.V. and its Subsidiaries resulting from the PSM Acquisition and outstanding on the Amendment Effective Date and identified in Item 7.2.2(e) ("Ongoing Intercompany Indebtedness") of the Disclosure Schedule;

              (f) Senior Subordinated Debt and guarantees thereof in an aggregate outstanding principal amount not to exceed $215,000,000;

              (g) Assumed Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed
     $25,000,000 at any time outstanding incurred as a result of an Investment permitted pursuant to clause (k) of Section 7.2.5;

              (h) Indebtedness of Non-U.S. Subsidiaries of the Company which are Restricted Subsidiaries but not Subsidiary Guarantors owing to a Person other than the Company or any of its Subsidiaries (other than Unrestricted Subsidiaries) in an aggregate principal amount not to exceed (except if such excess is caused by changes in exchange rates and is eliminated within five Business Days) at any time outstanding the sum of (i) $10,000,000 plus (ii) the lesser of (A) $30,000,000 and (B) the excess of (1) $120,000,000 over (2) the sum of the aggregate principal amount of all Revolving Loans and Swing Line Loans outstanding at such time (included, in the case of any Foreign Currency Revolving Loan, at the U.S. Dollar Equivalent thereof) plus the Letter of Credit Outstandings at such time (other than Letter of Credit Outstandings in respect of Letters of Credit issued as credit support to the Persons providing the loans or other extensions of credit permitted and made pursuant to this clause (h));

              (i) other unsecured Indebtedness of the Company and its U.S. Subsidiaries and other Subsidiary Guarantors which are, in either case, Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed $25,000,000 plus the difference between the maximum amount of Additional Loan Commitments that have been or could be provided under clause (h) of Section 2.1.2 and the then outstanding principal amount of Additional Loans made pursuant to clause (h) of
     Section 2.1.2; and

              (j) Indebtedness of a Spanish Subsidiary of the Company in an aggregate principal amount the U.S. Dollar Equivalent of which (determined as of the date such Indebtedness was incurred) does not exceed $30,000,000 and the net proceeds of which are applied to prepay Term Loans;

provided, however, that (i) no Indebtedness otherwise permitted hereunder (other than Indebtedness permitted under clause (c)) may be incurred by the Trademark Subsidiary and (ii) no Indebtedness otherwise permitted by clause
(c), (e), (g), (h) or (i) may be incurred if, after giving effect to the incurrence thereof, any Default shall have occurred and be continuing.

     SECTION VII.2.3. Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

              (a) Liens existing on the Original Closing Date and identified in Item 7.2.3(a) ("Ongoing Liens") of the Disclosure Schedule and Liens on the property or assets of PSM and its Subsidiaries existing on the Amendment Effective Date and identified in Item 7.2.3(a) ("Ongoing Liens") of the Disclosure Schedule, and extensions and renewals thereof; provided that no such extension or renewal shall increase the obligations secured by such Lien, extend such Lien to additional assets or otherwise result in a Default hereunder;

              (b) Liens securing payment of the Obligations or any obligation under any Rate Protection Agreement granted pursuant to any Loan Document;

              (c) Liens granted to secure payment of Indebtedness of the type permitted and described in clause (c) of Section 7.2.2;

              (d) Liens for taxes, assessments or other governmental charges or levies, including Liens pursuant to Section 107(l) of CERCLA or other similar law, not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

              (e) Liens of carriers, warehousemen, mechanics, repairmen, materialmen, contractors, laborers and landlords or other like Liens incurred in the ordinary course of business for sums not overdue for a period of more than 30 days or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

              (f) Liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, bids, statutory or regulatory obligations, insurance obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

              (g) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by a bond or letter of credit or (subject to a customary deductible) by insurance maintained with responsible insurance companies and liens in existence during such 30-day period which liens secure any such bond or reimbursement obligations with respect to any such letter of credit;

              (h) Liens with respect to minor imperfections of title and easements, rights-of-way, restrictions, reservations, permits, servitudes and other similar encumbrances on real property and fixtures which do not materially detract from the value or materially impair the use by the Company or any such Restricted Subsidiary in the ordinary course of their business of the property subject thereto;

              (i) licenses, leases or subleases granted by the Company or any of its Restricted Subsidiaries to any other Person in the ordinary course of business;

              (j) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any Indebtedness permitted by Section 7.2.2, in each case in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

              (k) Liens of sellers of goods to the Company and its Restricted Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

              (l) Liens securing Assumed Indebtedness of the Company and its Subsidiaries permitted pursuant to clause (g) of Section 7.2.2; provided, however, that such Liens shall only be permitted if (i) such Liens attach solely to the assets and property acquired (or the assets and property of the Person acquired) in connection with such Assumed Indebtedness and not to any other assets of the Company or any of its Restricted Subsidiaries theretofore or thereafter existing and (ii) the Assumed Indebtedness and other secured Indebtedness of the Company and its Subsidiaries secured by any such Lien shall not exceed 100% of the fair market value of the assets being acquired in connection with such Assumed Indebtedness;

              (m) Liens on assets of Non-U.S. Subsidiaries of the Company that are Restricted Subsidiaries securing Indebtedness permitted pursuant to clause (h) or (j) of Section 7.2.2;

              (n)  Liens on the Capital Stock of Unrestricted Subsidiaries;

provided, however, that no Liens (other than Liens permitted pursuant to clauses (a), (b), (d) and (g)) may be created, incurred, assumed or otherwise permitted to exist upon any property, revenues or assets of the Trademark Subsidiary.

     SECTION VII.2.4. Financial Covenants.

              (a) EBITDA. The Company will not permit EBITDA for the period of four consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter occurring after the Closing Date and during any period set forth below to be less than the amount set forth opposite such period:


               Period                                EBITDA
               ------                                ------

     07/01/98 to 09/30/98                         $40,000,000

     10/01/98 to 12/31/98                         $42,500,000

     01/01/99 to 03/31/99                         $45,000,000

     07/01/99 to 09/30/99                         $50,000,000

     10/01/99 to 03/31/00                         $55,000,000

     04/01/00 to 09/30/00                         $85,000,000

     10/01/00 to 12/31/00                         $90,000,000

     01/01/01 to 06/30/02                        $100,000,000

     07/01/02 to 09/30/03                        $110,000,000

     07/01/03 to 06/30/04                        $115,000,000

     07/01/04 and thereafter                     $120,000,000

              (b) Leverage Ratio. The Company will not permit the Leverage Ratio as of the end of any Fiscal Quarter occurring after the Closing Date and during any period set forth below to be greater than the ratio set forth opposite such period:


             Period                                Leverage Ratio
             ------                                --------------
     04/01/99 to 06/30/99                              6.75:1

     07/01/99 to 09/30/99                              6.50:1

     10/01/99 to 03/31/00                              6.00:1

     04/01/00 to 12/31/00                              5.50:1

     01/01/01 to 03/31/01                              5.25:1

     04/01/01 to 09/30/01                              5.00:1

     10/01/01 to 06/30/02                              4.75:1

     07/01/02 to 06/30/03                              4.00:1

     07/01/03 to 06/30/04                              3.75:1

     07/01/04 and thereafter                           3.5:1

              (c) Interest Coverage Ratio. The Company will not permit the Interest Coverage Ratio as of the end of any Fiscal Quarter ending after the Closing Date and occurring during any period set forth below to be less than the ratio set forth opposite such period:

                                           Interest Coverage
            Period                               Ratio
            ------                         -----------------

     07/01/98 to 12/31/98                        1.20:1

     01/01/99 to 06/30/99                        1.30:1

     07/01/99 to 09/30/99                        1.50:1

     10/01/00 to 06/30/02                        1.75:1

     07/01/02 to 06/30/03                        2.25:1

     07/01/03 to 6/30/04                         2.50:01

     07/01/04 and thereafter                     2.75:1

              (d) Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter ending after the Amendment Effective Date to be less than 1.00 to 1.00.

     SECTION VII.2.5. Investments. The Company will not, and will not permit any of its Restricted Subsidiaries to, make, incur, assume or suffer to exist any Investment in any other Person, except:

              (a) (i) Investments existing on the Original Closing Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule and Investments of PSM and its Subsidiaries existing on the Amendment Effective Date and identified in Item 7.2.5(a) ("Ongoing Investments") of the Disclosure Schedule, and extensions and renewals thereof; provided that no such extension or renewal shall increase the amount of such Investment at the time of such extension or renewal and
     (ii) Investments resulting from the conversion or recharacterization of Ongoing Investments (including the conversion of any Ongoing Investments constituting equity Investments into debt Investments); provided that no such Investment may be made in reliance on this clause (a)(ii) if such Investment would require, at the time of the making thereof, the contribution or other payment by the Borrower or any of its Restricted Subsidiaries of any additional cash or other assets;

          (b)  Cash Equivalent Investments;

          (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

              (d) without duplication, Investments permitted as Capital Expenditures pursuant to Section 7.2.7 (including any such Investments which would otherwise constitute Capital Expenditures but for the operation of clause (i) of the proviso to the definition of "Capital Expenditures");

              (e) Investments by the Company in any of its Restricted Subsidiaries, or by any such Restricted Subsidiary in any other Restricted Subsidiary or the Company, by way of contributions to capital, so long as, after giving effect to such Investment, the Company and its Restricted Subsidiaries have maintained or increased their equity ownership in the Restricted Subsidiary in which such Investment was made; provided that Investments made by the Company, any U.S. Subsidiary or any Subsidiary Guarantor pursuant to this clause (e) in any Non-U.S. Subsidiaries of the Company that are not Subsidiary Guarantors (exclusive of (i) any Investment permitted as intercompany Indebtedness pursuant to clause (y) of the proviso to clause (e) of Section 7.2.2 or (ii) any Investment made to finance any acquisition permitted hereunder) shall not exceed $15,000,000 in the aggregate;

              (f) additional Investments by the Company or any of its Restricted Subsidiaries made with the proceeds of cash capital contributions by FMH to the Company, cash proceeds from sales of Capital Stock by the Company to FMH or repayments in cash of the Company Intercompany Loan by FMH to the Company, in each case after the Original Closing Date for the purpose of making an Investment identified in a written notice to the Agents on or prior to the date that such contribution, sale or repayment is made (provided that in no event shall such Investments be made with any portion of Net Equity Proceeds required to be applied as a mandatory prepayment pursuant to clause (d) of Section 3.1.1);

              (g) Investments to the extent the consideration received pursuant to clause (c)(i) of Section 7.2.9 is not all cash;

              (h) Investments in the form of loans to officers, directors and employees of the Company and its Restricted Subsidiaries for the sole purpose of purchasing Holdings common stock (or purchases of such loans made by others) so long as Holdings makes a Capital Contribution of the proceeds of any such purchase to FMH and FMH makes a Capital Contribution of such proceeds to the Company;

              (i)  the Company Intercompany Loan;

              (j) Investments in Unrestricted Subsidiaries of the Company in an aggregate amount at any time outstanding not to exceed $10,000,000; or

              (k) other Investments (including Assumed Indebtedness) made by the Company or any of its Restricted Subsidiaries in an aggregate amount not to exceed (x) $35,000,000 in any single transaction or series of related transactions or (y) $85,000,000 in the aggregate over the term of this Agreement, which Investments shall result in the

     Company or such Restricted Subsidiary acquiring (subject to Section 7.2.1) a majority controlling interest in the Person in which such Investment was made or increasing any such controlling interest maintained by it in such Person; provided that, (i) at all times when the Leverage Ratio exceeds 6.00:1 (as set forth in the most recent Compliance Certificate), the amount set forth in clause (x) above shall be reduced to $10,000,000, and (ii) for purposes of determining compliance with this clause (k), the aggregate amount of any Assumed Indebtedness incurred pursuant to clause (g) of Section 7.2.2 by the Company or any Restricted Subsidiary shall be included, dollar for dollar, in computing the amount of any Investment made or to be made pursuant to this clause (k);

              (l) Investments in an aggregate amount not to exceed $17,500,000 in connection with the Fountainhead Acquisition;

              (m) extensions of trade credit in the ordinary course of business;

              (n) Investments in Hedging Obligations permitted hereunder;

              (o) Investments (including debt obligations and Capital Stock) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of and other disputes with customers and suppliers arising in the ordinary course of business;

              (p) Investments arising in connection with the Contribution and the Mergers;

              (q) Letters of Credit issued in support of, and guarantees by the Company or any Restricted Subsidiary of, Indebtedness permitted under clauses (b), (c) , (d) (to the extent pursuant to a Rate Protection Agreement) and (i) of Section 7.2.2; and

              (r) the acquisition by the Company of 100% of the outstanding Capital Stock of Stel Industries, Inc, a Washington corporation ("Stel"), for a purchase price (including the refinancing of substantially all of Stel's outstanding indebtedness) of approximately $48,500,000, subject to certain adjustments, pursuant to the Stock Purchase Agreement among the Company and all of the stockholders of Stel substantially in the form of the draft thereof dated December 7, 1999;

provided, however, that

              (i) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent
     Investment" may continue to be held, notwithstanding that such Investment if made thereafter would not comply with such requirements; and

              (ii) no Investment otherwise permitted by clause (c) (except to the extent permitted under Section 7.2.2), (e), (f), (h), (j), (k) or (q) of this Section 7.2.5 shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

     SECTION VII.2.6. Restricted Payments, etc. On and at all times after the date hereof:

              (a) the Company will not, and will not permit any of its Restricted Subsidiaries to, declare, pay or make any payment, dividend, distribution or exchange (in cash, property or obligations) on or in respect of any shares of any class of Capital Stock of the Company (now or hereafter outstanding) or on any warrants, options or other rights with respect to any shares of any class of Capital Stock of the Company (now or hereafter outstanding) (other than (i) dividends or distributions payable in its common stock or warrants to purchase its common stock and (ii) splits or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Restricted Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Restricted Subsidiaries to purchase, redeem or exchange, any shares of any class of Capital Stock of the Company (now or hereafter outstanding), or any warrants, options or other rights with respect to any shares of any class of Capital Stock of the Company (now or hereafter outstanding);

              (b) the Company will not, and will not permit any of its Restricted Subsidiaries to, (i) directly or indirectly make any payment or prepayment of principal of, or make any payment of interest on, any Senior Subordinated Debt on any day other than the stated, scheduled date for such payment or prepayment set forth in the Senior Subordinated Debt Documents, or which would violate the subordination provisions of such Senior Subordinated Debt, or (ii) redeem, purchase or defease any Senior Subordinated Debt (the foregoing prohibited acts referred to in clauses (a) and (b) above are herein collectively referred to as "Restricted Payments");

provided, however, that

              (c) notwithstanding the provisions of clause (a) above, the Company shall be permitted to make Restricted Payments to FMH to the extent necessary to enable FMH and/or Holdings to:

                       (i) pay its overhead expenses in an amount not to
              exceed $2,000,000 in the aggregate in any Fiscal Year (exclusive of advisory fees in an amount not to exceed $250,000 in the aggregate in any Fiscal Year);

                       (iii) so long as (A) no Default shall have occurred
              and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment, the Company shall be in pro forma compliance with the covenant set forth in
              Section 7.2.4(b) for the most recent full Fiscal Quarter immediately preceding the date of the making of such Restricted Payment for which the relevant financial information has been delivered pursuant to clause (a) or clause (b) of Section 7.1.1, and (C) an Authorized Officer of the Company shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of the Company's pro forma compliance with the covenant set forth in
              Section 7.2.4(b) in reasonable detail) certifying as to the accuracy of clauses (c)(iii)(A) and (c)(iii)(B) above, repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings or FMH, or any warrant, option or other right to acquire Capital Stock of Holdings or FMH, held by any member of management of the Company or any of its Subsidiaries (including Management Investors) pursuant to any management equity subscription agreement or stock option agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock, warrants, options and other rights shall not exceed
              (I) $7,500,000 over the life of this Agreement plus (II) the aggregate cash proceeds received by the Company after the Original Closing Date (net of any such proceeds constituting Net Equity Proceeds required to be applied pursuant to
              Section 3.1.1) from any issuance of Capital Stock of Holdings or FMH, and warrants, options and other rights to acquire Capital Stock of Holdings or FMH, by Holdings or the Company to members of management of the Company and its Restricted Subsidiaries;

              (d) notwithstanding the provisions of clauses (a) and (b) above, the Company and its Subsidiaries shall be permitted to make the Restricted Payments included in the Transaction or the PSM
     Transaction; and

              (e) notwithstanding the provisions of clauses (a) and (b) above, the Company may pay a non-cash dividend to FMH consisting solely of a transfer of all or a portion of the Company Intercompany Loan.

     SECTION VII.2.7. Capital Expenditures, etc. With respect to Capital Expenditures, the parties covenant and agree as follows:

              (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make or commit to make Capital Expenditures in any Fiscal Year, except Capital Expenditures of the Company and its Restricted Subsidiaries which do not aggregate in excess of (x) the amount set forth below opposite such Fiscal Year:

                                                             Maximum Capital
                       Fiscal Year                           Expenditures
                       -----------                           ---------------
                   1998                                        $50,000,000
                   1999                                        $30,000,000
                   2000 and thereafter                         $35,000,000;

     plus (y) an additional aggregate amount equal to $25,000,000 over the term of this Agreement; provided, however, that, to the extent the amount of Capital Expenditures permitted to be made in any Fiscal Year pursuant to clause (x) of this Section exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, such excess amount (up to an aggregate of 50% of the amount of Capital Expenditures permitted for such Fiscal Year, without giving effect to this proviso) may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Company to the Agents in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year, and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used prior to the Company and its Restricted Subsidiaries using the amount of Capital Expenditures permitted by this Section in such succeeding Fiscal Year, without giving effect to such carry-forward).

              (b) The parties acknowledge and agree that the permitted Capital Expenditure level set forth in clause (a) above shall be exclusive of the amount of (i) Capital Expenditures made with respect to the Cost Savings Program which do not, together with all other amounts paid or to be paid by the Company and its Restricted Subsidiaries with respect to the Cost Savings Program, exceed in the aggregate, in the case of Phase I Cost Savings (as defined in the Information Memorandum), $19,800,000, and, in the case of Phase II Cost Savings (as defined in the Information Memorandum) $6,200,000,
     (ii) Capital Expenditures actually made with cash capital contributions (other than any portion of Net Equity Proceeds required to be applied as a mandatory prepayment pursuant to clause (d) of
     Section 3.1.1) made, directly or indirectly, to the Company or any of its Restricted Subsidiaries by FMH or Holdings, the proceeds of equity issuances made by the Company or any of its Restricted Subsidiaries, directly or indirectly, to FMH or Holdings, and repayments by FMH or Holdings of the Intercompany Loans, in each case after the Original Closing Date and specifically identified in a certificate delivered by an Authorized Officer of the Company to the Agents on or before the time such capital contribution or equity issuance is made; provided that, to the extent any such cash capital contributions constitute Net Equity Proceeds, only that portion of such Net Equity Proceeds which are not required to be applied as a prepayment pursuant to clause (d) of Section 3.1.1 may be used for Capital Expenditures pursuant to this clause (b) and (iii) any portion of any acquisition that is permitted under Section 7.2.5 (other than pursuant to clause (d) thereof) that is accounted for as a Capital Expenditure (provided that, for the avoidance of doubt, in the event the clause (or subclause) in Section
     7.2.5 utilized in permitting such acquisition contains a dollar limit for the aggregate amount of acquisitions permitted under such clause (or subclause), such limit shall be decreased dollar-for-dollar by the amount expended in respect of such acquisition that is so accounted as a Capital Expenditure).

     SECTION VII.2.8. Consolidation, Merger, etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) except:

              (a) any such Restricted Subsidiary may liquidate or dissolve voluntarily into, and may merge with and into, the Company (so long as the Company is the surviving corporation of such combination or merger) or any other Restricted Subsidiary, and the assets or stock of any Restricted Subsidiary may be purchased or otherwise acquired by the Company or any other Restricted Subsidiary; provided that, notwithstanding the above, a Restricted Subsidiary may only liquidate or dissolve into, or merge with and into, another Restricted Subsidiary of the Company if, after giving effect to such combination or merger, the Company continues to own (directly or indirectly), and the Administrative Agent continues to have pledged to it pursuant to a Pledge Agreement, a percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Restricted Subsidiary surviving such combination or merger that is equal to or in excess of the percentage of the issued and outstanding shares of Capital Stock (on a fully diluted basis) of the Restricted Subsidiary that does not survive such combination or merger that was (immediately prior to the combination or merger) owned by the Company or pledged to the Administrative Agent; and

              (b) so long as no Default has occurred and is continuing or would occur after giving effect thereto, the Company or any of its Restricted Subsidiaries (other than the Trademark Subsidiary) may purchase all or substantially all of the assets of any Person (or any division thereof) not then a Subsidiary, or acquire such Person by merger, if permitted (without duplication) pursuant to Section 7.2.7 or clauses (f), (j), (k), (l) or (o) of Section 7.2.5; and

              (c) the Borrower and its Restricted Subsidiaries may Consummate the contribution and the Mergers.

     SECTION VII.2.9. Asset Dispositions, etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any part of its assets, whether now owned or hereafter acquired (including accounts receivable and Capital Stock of Restricted Subsidiaries) to any Person, unless:

              (a) such sale, transfer, lease, contribution or conveyance of such assets is (i) in the ordinary course of its business (and does not constitute a sale, transfer, lease, contribution or other

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     conveyance of all or a substantial part of the Company's and its
     Restricted Subsidiaries' assets, taken as a whole) or is of obsolete or worn-out property, (ii) permitted by Section 7.2.8, or (iii) between the Company and one of its Restricted Subsidiaries or between Restricted Subsidiaries of the Company;

              (b) such sale, transfer, lease, contribution or conveyance constitutes (i) an Investment permitted under Section 7.2.5, (ii) a Lien permitted under Section 7.2.3 or (iii) a Restricted Payment permitted under Section 7.2.6;

              (c) (i) such sale, transfer, lease, contribution or conveyance of such assets is for fair market value and the consideration consists of no less than 75% in cash, (ii) the Net Disposition Proceeds received from such assets, together with the Net Disposition Proceeds of all other assets sold, transferred, leased, contributed or conveyed pursuant to this clause (c) since the Closing Date, does not exceed (individually or in the aggregate) $75,000,000 over the term of this Agreement and (iii) an amount equal to the Net Disposition Proceeds generated from such sale, transfer, lease, contribution or conveyance is reinvested in the business of the Company and its Restricted Subsidiaries, or, to the extent required thereunder, is applied to prepay the Loans pursuant to the terms of
     Section 3.1.1 and Section 3.1.2;

              (d) such sale, transfer or conveyance results from a casualty or condemnation in respect of such property or assets; or

              (e) such sale, transfer or conveyance consists of the sale or discount of overdue accounts receivable in the ordinary course of business, but only in connection with the compromise or collection thereof.

     SECTION VII.2.10. Modification of Certain Agreements. Without the prior written consent of the Required Lenders, the Company will not, and will not permit any of its Restricted Subsidiaries to, consent to any amendment, supplement, amendment and restatement, waiver or other modification of any of the terms or provisions contained in, or applicable to, any Senior Subordinated Debt Document, any Material Document or any schedules, exhibits or agreements related thereto (the "Restricted Agreements"), in each case which would (i) materially adversely affect the rights or remedies of the Lenders, or materially increase the obligations of the Company or any Restricted Subsidiary thereunder (other than adjustments to the cash consideration payable in respect of the PSM Acquisition made pursuant to the terms of the PSM Acquisition Agreement), or the Company's or any other Obligor's ability to perform hereunder or under any Loan Document, (ii) in the case of the Stock Purchase Agreement, which would increase Holdings', FMH's, the Company's or any of the Company's Restricted Subsidiaries' obligations or liabilities, contingent or otherwise, (iii) increase the principal amount of, or increase the interest rate on, or add or increase any fee with respect to such Senior Subordinated Debt or any such Restricted Agreement, advance any dates upon which payments of principal or interest are due thereon or change any of the covenants with respect thereto in a manner which is more restrictive to the Company or any of its Restricted Subsidiaries or (iv) change the subordination provisions thereof (including any default or conditions to an event of default relating thereto), or change any collateral therefor (other than to release such collateral), if (in the case of this clause (iv)), the effect of such amendment or change, individually or together with all other amendments or changes made, is to increase the obligations of the obligor thereunder or to confer any additional rights on the holders of such Senior Subordinated Debt, or any such Restricted Agreement (or a trustee or other representative on their behalf).


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         SECTION VII.2.11. Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into, or cause, suffer or permit to exist any arrangement or contract with any of its other Affiliates (other than any Obligor or any other Restricted Subsidiary of the Company) unless such arrangement or contract is fair and equitable to the Company or such Restricted Subsidiary and is an arrangement or contract of the kind which would be entered into by a prudent Person in the position of the Company or such Subsidiary with a Person which is not one of its Affiliates; provided, however, that the Company and its Restricted Subsidiaries shall be permitted to (i) perform any covenants or obligations (or receive any benefits), or take any other actions contemplated under the Transaction Documents, (ii) make any Restricted Payment permitted under Section 7.2.6,
(iii) enter into and perform their obligations under arrangements with the Institutional Investors and their Affiliates for underwriting, investment banking and advisory services on usual and customary terms and (iv) consummate the Contribution and the Mergers.

     SECTION VII.2.12. Negative Pledges, Restrictive Agreements, etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement prohibiting:

              (a) (i) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired securing any Obligation or any refinancing thereof that is not contractually subordinated to other Indebtedness (other than, in the case of any assets acquired with the proceeds of any Indebtedness permitted under clause (c) of Section 7.2.2, customary limitations and prohibitions contained in such Indebtedness and in the case of any Indebtedness permitted under clause (g), (h), (i) or (j) of Section 7.2.2, customary limitations in respect of the Non-U.S. Subsidiaries of the Company that shall have incurred such Indebtedness and their assets), or (ii) the ability of the Company or any other Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

              (b) any Restricted Subsidiary from making any payments, directly or indirectly, to the Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Restricted Subsidiary to make any payment, directly or indirectly, to the Company (other than (i) any limitations or prohibitions existing in any Indebtedness permitted under clauses
     (a) and (b) of Section 7.2.2 or any Lien permitted under clause (a) of
     Section 7.2.3 or (ii) customary limitations and prohibitions in any Indebtedness permitted under clause (h), (i) or (j) of Section 7.2.2 that are applicable to the Non-U.S. Subsidiaries of the Company that have incurred such Indebtedness and their assets).

     SECTION VII.2.13. Stock of Subsidiaries. The Company will not permit any Restricted Subsidiary to issue any Capital Stock (whether for value or otherwise) to any Person other than the Company or another wholly-owned Subsidiary of the Company. Notwithstanding any provision to the contrary hereunder, the Company will not issue any class of Capital Stock (whether for value or otherwise) which, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed on or prior to the first anniversary of the Stated Maturity Date for the U.S. Term B Loans, (ii) is redeemable at the option of the holder thereof at any time prior to such anniversary or (iii) is convertible into or exchangeable for debt securities of the Company or any of its Restricted Subsidiaries at any time prior to such anniversary.

     SECTION VII.2.14. Sale and Leaseback. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any agreement or arrangement with any other Person providing for the leasing by the Company or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by the Company or any of its Restricted Subsidiaries to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or any of its Restricted Subsidiaries; provided that the Company and its Restricted Subsidiaries may enter into operating leases of equipment in the ordinary course of business notwithstanding that (i) the Company and its Restricted Subsidiaries may have made progress or installment payments, deposits or other similar payments to or for the benefit of the vendor or installer with respect to such equipment and
(ii) the Company or any such Restricted Subsidiary may receive from the lessor, in connection with entering into such lease, payments on account of the Company's or such Restricted Subsidiary's interests in such equipment arising from such progress or installment payments, deposits or similar payments, so long as such lease is entered into prior to or within 30 days after the making of the final payment or deposit (which payment or deposit may be made by the Company or any of its Restricted Subsidiaries or by the applicable lessor).

     SECTION VII.2.15. Designation of Senior Indebtedness. The Company will not designate any Indebtedness as "Designated Senior Indebtedness" pursuant to clause (b) of the definition of such term in the Senior Subordinated Note Indenture without the consent of the Required Lenders.

                                  ARTICLE VIII

                               EVENTS OF DEFAULT

     SECTION VIII.1. Listing of Events of Default. Each of the following events or occurrences described in this Section 8.1 shall constitute an "Event of Default".

     SECTION VIII.1.1. Non-Payment of Obligations. (a) Any Borrower shall default in the payment or prepayment of any principal of any Loan when due or any Reimbursement Obligations or any deposit of cash for collateral purposes pursuant to Section 2.8.4, as the case may be, or (b) any Obligor (including any Borrower) shall default (and such default shall continue unremedied for a period of three Business Days) in the payment when due of any interest or commitment fee with respect to the Loans or Commitments or of any other monetary Obligation.

     SECTION VIII.1.2. Breach of Warranty. Any representation or warranty of the Company or any other Obligor made or deemed to be made hereunder or in any other Loan Document executed by it or any other writing or certificate (including the Closing Date Certificate and Amendment Effective Date Certificate) furnished by or on behalf of the Company or any other Obligor to the Agents, any Issuer, the Arranger or any Lender for the purposes of or in connection with this Agreement or any such other Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made in any material respect.

     SECTION VIII.1.3. Non-Performance of Certain Covenants and Obligations. The Company shall default in the due performance and observance of any of its obligations under Sections 7.1.2(d), 7.1.9, 7.1.10, 7.1.11, 7.1.12 or 7.2
(other than Section 7.2.1).

     SECTION VIII.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other agreement contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Company by the Administrative Agent at the direction of the Required Lenders.

     SECTION VIII.1.5. Default on Other Indebtedness. A default shall occur (i) in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness, other than Indebtedness described in Section 8.1.1, of the Company, any of its Restricted Subsidiaries, FMH or Holdings having a principal amount, individually or in the aggregate, in excess of $5,000,000, or (ii) a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness having a principal amount, individually or in the aggregate, in excess of $5,000,000 if the effect of such default is to accelerate the maturity of any such Indebtedness or such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to cause such Indebtedness to become due and payable prior to its expressed maturity.

     SECTION VIII.1.6. Judgments. Any judgment or order for the payment of money in excess of $5,000,000 (not covered by insurance from a responsible insurance company that is not denying its liability with respect thereto) shall be rendered against the Company, any of its Restricted Subsidiaries, FMH or Holdings and remain unvacated, unpaid and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect.

     SECTION VIII.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan: (i) the termination of any Pension Plan if, as a result of such termination, the Company would be required to make a contribution to such Pension Plan, or would reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $5,000,000, or (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA in an amount in excess of $5,000,000.

     SECTION VIII.1.8. Change in Control. Any Change in Control shall occur.

     SECTION VIII.1.9. Bankruptcy, Insolvency, etc. The Company or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries) or any other Obligor shall:

              (a) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due;

              (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of such Restricted Subsidiaries (other than Immaterial Subsidiaries) or any other Obligor or any property of any thereof, or make a general assignment for the benefit of creditors;

              (c) in the absence of such application, consent, acquiescence or assignment, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries) or any other Obligor or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days, provided that the Company, each such Restricted Subsidiary and each other Obligor hereby expressly authorizes the Agents, each Issuer and each Lender to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

              (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company or any of its Restricted Subsidiaries (other than Immaterial Subsidiaries) or any other Obligor, and, if any such case or proceeding is not commenced by the Company or such Restricted Subsidiary or such other Obligor, such case or proceeding shall be consented to or acquiesced in by the Company or such Restricted Subsidiary or such other Obligor or shall result in the entry of an order for relief or shall remain for 60 days undismissed, provided that the Company, each such Restricted Subsidiary and each other Obligor hereby expressly authorizes the Agents, each Issuer and each Lender to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

          (e) take any action (corporate or otherwise) authorizing, or in furtherance of, any of the foregoing.

     SECTION VIII.1.10. Impairment of Security, etc. Any Loan Document, or any Lien granted thereunder, shall (except in accordance with its terms or pursuant to an agreement of the parties thereto), in whole or in part, terminate, cease to be in full force and effect or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; the Company or any other Obligor shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability thereof; or any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien, subject only to those exceptions expressly permitted by the Loan Documents, except to the extent any event referred to above (a) relates to assets of the Company or any of its Subsidiaries which are immaterial, (b) results from the failure of the Administrative Agent to maintain possession of certificates representing securities pledged under any Pledge Agreement or to file continuation statements under the Uniform Commercial Code of any applicable jurisdiction or (c) is covered by a lender's title insurance policy and the relevant insurer promptly after the occurrence thereof shall have acknowledged in writing that the same is covered by such title insurance policy.

     SECTION VIII.1.11. Senior Subordinated Debt. The subordination provisions relating to the Senior Subordinated Debt (the "Subordination Provisions") shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof, or the principal or interest on any Loan, Reimbursement Obligation or other Obligations shall fail to constitute "Senior Debt" (as defined in any Senior Subordinated Debt) or "senior indebtedness" (or any other similar term)), or the Company or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the Subordination Provisions or (ii) that any of such Subordination Provisions exist for the benefit of the Agents and the Lenders.

     SECTION VIII.2. Action if Bankruptcy, etc. If any Event of Default described in clauses (b), (c) and (d) of Section 8.1.9 shall occur with respect to any Obligor, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand and the Company shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

     SECTION VIII.3. Action if Other Event of Default. If any Event of Default (other than an Event of Default described in clauses (b), (c) and (d) of Section 8.1.9 with respect to any Obligor) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Company declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable, require applicable Borrowers to provide cash collateral (in the relevant Currency) to be deposited with the Administrative Agent in an amount equal to the undrawn amount of all Letters of Credit outstanding and/or declare the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and the applicable Borrowers shall deposit with the Administrative Agent cash collateral (in the relevant Currency) in an amount equal to all Letter of Credit Outstandings.


                                   ARTICLE IX

                                   THE AGENTS

     SECTION IX.1. Actions. Each Lender hereby appoints DLJ as its Syndication Agent, BTCo as its Administrative Agent and CSFB as its Documentation Agent under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Agents (with respect to which each of the Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agents by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) the Agents, ratably in accordance with their respective Term Loans outstanding and Commitments (or, if no Term Loans or Commitments are at the time outstanding and in effect, then ratably in accordance with the principal amount of Term Loans held by such Lender, and their respective Commitments as in effect in each case on the date of the termination of this Agreement), from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against, any of the Agents in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which any Agent is not reimbursed by the Company or any other Obligor (and without limiting the obligation of the Company or any other Obligor to do so); provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted solely from such Agent's gross negligence or willful misconduct. The Agents shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any of the Agents shall be or become, in such Agent's determination, inadequate, the Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

     SECTION IX.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 5:00 p.m., New York time (5:00 p.m., London time, in the case of Foreign Currency Loans other than Canadian Loans), on the day prior to a Borrowing or Disbursement with respect to a Letter of Credit pursuant to Section 2.8.2 that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender severally agrees and the applicable Borrower agrees to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to such Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing.

     SECTION IX.3. Exculpation. None of the Agents or the Arranger nor any of their respective directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own willful misconduct or gross negligence (determined by a court of competent jurisdiction in a final proceeding), nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Borrower of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Agent or any Issuer shall not obligate it to make any further inquiry or to take any action. The Agents and the Issuers shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which the Agents or the Issuers, as applicable, believe to be genuine and to have been presented by a proper Person.

     SECTION IX.4. Successor. The Syndication Agent or the Documentation Agent may resign as such upon one Business Day's notice to the Company and the Administrative Agent. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Company and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may, with the prior consent of the Company (which consent shall not be unreasonably withheld), appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the United States or a United States branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of (i) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement, and (ii) Section 11.3 and Section 11.4 shall continue to inure to its benefit.

     SECTION IX.5. Credit Extensions by Each Agent and Issuer. Each Agent and each Issuer shall have the same rights and powers with respect to (x) (i) in the case of an Agent, the Credit Extensions made by it or any of its Affiliates and (ii) in the case of an Issuer, the Loans made by it or any of its Affiliates, and (y) the Notes, if any, held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Agent or an Issuer. Each Agent, each Issuer and each of their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or Affiliate of any Borrower as if such Agent or Issuer were not an Agent or Issuer hereunder.

     SECTION IX.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Agent, the Arranger, each Issuer and each other Lender, and based on such Lender's review of the financial information of the Borrowers, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Agent, the Arranger, each Issuer and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     SECTION IX.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by any Borrower pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by such Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for such Lender's account and copies of all other communications received by the Administrative Agent from any Borrower for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement.

     SECTION IX.8. The Syndication Agent, the Administrative Agent and the Documentation Agent. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, the Agents, in their respective capacities as such, shall have no duties or responsibilities under this Agreement or any other Loan Document nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against any Agent, in such capacity, except as are explicitly set forth herein or in the other Loan Documents.


                                   ARTICLE X

                                COMPANY GUARANTY

     SECTION X.1. Guaranty. The Company hereby absolutely, unconditionally and irrevocably

              (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of each Foreign Borrower and each other Obligor now or hereafter existing under this Agreement and each other Loan Document to which such Foreign Borrower and each other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. ss.502(b) and ss.506(b)), and

              (b) indemnifies and holds harmless each Lender for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Article X;

This Article X constitutes a guaranty of payment when due and not of collection, and the Company specifically agrees that it shall not be necessary or required that any Lender exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Foreign Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Company hereunder.

     SECTION X.2. Acceleration of Obligations Hereunder. The Company agrees that, in the event of the dissolution or insolvency of any Foreign Borrower or any other Obligor, or the inability or failure of any Foreign Borrower or any other Obligor to pay its debts as they become due, or an assignment by any Foreign Borrower or any other Obligor for the benefit of creditors, or the commencement of any case or proceeding in respect of any Foreign Borrower or any other Obligor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations of any Foreign Borrower or any other Obligor may not then be due and payable, the Company agrees that it will pay to the Lenders forthwith the full amount which would be payable hereunder by such Foreign Borrower if all such Obligations were then due and payable. The foregoing provisions of this Section 10.2 shall not be applicable if the dissolution, insolvency or other events described above relate to an Immaterial Subsidiary.

     SECTION X.3. Obligations Hereunder Absolute, etc. The obligations of the Company under this Article X shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of all Foreign Borrowers and each other Obligor have been paid in full and all Commitments shall have terminated. The Company guarantees that the Obligations of the Foreign Borrowers and each other Obligor will be paid strictly in accordance with the terms of this Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of the Company under this Article X shall be absolute, unconditional and irrevocable irrespective of:

              (a) any lack of validity, legality or enforceability of other provisions of this Agreement or any other Loan Document;

              (b)  the failure of any Lender

                       (i) to assert any claim or demand or to enforce any
              right or remedy against any Foreign Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of this Agreement, any other Loan Document or otherwise, or

                       (ii) to exercise any right or remedy against any
              other guarantor of, or collateral securing, any Obligations of any Foreign Borrower or any other Obligor;

              (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of any Foreign Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of any Foreign Borrower or any other Obligor;

              (d) any reduction, limitation, impairment or termination of any Obligation of any Foreign Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Company hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligation of any Foreign Borrower, any other Obligor or otherwise;

              (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the other terms of this Agreement or any other Loan Document;

              (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender securing any of the Obligations of any Foreign Borrower or any other Obligor; or

              (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Foreign Borrower, any other Obligor, any surety or any guarantor.

     SECTION X.4. Reinstatement, etc. The Company agrees that this Article X shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations of any Foreign Borrower is rescinded or must otherwise be restored by any Lender upon the insolvency, bankruptcy or reorganization of any Foreign Borrower or any other Obligor or otherwise, all as though such payment had not been made.

     SECTION X.5. Waiver, etc. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Foreign Borrowers or any other Obligor and this Article X and any requirement that the Administrative Agent and any other Lender protect, secure or perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against any Foreign Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Foreign Borrowers or any other Obligor, as the case may be.

     SECTION X.6. Postponement of Subrogation. The Company agrees that it will not exercise any rights which it may acquire by way of subrogation under this
Article X, by any payment made hereunder or otherwise, until the prior payment, in full and in cash, of all Obligations of the Foreign Borrowers and each other Obligor. Any amount paid to the Company on account of any such subrogation rights prior to the payment in full of all Obligations of the Foreign Borrowers and each other Obligor shall be held in trust for the benefit of the Lenders and shall immediately be paid to the Lenders and credited and applied against the Obligations of the Foreign Borrowers and each other Obligor whether matured or unmatured, in accordance with the terms of this Agreement; provided, however, that if all Obligations of the Foreign Borrowers and each other Obligor have been paid in full and all Commitments have been permanently terminated, each Lender agrees that, at the Company's request, the Lenders will execute and deliver to the Company appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to the Company of an interest in the Obligations of the Foreign

Borrowers and each other Obligor resulting from such payment by the Company. In furtherance of the foregoing, for so long as any Obligations of any Foreign Borrowers or any Commitments remain outstanding, the Company shall refrain from taking any action or commencing any proceeding against any Foreign Borrower or any other Obligor (or its successors or assigns), whether in connection with a bankruptcy proceeding or otherwise to recover any amounts in respect of payments made under this Article X to any Lender.

     SECTION X.7. Successors, Transferees and Assigns; Transfers of Notes, etc. Without limiting the generality of Section 11.11, any Lender may assign or otherwise transfer (in whole or in part) any Obligation of any Borrower held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to such Lender under any Loan Document (including this Article X) or otherwise, subject, however, to any contrary provisions in such assignment or transfer, and to the provisions of Section 11.11 and Article IX of this Agreement.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION XI.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and each Obligor party thereto and by the Required Lenders; provided, however, that no such amendment, modification or waiver which would:

              (a) modify any requirement hereunder that any particular action be taken by all the Lenders or by the Required Lenders shall be effective unless consented to by each Lender;

              (b) modify this Section 11.1, or clause (i) of Section 11.10, change the definitions of "Required Lenders" or "Total Exposure Amount", increase any Commitment Amount or the Percentage of any Lender (other than pursuant to Section 2.5 or clause (h) of Section 2.1.2), reduce any fees described in Section 3.3 (other than the administration fee referred to in Section 3.3.2), release any material Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, if any, release all or substantially all of the collateral security (except in each case as otherwise specifically provided in this Agreement, the Subsidiary Guaranty, a Security Agreement or a Pledge Agreement) or extend any Commitment Termination Date, shall be made without the consent of each Lender adversely affected thereby;

              (c) extend the due date for, or reduce the amount of, any scheduled repayment of principal of or interest on or fees payable in respect of any Loan or reduce the principal amount of or rate of interest on or fees payable in respect of any Loan or any Reimbursement Obligations (which shall in each case include the conversion of all or any part of the Obligations into equity of any Obligor), shall be made without the consent of the Lender which has made such Loan or, in the case of a Reimbursement Obligation, the Issuer owed, and those Lenders participating in, such Reimbursement Obligation;

              (d) affect adversely the interests, rights or obligations of any Agent, Issuer or Arranger (in its capacity as Agent, Issuer or Arranger), shall be made unless consented to by such Agent, Issuer or Arranger, as the case may be;

              (e) have the effect (either immediately or at some later time) of enabling any Borrower to satisfy a condition precedent to the making of a Revolving Loan or the issuance of a Letter of Credit, shall be made without the consent of Lenders holding at least 51% of the Revolving Loan Commitments; or

              (f) amend, modify or waive the provisions of clause (a)(i) of
     Section 3.1.1 or clause (b) of Section 3.1.2 or effect any amendment, modification or waiver that by its terms adversely affects the rights of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, shall be made without the consent of the holders of at least 51% of the aggregate amount of Loans outstanding under the Tranche or Tranches affected by such amendment, modification or waiver, or, in the case of an amendment, modification or waiver affecting any Tranche or Tranches of Revolving Credit Commitments, the Lenders holding at least 51% of the Revolving Loan Commitments in respect of such Tranche or Tranches.

No failure or delay on the part of any Agent, any Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any Agent, any Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     SECTION XI.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule II hereto or, in the case of a Lender that becomes a party hereto after the date hereof, as set forth in the Lender Assignment Agreement pursuant to which such Lender becomes a Lender hereunder or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted (and telephonic confirmation of receipt thereof has been received).

     SECTION XI.3. Payment of Costs and Expenses. The Company agrees to pay on demand all reasonable expenses of each of the Agents (including the reasonable fees and out-of-pocket expenses of a single counsel to the Agents and of local or foreign counsel, if any, who may be retained by counsel to the Agents) in connection with

              (a) the syndication by the Syndication Agent and the Arranger of the Loans, the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated;

              (b) the filing, recording, refiling or rerecording of each Mortgage, each Pledge Agreement and each Security Agreement and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of such Mortgage, Pledge Agreement or Security Agreement; and

              (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

The Company further agrees to pay, and to save the Agents, the Issuers and the Lenders harmless from all liability for, any stamp or other similar taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions made hereunder or the issuance of any Notes or Letters of Credit or any other Loan Documents. The Company also agrees to reimburse each Agent, each Issuer and each Lender upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses) incurred by such Agent, such Issuer or such Lender in connection with (x) the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

     SECTION XI.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Commitments, the Company hereby, to the fullest extent permitted under applicable law, indemnifies, exonerates and holds each Agent, each Issuer, the Arranger and each Lender and each of their respective Affiliates, and each of their respective partners, officers, directors, employees and agents, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (collectively, the "Indemnified Parties"), free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

              (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension;

              (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (excluding any successful action brought by or on behalf of any Borrower as the result of any failure by any Lender to make any Credit Extension hereunder);

              (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by the Company or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not such Agent, such Issuer, such Arranger or such Lender is party thereto;

              (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the Company's or any of its Subsidiaries' compliance with or liability under Environmental Law or the Release by the Company or any of its Subsidiaries of any Hazardous Material; or

              (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, any real property owned or operated by the Company or any Subsidiary thereof of any Hazardous Material present on or under such property in a manner giving rise to liability under any Environmental Law at or prior to the time the Company or such Subsidiary owned or operated such property (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the Company or such Subsidiary, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or willful misconduct (determined by a court of competent jurisdiction in a final proceeding) or any Hazardous Materials that are first manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Company or any of its Subsidiaries or any violation of Environmental Law or any other condition that gives rise to liability under any Environmental Law, to the extent that the Company can demonstrate, to the reasonable satisfaction of the Agents, and that such event first occurred on or with respect to any real property of the Company or any of its Subsidiaries after such real property was transferred to any Indemnified Person or its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer and such manufacture, emission, release, generation, treatment, storage, disposal, violation or condition was not actually caused by Holdings, FMH, the Company or any of the Company's Subsidiaries. The Company and its permitted successors and assigns hereby waive, release and agree not to make any claim, or bring any cost recovery action against, any Agent, any Issuer, the Arranger or any Lender under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted, except to the extent arising out of the gross negligence or willful misconduct of any Indemnified Party determined by a court of competent jurisdiction in a final proceeding. It is expressly understood and agreed that to the extent that any of such Persons is strictly liable under any Environmental Laws, the Company's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of the Company, to the extent permitted under applicable law, with respect to the violation or condition which results in liability of such Person. Notwithstanding anything to the contrary herein, each Agent, each Issuer, the Arranger and each Lender shall be responsible with respect to any Hazardous Materials that are first manufactured, emitted, generated, treated, released, stored or disposed of on any real property of the Company or any of its Subsidiaries or any violation of Environmental Law or any other condition that gives rise to liability under any Environmental Law that first occurs on or with respect to any such real property after such real property is transferred to any Agent, Issuer, Arranger or Lender or to its successor by foreclosure sale, deed in lieu of foreclosure, or similar transfer, except to the extent such manufacture, emission, release, generation, treatment, storage, disposal, violation or condition is actually caused by Holdings, FMH, the Company or any of the Company's Subsidiaries. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

     SECTION XI.5. Survival. The obligations of the Company under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4, and the obligations of the Lenders under Sections
4.8 and 9.1, shall in each case survive any termination of this Agreement, the payment in full of all Obligations and the termination of all Commitments. The representations and warranties made by the Company and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     SECTION XI.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION XI.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     SECTION XI.8. Execution in Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION XI.9. Governing Law; Entire Agreement. THIS AGREEMENT AND, EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY PROVIDED THEREIN, EACH OTHER LOAN DOCUMENT SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto. Upon the execution and delivery of this Agreement by the parties hereto, all obligations and liabilities of the Institutional Investors and any of their Affiliates under or relating or with respect to the Commitment Letter shall be terminated and of no further force or effect.

     SECTION XI.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that (i) no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of each of the Agents and all Lenders, and (ii) the rights of sale, assignment and transfer of the Lenders are subject to Section 11.11.

     SECTION XI.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans and Commitments to one or more other Persons, on a non pro rata basis (except as provided below), in accordance with this Section 11.11.

     SECTION XI.11.1. Assignments. Any Lender (the "Assignor Lender"),

              (a) with the written consents of the Company, the Administrative Agent, the Syndication Agent and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the applicable Issuer (which consents shall not be unreasonably delayed or withheld and which consents of the Agents and the Issuers shall not be required in the case of assignments made by the Agents or any of their Affiliates), may at any time assign and delegate to one or more commercial banks or other financial institutions or funds which are regularly engaged in making, purchasing or investing in loans or securities, and

              (b) with notice to the Company, the Administrative Agent, the Syndication Agent and (in the case of any assignment of participations in Letters of Credit or Revolving Loan Commitments) the applicable Issuer, but without the consent of the Company, the Agents or any Issuer, may assign and delegate to any of its Affiliates or Related Funds or to any other Lender or any Affiliate or Related Fund of any other Lender

(each Person described in either of the foregoing clauses as being the Person to whom such assignment and delegation is to be made, being hereinafter referred to as an "Assignee Lender"), all or any fraction of such Lender's Term Loans of any Tranche, Uncommitted Revolving Loans of any Tranche or Committed Revolving Loans, participations in Letters of Credit, Letter of Credit Outstandings with respect thereto and related Commitment of any Tranche (which assignment and delegation shall be, as among Revolving Loan Commitments, Committed Revolving Loans and participations in Letters of Credit in any Currency, of a constant, and not a varying, percentage) in, unless the Company, the Administrative Agent and the Syndication Agent otherwise agree, a minimum aggregate amount of (i) $5,000,000 (or, in the case of U.S. Term B Loans and Additional U.S. Term Loans, $2,500,000) or, so long as after giving effect to such assignment and delegation the aggregate amount of the Assignor Lender's outstanding Term Loans and Commitments and the Assignee Lender's outstanding Term Loans and Commitments are each greater than $5,000,000, $1,000,000 (or, in the case of Foreign Currency Loans, the multiple of 100,000 units of the Currency of such Loans the U.S. Dollar Equivalent of which is nearest to $5,000,000 or $1,000,000, as the case may be) (provided that (A) assignments that are made on the same day to funds that (1) invest in commercial loans and
(2) are managed or advised by the same investment advisor or any Affiliate of such investment advisor may be treated as a single assignment for purposes of such minimum amount and (B) no such minimum amount shall be required in the case of any assignment of U.S. Term B Loans or Additional U.S. Term Loans between two Lenders so long as after giving effect to such assignment the aggregate amount of the Assignor Lender's outstanding U.S. Term B Loans or Additional U.S. Term Loans, as the case may be, equals or exceeds $2,500,000) or (ii) with respect to the Tranche in which such assignment is to occur, the then remaining amount of such Lender's Term Loans, Uncommitted Revolving Loans or Committed Revolving Loans, participations in Letters of Credit and related Commitment in any Currency, as the case may be; provided, however, that any such Assignee Lender will comply, if applicable, with the provisions contained in Section 4.6 and the Borrowers, each other Obligor and the Agents shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned and delegated to an Assignee Lender until

              (i) written notice of such assignment and delegation, together with payment instructions, addresses and related information with respect to such Assignee Lender, shall have been given to the Company, the applicable Borrower (if other than the Company) and the Agents by such Lender and such Assignee Lender;

             (ii) such Assignee Lender shall have executed and delivered to the applicable Borrower and the Agents a Lender Assignment Agreement, accepted by the Agents;

            (iii) the processing fees described below shall have been paid; and

             (iv) the Administrative Agent shall have registered such assignment and delegation in the Register pursuant to clause (b) of
     Section 2.9.

From and after the date that the Agents accept such Lender Assignment Agreement and such assignment and delegation is registered in the Register pursuant to clause (b) of Section 2.9, (x) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (y) the Assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Any Assignor Lender that shall have previously requested and received any Note or Notes in respect of any Tranche to which any such assignment applies shall, upon the acceptance by the Administrative Agent of the applicable Lender Assignment Agreement, mark such Note or Notes "exchanged" and deliver them to the applicable Borrower (against, if the Assignor Lender has retained Loans or Commitments with respect to the applicable Tranche and has requested replacement Notes pursuant to clause (b)(ii) of Section 2.9, its receipt from the applicable Borrower of replacement Notes in the principal amount of the Loans and Commitments of the applicable Tranche retained by it). Such Assignor Lender or such Assignee Lender (unless the Assignor Lender or the Assignee Lender is an Agent or one of its Affiliates) must also pay a processing fee to the Administrative Agent upon delivery of any Lender Assignment Agreement in the amount of $1,500, unless such assignment and delegation is by a Lender to its Affiliate or Related Fund or if such assignment and delegation is by a Lender to a Federal Reserve Bank, as provided below or is otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section 11.11.1 shall be, unless otherwise consented to by the Administrative Agent and the Company, null and void. Nothing contained in this Section 11.11.1 shall prevent or prohibit any Lender from pledging its rights (but not its obligations to make Loans or participate in Letters of Credit or Letter of Credit Outstandings) under this Agreement and/or its Loans and/or its Notes hereunder
(i) to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, (ii) in the case of a Lender that is an investment fund, to its trustee in support of its obligations to its trustee, in either case without notice to or consent of the Company or the Agents or (iii) in connection with the securitization of all or any portion of its assets; provided, however, that (A) such Lender shall remain a "Lender" under this Agreement and shall continue to be bound by the terms and conditions set forth in, and shall continue to exercise all of its voting rights under, this Agreement and the other Loan Documents, and (B) any assignment by such trustee of its rights under this Agreement shall be subject to the provisions of clause
(a) of this Section 11.11.1. In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)) respectively, then the Issuers or the Company (with the consent of the Agents and the Issuers) shall have the right, but not the obligation, upon notice to such Lender and the Agents, to replace such Lender with an Assignee Lender in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitments under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule, regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

     SECTION XI.11.2. Participations. Any Lender may at any time sell to one or more commercial banks or other Persons (each such commercial bank and other Person being herein called a "Participant") participating interests in any of the Loans, Commitments, participations in Letters of Credit and Letter of Credit Outstandings or other interests of such Lender hereunder; provided, however, that

              (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

              (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

              (c) the Company and each other Obligor and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

              (d) no Participant, unless such Participant is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, agree to (i) any reduction in the interest rate or amount of fees that such Participant is otherwise entitled to, (ii) a decrease in the principal amount, or an extension of the final Stated Maturity Date, of any Loan in which such Participant has purchased a participating interest or (iii) a release of all or substantially all of the collateral security under the Loan Documents or Holdings, FMH or any material Subsidiary Guarantor under its guaranty hereunder, if any, in each case except as otherwise specifically provided in a Loan Document; and

              (e) no Borrower shall be required to pay any amount under Sections 4.3, 4.4, 4.5, 4.6, 11.3 and 11.4 that is greater than the amount which it would have been required to pay had no participating interest been sold.

The Borrowers acknowledge and agree, subject to clause (e) above, that, to the fullest extent permitted under applicable law, each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 11.3 and 11.4, shall be considered a
Lender.

     SECTION XI.12. Other Transactions. Nothing contained herein shall preclude any Agent or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     SECTION XI.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS, THE ISSUERS OR THE BORROWERS RELATING THERETO SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWERS HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO THEMSELVES OR THEIR PROPERTY, THE BORROWERS HEREBY IRREVOCABLY WAIVE (TO THE EXTENT PERMITTED UNDER APPLICABLE LAW) SUCH IMMUNITY IN RESPECT OF THEIR OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     SECTION XI.14. Waiver of Jury Trial. THE AGENTS, THE ISSUERS, THE
LENDERS AND THE BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENTS, THE LENDERS OR THE BORROWERS RELATING THERETO. THE BORROWERS ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH THEY ARE A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENTS, THE ISSUERS AND THE LENDERS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

     SECTION XI.15. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder, under any Note or under any other Loan Document in another currency into U.S. Dollars or into a Foreign Currency, as the case may be, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the applicable Secured Party could purchase such other currency with U.S. Dollars or with such Foreign Currency, as the case may be, in New York City, at the close of business on the Business Day immediately preceding the day on which final judgment is given, together with any premiums and costs of exchange payable in connection with such purchase.

     (b) The obligation of each of the Borrowers in respect of any sum due from it to any Agent, any Lender or any other Secured Party hereunder, under any Note or under any other Loan Document shall, notwithstanding any judgment in a currency other than U.S. Dollars or a Foreign Currency, as the case may be, be discharged only to the extent that on the Business Day next succeeding receipt by such Agent, such Lender or such other Secured Party of any sum adjudged to be so due in such other currency, such Agent, such Lender or such other Secured Party may, in accordance with normal banking procedures, purchase U.S. Dollars or such Foreign Currency, as the case may be, with such other currency. If the U.S. Dollars or such Foreign Currency so purchased are less than the sum originally due to such Agent, such Lender or such other Secured Party in U.S. Dollars or in such Foreign Currency, each of the Borrowers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Agent, such Lender or such other Secured Party against such loss.

     SECTION XI.16. Confidentiality. The Agents, the Issuers, the Arranger and the Lenders shall hold all non-public information obtained pursuant to or in connection with this Agreement or obtained by them based on a review of the books and records of the Company or any of its Subsidiaries in accordance with their customary procedures for handling confidential information of this nature, but may make disclosure to any of their examiners, regulators (including, without limitation, the National Association of Insurance Commissioners), Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement or as reasonably required by any potential bona fide transferee, participant or assignee, or in connection with the exercise of remedies under a Loan Document, or as requested by any governmental agency or representative thereof or pursuant to legal process; provided, however, that

              (a) unless specifically prohibited by applicable law or court order, each Agent, each Issuer, the Arranger and each Lender shall promptly notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Agent, Issuer, Arranger or Lender by such governmental agency) for disclosure of any such non-public information and, where practicable, prior to disclosure of such information;

              (b) prior to any such disclosure pursuant to this Section 11.16, each Agent, each Issuer, the Arranger and each Lender shall require any such bona fide transferee, participant and assignee receiving a disclosure of non-public information to agree in writing

                       (i)  to be bound by this Section 11.16; and

                       (ii) to require such Person to require any other
              Person to whom such Person discloses such non-public information to be similarly bound by this Section 11.16;

              (c) disclosure may, with the consent of the Agents and the Company, be made by any Lender to any direct or indirect contractual counterparties of such Lender in swap agreements or such contractual counterparties' professional advisors; provided that such contractual counterparty or professional advisor agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; and

              (d) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein, no Lender shall be obligated or required to return any materials furnished by the Company or any Subsidiary.


             [END OF TEXT OF AMENDED AND RESTATED CREDIT AGREEMENT]

                                                                      SCHEDULE I
                                                             to Credit Agreement



                              DISCLOSURE SCHEDULE

                                   [TO COME]

                                                                     SCHEDULE II
                                                             to Credit Agreement



                                  PERCENTAGES

                                   [TO COME]



                           ADMINISTRATIVE INFORMATION

                                   [TO COME]

                                                                    SCHEDULE III
                                                             to Credit Agreement



                  ILLUSTRATIONS WITH RESPECT TO SECTION 2.5(D)
                  --------------------------------------------


I. Addition of Foreign Currency Revolving Loan Commitment as a Result of Effectiveness of a Foreign Currency Revolving Loan Commitment Addendum

     A.  Assume:

          1. U.S. Revolving Loan Commitment Amount equals $100,000,000 with Lenders ("Lender A" and "Lender B") having Commitments thereunder with Percentages of 50% each

          2. Lender A agrees to a Foreign Currency Revolving Loan Commitment Addendum pursuant to which it commits to provide 100% of a Foreign Currency Revolving Loan
                Commitment in French Francs with a U.S.
                Dollar Equivalent of $10,000,000

     B.  Operation of Section 2.5(d)

          1. Lender A's Commitment with respect to U.S. Revolving Loans is decreased to equal:


(Prior U.S. Percentage x Prior Aggregate   minus     (New Percentage for New Foreign
U.S. Commitment)                                     Commitment x New Aggregate Foreign
                                                     Commitment)

=        (50% x $100,000,000)              minus     (100% x $10,000,000)

=        $50,000,000                       minus      $10,000,000

=        $40,000,000

          2. Lender B's Commitment with respect to U.S. Revolving Loans remains unchanged at $50,000,000

          3.    As a result of 1 and 2, the U.S. Revolving Loan Commitment Amount adjusts to $90,000,000 (Lender A's $40,000,000 plus Lender B's
                $50,000,000), and, consequently, Lender A's Percentage with respect to the U.S. Revolving Loan Commitment is adjusted to equal


                                     -151-

                44.444444444% (i.e., $40,000,000 / $90,000,000) and Lender B's
                Percentage with respect to the U.S. Revolving Loan Commitment is adjusted to equal 55.555555555% (i.e., $50,000,000 / $90,000,000).

II.  Optional Reduction of a Foreign Currency Revolving Loan Commitment

     A.   Assume:

          1.    U.S. Revolving Loan Commitment Amount equals $90,000,000 with Lenders
                ("Lender A" and "Lender B") having Commitments thereunder with
                Percentages of 44.444444444% and 55.555555555%, respectively

          2.    A French Franc Revolving Loan Commitment in an amount equal to the
                U.S. Dollar Equivalent of $10,000,000 is in effect with Lender A having a Commitment thereunder with a Percentage of 100%

          3.    The Company elects to reduce the French Franc Revolving Loan
                Commitment by an amount equal to the U.S. Dollar Equivalent of
                $6,000,000; accordingly, Lender A's Commitment with respect to French
                Franc Revolving Loans is decreased from a U.S. Dollar Equivalent of
                $10,000,000 to $4,000,000

     B.   Operation of Section 2.5(d)

          1. Lender A's Commitment with respect to U.S. Revolving Loans is increased to equal:

(Prior U.S. Percentage x Prior Aggregate     plus   (Percentage for Applicable Foreign
U.S. Commitment)                                     Commitment x Amount of Foreign
                                                     Commitment Reduction)

=        (44.444444444% x $90,000,000)        plus   (100% x $6,000,000)

=        $40,000,000                          plus   $6,000,000

=        $46,000,000


          2. Lender B's Commitment with respect to U.S. Revolving Loans remains unchanged at $50,000,000

          3.    As a result of 1 and 2, the U.S. Revolving Loan Commitment Amount adjusts to $96,000,000 (Lender A's $46,000,000 plus Lender B's
                $50,000,000), and, consequently, Lender A's Percentage with respect to the U.S. Revolving Loan Commitment is adjusted to equal


                                Schedule III 2


                47.916666666% (i.e., $46,000,000 / $96,000,000) and Lender B's
                Percentage with respect to the U.S. Revolving Loan Commitment is adjusted to equal 52.083333333% (i.e., $50,000,000 / $96,000,000).


                                Schedule III 3

                                                                     SCHEDULE IV
                                                             to Credit Agreement


                             ADDITIONAL COSTS RATE
                             ---------------------


1.              Additional     =      BD + C (D - E) + A x .01
                Cost                  ------------------------
                Rate                      100 - (B + C)

                Where on the day upon which the calculation fails to be made

         A is the rate payable by the Agent to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, the figure at paragraph [2.02b]/[2.03b] of the Fees Regulations shall be deemed to be zero) and expressed in pounds per (pound)1,000,000 of the Fee Base of the Agent;

         B is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Agent is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England, to comply with cash ratio requirements;

         C is the percentage of eligible liabilities which the Agent is required from time to time to maintain as interest-bearing special deposits with the Bank of England;

         D is the percentage rate per annum at which Sterling deposits are offered by the Agent in accordance with its normal practice, for a period equal to (a) the relevant Interest Period (or, as the case may be, remainder of such Interest Period) in respect of the relevant Credit Extension or (b) three months, whichever is the shorter, to a leading bank in the London Interbank Market at or about 11:00 a.m. in a sum approximately equal to the amount of such Credit Extension;

         E is the percentage rate per annum payable by the Bank of England to the Agent on interest-bearing special deposits.

2.   For the purposes of this Schedule:

                (a) "eligible liabilities" and "special deposits" shall
                    bear the meanings ascribed to them from time to time under or pursuant to the Bank of England Act 1988 or (as appropriate) by the Bank of England;

                (b) "Fee Regulations" means the Banking Supervision
                    (Fees) Regulations 1998 or such other regulations as may be in force from time to time in respect of the payment of fees for banking supervision; and

                (c) "Fee Base" shall bear the meaning ascribed to it, and
                    shall be calculated in accordance with, the Fees
                    Regulations.

3. The percentages used in B and C above shall be those required to be maintained on the first day of the relevant period as determined in accordance with D above.

4. In application of the above formula, B, C, D and E will be included in the formula as figures and not as percentages e.g. if B is 0.5 per cent. and D is 12 per cent., BD will be calculated as 0.5 x 12 and not as 0.5 per cent. x 12 per cent.

5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).

6.   A negative result obtained by subtracting E from D shall be taken as zero.

7. The resulting figures shall be rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty-second of one per cent. per annum.

8. Additional amounts calculated in accordance with this Schedule are payable on the last day of the Interest Period to which they relate.

9. The determination of the Additional Costs Rate by the Agent in relation to any period shall, in the absence of manifest error, be conclusive and binding on all of the parties hereto.

10. The Agent may from time to time, after consultation with the Lenders and the Borrowers, determine and notify to all the parties to this Agreement any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or any other authority which replaces all or any of their functions) in relation to any Credit Extension (including, without limitation, any requirements relating to Sterling primary liquidity) and any such determination shall, in the absence of manifest error, be conclusive and binding on all the parties to this Agreement.


                                 Schedule IV 2